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INDEX TO FINANCIAL STATEMENTS
TABLE OF CONTENTS 3

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

5.500% notes due 2027	U.S.$700,000,000	98.491%	U.S.$689,437,000	U.S.$79,905.75(1)

Guarantee	(2)	(2)	(2)	(2)

(1)
The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
Guarantee of Fibria Celulose S.A. of the 5.500% notes due 2027 of Fibria Overseas Finance Ltd. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-195610
333-195610-01

Prospectus Supplement
(To Prospectus dated May 1, 2014)

U.S.$700,000,000

Fibria Overseas Finance Ltd.
(incorporated with limited liability in the Cayman Islands)

5.500% Notes due 2027

fully, unconditionally and irrevocably guaranteed by

Fibria Celulose S.A.
(incorporated in the Federative Republic of Brazil)

         Fibria Overseas Finance Ltd., or the issuer, is offering U.S.$700,000,000 in aggregate principal amount of its notes due January 17, 2027, or the notes. The issuer is a Cayman Islands exempted company. The notes will be fully, unconditionally and irrevocably guaranteed by Fibria Celulose S.A., or Fibria Celulose, a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil.

         Interest on the notes will be payable semi-annually in arrears on January 17 and July 17 of each year, beginning on July 17, 2017.

         The issuer or Fibria Celulose may, at its option, redeem the notes, in whole or in part, at any time, by paying the greater of (i) 100% of the principal amount of the notes plus accrued interest to the date of redemption and (ii) the applicable "make-whole" amount. The notes may also be redeemed, in whole but not in part, at 100% of their principal amount plus accrued interest at any time upon the occurrence of specified events relating to the law of a relevant taxing jurisdiction, as set forth in this prospectus supplement. See "Description of the Notes—Redemption."

         If a specified Change of Control event as described herein occurs, unless the issuer or Fibria Celulose has exercised its option to redeem the notes, Fibria Celulose will be required to offer to purchase the notes at the price described in this prospectus supplement.

         The notes will be senior unsecured obligations of the issuer, ranking equal in right of payment with all of its other existing and future senior unsecured debt. The guarantee will be senior unsecured obligations of Fibria Celulose, ranking equal in right of payment with all of its other existing and future senior unsecured debt.

         Investing in the notes involves risks. See "Item 3. Key Information—D. Risk Factors" on page 7 of our annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement, and "Risk Factors" beginning on page S-24 of this prospectus supplement to read the discussion of material risks you should consider before investing in the notes.

	Per note	Total

Public offering price(1)	98.491%	U.S.$689,437,000

Underwriting discount	0.556%	U.S.$ 3,890,000

Proceeds to us before expenses	97.935%	U.S.$685,547,000

(1)
Plus accrued interest, if any, from January 17, 2017.

         Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We intend to apply to list the notes on the New York Stock Exchange, or the NYSE. The listing application will be subject to approval by the NYSE. Currently there is no public market for the notes and there can be no assurance that a public market for the notes will develop.

         The underwriters expect to deliver the notes to purchasers on or about January 17, 2017 in book-entry form only through the facilities of The Depository Trust Company, or DTC, for the accounts of its direct and indirect participants, including Euroclear Bank S.A./N.V., or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg.

         Any offer or sale of the notes in any member state of the European Economic Area which has implemented Directive 2003/71/EC (the "Prospectus Directive") must be addressed to qualified investors (as defined in the Prospectus Directive).

Joint Book-Running Managers
BNP PARIBAS	BofA Merrill Lynch	Citigroup	HSBC	J.P. Morgan

Co-Managers

Mizuho Securities	MUFG	Natixis	Scotiabank

The date of this prospectus supplement is January 11, 2017.

Prospectus Supplement

Prospectus

        You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from, or additional to, that

S-i

contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are an offer to sell or to buy only the securities referred to herein and may only be used under circumstances and in jurisdictions where it is lawful to offer and sell the notes. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes by the issuer. The second part, the accompanying prospectus, represents more general information about this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined and when we refer to the "accompanying prospectus," we are referring to the base prospectus. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free writing prospectus we prepare or authorize. The issuer and Fibria Celulose have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither the issuer nor Fibria Celulose is making an offer to sell the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document.

        The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement is accurate as of any other date.

        In this prospectus, unless otherwise indicated, references to:

  •
  "Fibria Finance" or the "issuer" means Fibria Overseas Finance Ltd.;

  •
  "Fibria Celulose" refers to Fibria Celulose S.A.; and

  •
  "Fibria," "our company," "we," "our," "ours," "us" or similar terms refer to Fibria Celulose together with its consolidated subsidiaries and jointly controlled companies.

S-iii

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The U.S. Securities and Exchange Commission, or the SEC, allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed by us separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement.

        We incorporate by reference into this prospectus supplement the following documents listed below, which we have already filed with or furnished to the SEC:

  •
  our annual report on Form 20-F for the year ended December 31, 2015, filed with the SEC on February 24, 2016 (File No. 1-15018), containing our audited consolidated financial statements as of December 31, 2015 and 2014 and for the three years ended December 31, 2015, 2014 and 2013, which we refer to herein as our 2015 Annual Report;

  •
  any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement;

  •
  our current report on Form 6-K furnished to the SEC on January 4, 2017 (File No. 001-15018), containing a statement regarding the computation of our ratio of earnings to fixed charges; and

  •
  any future reports on Form 6-K that we submit to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement or the accompanying prospectus.

        We will provide without charge to each person to whom this prospectus supplement has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

Fibria Celulose S.A.
Attn: Investor Relations Department
Rua Fidêncio Ramos, 302, Torre B, 3o andar, Vila Olímpia
04551-010, São Paulo, SP
Brazil
Telephone +55 11 2138-4565

        To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

S-iv

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

        All references herein to the "real," "reais" or "R$" are to the Brazilian real, the official currency of Brazil. All references to "U.S. dollars," "dollars" or "U.S.$" are to United States dollars.

        We maintain our books and records in reais. Our consolidated financial statements as of December 31, 2015 and December 31, 2014, and for the years ended December 31, 2015, 2014 and 2013, which are incorporated by reference in this prospectus supplement by reference to our 2015 Annual Report, have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB, and have been audited, as stated in the report appearing in our 2015 Annual Report. Our unaudited condensed consolidated interim financial information as of September 30, 2016 and for the three- and nine-month periods ended September 30, 2016 and 2015, which are included in this prospectus supplement have been prepared in accordance with IAS 34—"Interim Financial Reporting," as issued by IASB, or IAS 34. The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying our accounting policies. Those areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3 to our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement by reference to our 2015 Annual Report.

        The financial information of our company included in this prospectus supplement and the accompanying prospectus should be read in conjunction with, and is qualified in its entirety by, our (1) audited consolidated financial statements and "Item 5. Operating and Financial Review and Prospects" included in our 2015 Annual Report, (2) our unaudited condensed consolidated interim financial information included in this prospectus supplement and (3) the "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015" section in this prospectus supplement.

Special Note Regarding Non-GAAP Financial Measures

        The body of generally accepted accounting principles is commonly referred to as GAAP. For this purpose, a non-GAAP financial measure is generally defined by the U.S. Securities and Exchange Commission, or the SEC, as one that purports to measure historical or future financial performance, financial position or cash flows but excludes or includes amounts that would not be so adjusted in the most comparable U.S. GAAP measure. To be consistent with industry practice, we may disclose so-called non-GAAP financial measures which are not recognized under IFRS or U.S. GAAP, including "EBITDA," "adjusted EBITDA" or "net indebtedness." However, these non-GAAP items do not have standardized meanings and may not be directly comparable to similarly-titled items adopted by other companies. Potential investors should not rely on information not recognized under IFRS or U.S. GAAP as a substitute for the GAAP measures of earnings or liquidity in making an investment decision. We calculate EBITDA as net income (loss) plus/less financial (income) expenses, net, income taxes and depreciation, depletion and amortization. We calculate adjusted EBITDA as EBITDA plus/less equity, fair value of biological assets, loss (gain) on disposal of property, plant and equipment, accrual for losses on ICMS credits and tax credits/reversal of provision for contingencies. See "Summary Financial and Operating Data" for a reconciliation of our EBITDA and adjusted EBITDA to net income. We define net indebtedness as current and non-current loans less cash and cash equivalents, marketable securities and net derivatives (assets less liabilities). Our determination of EBITDA, adjusted EBITDA or net indebtedness does not purport to be compliant with SEC or CVM regulations.

        Our management believes that disclosure of EBITDA, adjusted EBITDA and net indebtedness provides useful information to investors, financial analysts and the public in their review of our

S-v

operating performance and their comparison of our operating performance to the operating performance of other companies in the same industry and other industries.

Exchange Rates

        Solely for your convenience, we have translated certain amounts included in this prospectus supplement from reais into U.S. dollars using the selling rate as reported by the Central Bank as of September 30, 2016 of R$3.2462 to U.S.$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate as of that or any other date.

        Furthermore, the documents that are incorporated by reference herein may have translated certain amounts from reais into U.S. dollars using different rates that may materially differ from the selling rate that was reported by the Central Bank as of September 30, 2016.

Market Information

        We make statements in this prospectus supplement and the accompanying prospectus about our competitive position and market share in, and the market size of, the pulp and paper industry. We have made these statements on the basis of statistics and other information from third-party sources that we believe are reliable. We derive this third-party information principally from reports published by Resource Information Systems Inc., or RISI, the Pulp and the Paper Product Council, or the PPPC, and Hawkins Wright, which are specialized consultants in the pulp market. Although we have no reason to believe that any of this information or these reports are inaccurate in any material respect, we have not independently verified the competitive position, market share, market size or market growth data provided by third parties or by industry or general publications.

Rounding and Other Information

        Some percentages and certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables in this prospectus supplement may not be an arithmetic aggregation of the figures that precede them.

        As used in this prospectus supplement:

  •
  "installed capacity" means the annual projected capacity for a particular facility (excluding the portion that is not attributable to our participation in a facility owned by a joint venture), calculated assuming operations for 24 hours each day of a year and deducting scheduled downtime for regular maintenance;

  •
  "ton" means a metric ton, which is equal to 1,000 kilograms or 2,204.62 pounds;

  •
  one "hectare" equals approximately 2.471 acres;

  •
  references to "Brazil" are to the Federative Republic of Brazil;

  •
  the term "Brazilian Corporations Law" refers to Law No. 6,404, of December 15, 1976, as amended; and

  •
  the phrase "Brazilian government" refers to the federal government of Brazil.

S-vi

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain forward-looking statements related to our plans, expectations regarding future events, business strategies and prospects that are subject to risks and uncertainties. These forward-looking statements are set forth under "Item 3. Key Information—D. Risk Factors," "Item 4. Information on Fibria" and "Item 5. Operating and Financial Review and Prospects" in our 2015 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Some of the matters discussed concerning our business operations and financial performance include forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, or the Securities Act, and the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.

        We have based these forward-looking statements largely on our current expectations and estimates about future events and financial trends, which affect or may affect our business and results of operations. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us. It is possible that our future performance may differ materially from our current assessments due to a number of factors, including the following:

  •
  our direction and future operation;

  •
  the implementation of our principal operating strategies, including our potential participation in acquisition or joint venture transactions or other investment opportunities;

  •
  general economic, political and business conditions, both in Brazil and in our principal export markets;

  •
  industry trends and the general level of demand for, and change in the market prices of, our products;

  •
  existing and future governmental regulation, including tax, labor, pension and environmental laws and regulations and import tariffs in Brazil and in other markets in which we operate or to which we export our products;

  •
  the competitive nature of the industry in which we operate;

  •
  our level of capitalization, including the levels of our indebtedness and overall leverage;

  •
  the cost and availability of financing;

  •
  our compliance with the covenants contained in the instruments governing our indebtedness;

  •
  the implementation of our financing strategy and capital expenditure plans;

  •
  interest rate fluctuations, inflation and fluctuations in currency exchange rates, including the real and the U.S. dollar;

  •
  legal and administrative proceedings to which we are or may become a party;

  •
  the volatility of the prices of the raw materials we sell or purchase to use in our business;

  •
  the receipt of governmental approvals and licenses;

  •
  the cost and availability of adequate insurance coverage;

  •
  other statements included or incorporated in this prospectus supplement and the accompanying prospectus that are not historical; and

  •
  risk factors discussed herein under "Risk Factors" and also under "Item 3. Key Information—D. Risk Factors" of our 2015 Annual Report, which is incorporated by reference herein.

S-vii

        The words "believe," "may," "could," "will," "should," "would," "estimate," "continue," "plan," "anticipate," "intend," "expect" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement and the accompanying prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. As a result of these risks and uncertainties, investors should not base their decisions to invest in this offering on these estimates or forward-looking statements.

S-viii

 SUMMARY

        This summary highlights selected information about us and the notes that we are offering. It may not contain all of the information that may be important to you. Before investing in the notes, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully for a more complete understanding of our business and this offering, including our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement, and the sections entitled "Risk Factors" included elsewhere or incorporated by reference in this prospectus supplement.

Overview

        We are the world's largest producer of market pulp, according to the independent consulting firm Hawkins Wright and the PPPC, with an annual aggregate pulp production capacity of 5.3 million tons. This represented 22% of the world demand for bleached eucalyptus kraft market pulp, or BEKP, in 2015, according to the PPPC.

        We believe that our BEKP production costs are among the lowest in the world. During the nine-month period ended September 30, 2016, our pulp cash production cost per ton, including logistics, was 11% less than the average in Brazil, the most competitive market for BEKP, and in the year ended December 31, 2015, it was 2% less than the average in Brazil, according to Hawkins Wright. We believe that this important competitive advantage is principally due to: (1) our economies of scale; (2) advanced forestry techniques in managing the planting, maintenance and harvesting of our forests; (3) modern industrial plants using state-of-the-art technology; (4) the comparatively short harvest cycle of our trees; and (5) the relative low cost of our raw materials, including electricity and chemicals.

        We produce BEKP in three pulp mills, which are located in the States of Espírito Santo, Mato Grosso do Sul and São Paulo. In addition, we have a 50% interest in Veracel Celulose S.A., or Veracel, a joint venture with the Swedish-Finnish company Stora Enso OYJ, or Stora Enso, which operates a pulp mill in the State of Bahia. The following table presents information with respect to our pulp mills and their production for the periods indicated:

			Production
			For the nine-month periods ended September 30,
					For the years ended December 31,
		Annual Production Capacity
Unit	Location		2016	2015	2015	2014	2013
		(in thousands of tons)
Aracruz	Espírito Santo	2,340	1,660	1,728	2,328	2,356	2,346
Três Lagoas	Mato Grosso do Sul	1,300	970	929	1,248	1,276	1,272
Jacareí	São Paulo	1,100	767	817	1,047	1,085	1,080
Veracel(1)	Bahia	560	405	415	562	557	561

Total		5,300	3,802	3,889	5,185	5,274	5,259

(1)
Represents 50% of the production capacity of Veracel for the periods indicated.

        Our forestry base is broad and diversified. We have certified quality, environmental, occupational health and safety and forest management systems, and all of our units have been certified by the Forest Stewardship Council® (FSC®), or the FSC, License Code FSC-C104120, and the Brazilian Forest Certification Programme (Cerflor) of the Programme for the Endorsement of Forest Certification (PEFC). The FSC is not responsible for and does not endorse any financial claims on returns on investments. As of December 31, 2015, our forestry base was comprised of approximately 969,000 hectares (owned or leased) located in seven Brazilian states, which does not account for areas covered by the forestry partnership programs (pursuant to which we support the seedling, our partners are responsible for the management of the forest, and we purchase the wood at the end of the harvesting cycle) and any forest base linked to the sale of forest assets (which are partnerships with respect to land located in the southern portion of the State of Bahia and the City of Losango, in the State of Rio Grande do Sul). Approximately 568,000 hectares of our total forestry land consisted of planted areas, approximately 338,000 hectares of conservation areas with native vegetation, or preserved areas, and 63,000 hectares related to other uses such as roads.

        We are the controlling shareholder of Portocel Terminal Especializado de Barra do Riacho S.A., or Portocel, in which we hold a 51% interest. Portocel operates a specialized terminal of Barra do Riacho, located three kilometers from our Aracruz mill in the State of Espírito Santo, and it is a port from which we export a portion of our cellulose production.

        The export market is the principal destination for our production; our export sales volume accounted for 90% of our total BEKP sale volumes during the nine-month period ended September 30, 2016 and in the year ended December 31, 2015. During the nine-month period ended September 30, 2016, 39% of our revenues came from sales in Europe, 30% from sales in Asia, 20% from sales in North America and the remaining 11% came from sales in Latin America (including Brazil), as compared to 43%, 25%, 23% and 9%, respectively, in the corresponding period in 2015. In the year ended December 31, 2015, 43% of our revenues came from sales in Europe, 25% from sales in North America, 24% from sales in Asia and the remaining 8% came from sales in Latin America (including Brazil).

        Our strategy is to concentrate our sales in the markets for tissue paper and specialized papers, which generally present less volatility compared to the markets for printing and writing papers. In 2015, approximately 50% of the BEKP volume we sold was used by our customers to produce tissue paper, approximately 36% to produce printing and writing paper and approximately 15% to produce specialized papers. In the nine-month period ended September 30, 2016, in terms of sales volume, the tissue segment corresponded to 49% of Fibria's sales during the period, printing and writing papers corresponded to 32% and specialty papers corresponded to 19% of Fibria's sales during the period.

        The table below presents some of our principal financial indicators as of and for the indicated periods:

	As of and For the Nine-Month Periods Ended September 30,		As of and For the Years Ended December 31,
	2016	2015	2015	2014	2013
	(in thousands of reais, except percentages)
Net revenues	7,081,010	7,096,052	10,080,667	7,083,603	6,917,406
Net income (loss)	1,755,134	(552,999)	356,985	162,552	(697,582)
Net margin(1)	24.8%	(7.8)%	3.5%	2.3%	(10.1)%
Total indebtedness	14,192,339	12,526,264	12,743,832	8,326,519	9,773,097
Current loans and financings	1,509,772	1,077,006	1,072,877	965,389	2,972,361
Non-current loans and financings	12,682,567	11,449,258	11,670,955	7,361,130	6,800,736
Cash and cash equivalents, marketable securities and derivatives	3,572,295	2,948,356	1,729,696	777,773	1,923,791
Net indebtedness(2)	10,620,044	9,577,908	11,014,136	7,548,746	7,849,306

(1)
Net margin is net income (loss) divided by net revenues.

(2)
Net indebtedness consists of current and non-current loans and financing less cash and cash equivalents, marketable securities and net derivatives (assets less liabilities). Net indebtedness is a non-IFRS measure which we disclose from time to time. Net indebtedness as described in this prospectus supplement is not a substitute for IFRS measures of indebtedness. For additional information, including the calculation of our net indebtedness, see "Summary Financial and Operating Data."

        Our joint-controlling shareholders are Votorantim S.A., and BNDES Participações S.A., or BNDESPar, which are also our largest shareholders and together hold 58.5% of our total voting capital. Votorantim S.A. is a holding company for industrial assets of the Votorantim Group, one of the largest private conglomerates in Brazil, and BNDESPar, an investment arm of the Brazilian National Bank for Economic and Social Development (Banco Nacional de Desenvolvimento Econômico e Social), or BNDES, invests in various segments of the Brazilian economy. Votorantim S.A. and BNDESPar have entered into a shareholders' agreement with respect to their interests in our company. For more information regarding this shareholders' agreement, see "Item 10. Additional Information—C. Material Contracts—Shareholders' Agreement of Fibria" in our 2015 Annual Report. We believe that the support of our largest shareholders, in conjunction with our differentiated practices and transparent corporate governance, will continue to contribute to our good reputation and consolidate our position as a global business leader in the pulp market.

Our Strengths

  Global Leadership in Market Pulp

        We are the world's largest producer of market pulp in terms of production capacity, according to Hawkins Wright and the PPPC, with an annual aggregate pulp production capacity as of September 30, 2016 of 5.3 million tons and a focus on international markets. Based on information from the PPPC, we estimate that during 2015 we supplied 22% of the world demand for BEKP, 17% of the world demand for bleached hardwood kraft market pulp and 9% of the world demand for chemical market pulp.

        We believe that our market leadership is based on the sustainability of our forest operations (reinforced by the shorter harvest cycle in Brazil as compared to other relevant countries), state-of-the-art technology (including modern facilities and advanced cloning methods), high productivity, strong customer base and long-term relationships with our customers.

  Low Production Costs

        Our efficiently structured operations in Brazil result in relatively low cash production costs. We believe that we are one of the lowest-cost producers of BEKP in the world. Our low production costs relative to many of our competitors are due to a number of factors, including:

  •
  significant economies of scale;

  •
  advanced forestry techniques in managing the planting, maintenance and harvesting of our forests;

  •
  modern industrial plants using state-of-the-art technology;

  •
  comparatively short harvest cycle of our trees; and

  •
  relatively low-cost raw materials, including electricity and chemicals.

        Climate and soil conditions in Brazil enable us to harvest our eucalyptus trees in an average of approximately six years after planting, while harvesting cycles of other forest species in the southern United States, Canada and Scandinavia can last from 25 to 70 years. Harvesting cycles of our primary non-Brazilian competitors in the BEKP market located in Spain, Portugal and Chile are 8 to 10 years.

  Modern Production Facilities

        We have made significant investments in the adoption of modern designs, technologies and production processes available in our industry. The advanced technology and production processes utilized by our pulp mills allow us to utilize a relatively small amount of raw materials, especially chemical substances, which consequently reduces our production costs. In addition, our pulp mills have advantages over our competitors' older mills, principally in terms of reduced emissions and solid wastes, resulting in production processes that are more optimized, efficient and environmentally viable. The Três Lagoas and Veracel pulp mills, two of the largest single-line pulp production facilities in the world, also have per-ton pulp production costs that are among the lowest in the world as a result of their state-of-the-art technology, including modern processes and equipment associated with forestry efficiency, as well as their close proximity to our forests.

        The Horizonte 2 Project, consisting of the construction of a new line of pulp production in Três Lagoas, in the State of Mato Grosso do Sul, is expected to start up in the beginning of the fourth quarter of 2017 and is also designed to have modern and efficient process technologies for both pulp production and pollution control.

  State-of-the-Art Research and Technology

        We began planting eucalyptus at the end of the 1960s, using seeds from the Rio Claro Forest Nursery, in the State of São Paulo. At that time, four species were considered: Eucalyptus grandis, Eucalyptus saligna, Eucalyptus urophylla and Eucalyptus alba. During the 1970s, specific varieties of E. grandis and E. urophylla proved to be the most suited to our environmental conditions and to the pulping process. However, since then, many trees of superior quality have been developed as a result of our breeding program and commercial cloning, confirming that cloned forests result in significant gains in productivity, uniformity and quality of wood.

        We use a group of select clones in our forests. These clones are frequently substituted to ensure greater genetic variety. We use state-of-the-art breeding technologies in the development of advanced generations of eucalyptus clones. These techniques involve selecting the best performing plants and the crossing among them for successive generations. Furthermore, we are continually working on alternative silviculture methods to increase productivity in our forests.

        The combination of silviculture and genetic improvement is essential for maintaining sustainable production and the long-term health of these ecosystems, particularly in light of the challenges arising from climactic and economic uncertainties. The development of appropriate genotypes together with improvements arising from our silviculture practices for the efficient use of resources in these forests, are necessary for sustaining the environmental services of these forests for future generations. As a result of our continuous progress, the current planted area that we use to supply our pulp mills is half the area that would have been necessary 40 years ago, when forest productivity levels were much lower.

        Product development has also provided important advances by both designing new functionalities and testing an innovative process setup on an industrial scale to meet the demands of the paper industry. These demands include not only improvements in the paper-making process and products, but also the replacement of more expensive fibers. The progress we have made allows us to offer exclusive products to our customers, despite operating in a commodity market. Biorefinery is also an important item in our project portfolio. Our updated roadmap on biorefinery, along with the establishment of strategic alliances, is paving the way for faster research and development of bioproducts and/or biofuels. Our ongoing projects and alliances envision different and more promising alternatives, not only making use of forest biomass in nature, but also from the circling streams of the kraft process, such as those from lignin.

  Integrated Operations

        Our operations are vertically integrated, from production of eucalyptus seedlings in nurseries for our extensive forests, through plantation and forestry management (including harvesting, logging and wood transportation) to our production facilities, from which our products are transported to port terminals we operate for distribution to our clients.

        We believe that our transportation and logistics activities are efficient and diversified. The strategic location of our facilities and their proximity to our forests allows us to have low transportation costs for wood delivered to our production facilities and for finished products delivered to port terminals for export. The average distance from our forests to our mills is less than that of many of our domestic and international competitors, resulting in logistical efficiencies (for example, certain of our competitors in China meet their raw material needs with wood they import from Russia).

        Portocel, the port terminal we operate in the State of Espírito Santo, is located approximately three kilometers from our Aracruz pulp mill. This allows us to efficiently export pulp produced at our Aracruz pulp mill and to receive and export pulp from the Veracel facility. In addition, we export pulp and paper products from a terminal and warehouse that we operate at the port of Santos, in the State of São Paulo.

  Strong Customer Base

        We have long-term relationships with leading global paper manufacturers, particularly in the tissue segment. As of September 30, 2016 and December 31, 2015, most of our sales were made under contracts, some of which contain exclusivity provisions. We have traditionally focused on tissue and specialty paper producers that value the high-quality pulp we produce and the reliability of supply that we provide. Some of those producers have been our customers since our inception.

  Conducting Our Operations in a Sustainable Way

        We are committed to operating our businesses and resources in a sustainable manner in accordance with world-class sustainability standards. In 2016, we were included in the 2016/2017 portfolios of the Dow Jones Sustainability Indices, or DJSI, for global and emerging markets, which include a selection of companies with the best corporate sustainability practices in the world (DJSI World) and in the emerging markets (DJSI Emerging Markets). We have been recognized by both DJSI World and DJSI Emerging Markets as a leading forestry and pulp producer company. Since 2005, we have also been listed in the Corporate Sustainability Index (ISE)—a list of companies whose shares are traded on the Brazilian Stock Exchange (BM&FBOVESPA S.A.—Bolsa de Valores, Mercadorias e Futuros), or the BM&FBOVESPA, that maintain an elevated commitment to improved practices in the areas of sustainability and corporate governance.

        We believe sustainability is an essential component of our corporate strategy and have implemented corporate governance practices and a sustainability policy, which seek to align and implement our sustainability strategy into our business model. We have a sustainability committee that advises our board of directors which is led by the chairman of our board of directors and includes several independent members. Our sustainability committee meets three times a year to evaluate our sustainability strategy and its implementation. We also have an internal sustainability commission, comprised of a number of our company's managers, whose mission is to execute the strategy defined by our sustainability committee, and each of our units has a local relationship commission that evaluates the requests from local stakeholders.

        Recognizing the importance of sustainability in our business strategy, we disclose our sustainability objectives and targets through the publication of an annual sustainability report. Our sustainability efforts include, among other actions: (1) sustainable forestry management, with long-term targets to reduce by up to one third the amount of land required for pulp production and to increase carbon sequestration from the atmosphere; (2) restoration of native forests and conservation of biodiversity, with long-term targets to promote the environmental restoration of up to 40,000 hectares and to increase carbon sequestration from the atmosphere; (3) waste management, with long-term targets to reduce industrial waste sent to landfills by 91%; (4) sustainable water management, with projects designed to achieve a reduction of water withdrawn from the total water intake of industrial operations; and (5) renewable energy. We believe our sustainability practices make us one of the leading global companies committed to a balance between economic, social and environmental issues. We will allocate the net proceeds from this offering to "Eligible Green Projects." See "Use of Proceeds" for more information.

Our Strategies

  Increase our market share in the international pulp market

        We intend to benefit from our competitive strengths to further increase our market share in the international pulp market. We have focused our marketing efforts on the sale of BEKP to tissue manufacturers, a market segment that, in addition to being generally more stable than other market segments, has experienced global consumption growth at an average annual rate of approximately 3.4% during the period from 2010 to 2015, according to RISI.

        According to a 2016 forecast by RISI, global tissue consumption is expected to grow at an annual rate of 3.7% from 2015 to 2020, with China accounting for approximately 40% of the total tissue consumption growth during this period.

        We believe that we can further increase our market share by leveraging our long-term customer relationships and focusing on customer service and product customization. We continue to strive to meet our customers' needs by supplying customized pulp products with specifications that facilitate their use in manufacturing specific paper products. We strive for a high degree of customer satisfaction and are working to further improve our inventory management, which we believe will allow us to reduce our delivery cycles and better service our customers.

  Reduce financial leverage and generate free cash flow

        As of September 30, 2016 and December 31, 2015, our total consolidated indebtedness was R$14,192 million and R$12,744 million, respectively, of which 89.4% and 91.6%, respectively, was long-term indebtedness. We continue to work on further reducing our financial leverage and generating free cash flow in order to reduce the cost of financing our operations. We efficiently manage our working capital and implemented a successful liability management plan between 2009 and 2015, which included, among others: (1) extending maturities of existing debt; (2) the disposition of certain interests and non-strategic assets; (3) the repurchase of certain notes through cash tender offers and (4) the execution of certain long-term supply agreements that gave us greater flexibility to manage our working capital. In addition, we intend to generate free cash flow over the long-term due to our size, cost structure and anticipated capital expenditure commitments. Our strategy of reducing our financial leverage and generating significant free cash flow is complemented by our lack of significant short-term maturities and our capital structure, which has a strong liquidity position as evidenced by our cash position as of September 30, 2016 and our existing revolving credit facility. This financial flexibility is designed to enable us to balance our deleveraging activities with our focus on growth, innovation and sustainability.

  Increase operating efficiencies

        We intend to maintain the focus on our low-cost operations through greater operating efficiencies and economies of scale. To this end, we intend to continue to:

  •
  focus on reducing our wood costs by continuing to invest in the genetic improvement of our trees in order to increase eucalyptus yields;

  •
  benefit from the competitive advantage of climate and soil conditions in Brazil and the short harvest cycle of eucalyptus trees; and

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  improve the efficiency of our operations through further investment in harvesting equipment, production facilities and advanced information technology.

  Continue to develop state-of-the-art technology in the forestry area

        Technological research and development has made it possible to improve our productivity while reducing the impact of our operations on the environment. In the forestry area, an intense research program and the adoption of modern forestry practices have significantly increased our competitiveness. The genetic improvement of eucalyptus trees has allowed us to plant superior clones, resulting in higher productivity. We currently use clonal seedlings in 100% of our planting activities. We have achieved better efficiency in clonal seedling production as a result of pioneering vegetative propagation procedures. We believe that we use the most advanced technology for planting and harvesting trees and storing and transporting wood with a completely mechanized system. In the decade ending December 31, 2010, the average annual amount of pulp we produced was 10.6 tons per hectare per year, compared to 6.4 tons per hectare per year during the 1970s. We continue to work on improving our productivity and expect this approach will contribute to the reduction of the amount of land required by us for pulp production. Productivity of new clones planted is expected to reach 15 tons of pulp per hectare per year by 2025.

        By continuing to focus on cutting-edge technological research and development, we aim to strengthen our position as one of the leading developers of technology in the forestry area, maintain our position as a low-cost producer while meeting our standards of high quality production, increase the portfolio of products that we offer to our customers and maintain our reputation as an environmentally friendly and socially responsible manufacturer, in particular by evaluating the possibility of increasing the value of our forestry biomass, of which bio-fuels is the most important. For instance, in 2012, Fibria and Ensyn Corporation created a strategic alliance involving a 50/50 joint venture for the production of cellulosic liquid fuels and chemicals in Brazil and a U.S.$20 million investment by us in Ensyn Corporation. Through this alliance we expect to combine the expertise of Fibria and Ensyn Corporation to produce renewable liquid fuels from cellulosic feedstocks.

Our Ownership Structure

        Our current ownership and summary corporate structure are presented in the following chart:

(1)
Free float includes 0.06% of treasury shares held by us.

        Fibria Celulose is incorporated under the laws of Brazil under the name Fibria Celulose S.A., as a publicly-held stock corporation with unlimited duration, operating under the Brazilian corporate law. Our headquarters and principal executive offices are located at Rua Fidêncio Ramos, 302, Torre B, 3rd floor, Vila Olímpia, 04551-010, São Paulo, SP, Brazil, and our telephone number is +55 11 2138-4565. Our website address is www.fibria.com.br/ir. Information contained on our website is, however, not incorporated by reference in, and should not be considered as part of, this prospectus supplement or the accompanying prospectus.

        This prospectus supplement contains certain of our trademarks, trade names and service marks, including our logo. Each trademark, trade name or service mark of any company appearing in this prospectus supplement belongs to its respective holder.

Fibria Finance

        Fibria Finance is a wholly-owned subsidiary of Fibria Celulose. Fibria Finance is an exempted company which was incorporated with limited liability under the laws of the Cayman Islands on October 9, 2009. The registered office of Fibria Finance is at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The headquarters of its sole shareholder, Fibria Celulose, is located at Rua Fidêncio Ramos, no. 302, 3rd Floor, Torre B, Edifício Vila Olímpia Corporate, Vila Olímpia, 04551-010, São Paulo, SP, Brazil. Fibria Finance was registered with Company No. 231879 by the Registry of Companies of the Cayman Islands on October 9, 2009.

        Since its incorporation, Fibria Finance's authorized share capital consisted of 50,000 shares, par value U.S.$1.00 per share. As of the date of this prospectus supplement, 100 shares had been issued as fully paid and non-assessable and are owned by Fibria Celulose.

        The memorandum and articles of association of Fibria Finance provide for a board of directors composed of not less than one member. All directors of Fibria Finance are appointed by Fibria Celulose. The directors of Fibria Finance are Marcelo Strufaldi Castelli, Guilherme Perboyre Cavalcanti and Henri Philippe van Keer. As directors of Fibria Finance, subject to compliance with customary fiduciary duties of directors of Cayman Islands companies, they act in accordance with the best interests of Fibria Finance taking into account the interests of Fibria Celulose.

        Under Fibria Finance's memorandum and articles of association, Fibria Finance is permitted to engage in any act or activity that is not prohibited under any law for the time being in force in the Cayman Islands.

        Fibria Finance is not required by Cayman Islands law to publish, and does not publish, financial statements for any period. However, if it publishes any financial statements in the future, these financial statements will be sent to you upon request of Fibria Finance or the trustee. Fibria Finance does not have subsidiaries or hold any equity investments.

Recent Developments

Developments in the Horizonte 2 Project

60% Execution Completed

        The execution of the Horizonte 2 Project, consisting of the ongoing construction of a new line of pulp production in Três Lagoas, in the State of Mato Grosso do Sul, with a nominal production capacity of 1.95 million metric tons expected at completion of the project, and an energy surplus of 130 megawatts, is ahead of schedule. The Horizonte 2 Project is expected to more than double the Três Lagoas mill's forestry base from 120,000 hectares to 307,000 hectares. This expansion is designed to increase our supply of wood and reduce the distance between the forest and our mills, which is expected to lower our transportation costs, result in production synergies among our mills and decrease our need for wood from third parties.

        As of September 30, 2016, we had incurred 38% of the financial execution related to the Horizonte 2 Project and 60% of the project was physically completed. We expect the new production line to commence operations in the fourth quarter of 2017. We currently anticipate that the cost of completion of the Horizonte 2 Project will be R$7.5 billion. As of September 30, 2016, we had invested approximately R$2.9 billion.

Finnvera (Finnish Export Credit Agency)

        In May 2016, we, through our subsidiary Fibria-MS Celulose Sul Mato-Grossense Ltda., or Fibria-MS, entered into a loan agreement, or the Finnish Export Credit Agreement, to finance and import equipment for the second pulp production line in the Horizonte 2 Project with Finnvera plc, as guarantor, and BNP Paribas Fortis SA/NV, Finnish Export Credit Ltd., HSBC Bank USA, N.A. and Nordea Bank Finland plc, as lenders, for the U.S. dollar equivalent of €384 million (U.S.$439 million using the exchange rate of May 11, 2016, the date of the agreement). The facility is secured by a pledge of the equipment being financed. During the nine-month period ended September 30, 2016, U.S.$275 million (R$920 million) was disbursed in three tranches of U.S.$194 million, U.S.$67 million and U.S.$14 million, maturing in December 2025 and with interest rates at semi-annual LIBOR plus 1.03% per annum for the first tranche and semi-annual LIBOR plus 1.08% per annum for the second and third tranches. As of September 30, 2016, the remaining balance that has not yet been disbursed is the U.S. dollar equivalent to €140 million and will be disbursed to satisfy payments to the suppliers of the project. On November 16, 2016 and December 15, 2016, the lenders disbursed an additional U.S.$36 million (equivalent then to R$124 million) and U.S.$43 million (equivalent then to

R$145 million), respectively. See "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015—Debt—Material Financing Transactions."

Changes to Management

Board of Directors

        On June 2, 2016, Mr. Julio Cesar Maciel Ramundo resigned as a member of our board of directors. Mr. Victor Guilherme Tito, as Mr. Julio Cesar Maciel Ramundo's alternate, served as a director until August 9, 2016, when he resigned and was replaced by Mr. Ernesto Lozardo. On August 29, 2016, Mr. Victor Guilherme Tito who had served as Mr. Ernesto Lozardo's alternate, resigned as an alternate member of the board of directors. As of the date of this prospectus supplement, no alternate member of the board of directors has been elected to replace Mr. Tito.

        The following is a summary of the business experience, areas of expertise and principal outside business interests of our new director:

        Ernesto Lozardo.    Mr. Ernesto Lozardo has been a member of our board of directors since August 2016. Currently, Mr. Ernesto Lozardo is president of the Institute for Applied Economic Research (IPEA), and professor of Economics at Fundação Getúlio Vargas, or FGV, in São Paulo. He also served as advisor to the president of BNDES from September 2011 to June 2016. While at BNDES, he developed several financial instruments designed to finance Brazilian infrastructure (such as the infrastructure bond). More recently, in partnership with several Brazilian financial specialists, he developed the "Brazilian Guaranteed Infrastructure Financial Note," known as GIFN, which will be a forthcoming federal law project. He served as a member of the board of directors of UBR—UNIMED—Banco Fator from 2009 to 2011, as a member of GV Projetos, FGV's consulting group, from 2002 to 2010, Planning Director at Caixa Seguros from 2000 to 2002 (while participating in the creation of the new organizational structure and company growth policy which aimed to sell its control, the company was purchased by CNP in 2002), President of the Public Data Processing Company (PRODESP) of the State of São Paulo in 1994, State Secretary for Economic Planning and Management of the State of São Paulo from 1992 to 1994, member of the board of directors of Indústrias de Papel Simão S.A. from 1988 to 1992, Economic Director of Lozardo & Cruz DTVM—Distribuidora de Títulos e Valores Mobiliários Ltda. from 1982 to1984 and Economic Director of Distribuidora de Títulos e Valores Mobiliários do Estado de São Paulo Ltda. (DIVESP) from 1977 to 1979. He has been a Professor of Economics at EAESP—FGV since 1978. Mr. Lozardo holds a bachelor's degree in economics from Columbia University and in finance and banking from New York University.

Sustainability Committee

        On March 7, 2016, Mr. Naomar Monteiro de Almeida Filho resigned as member of our Sustainability Committee.

        At a meeting held on May 19, 2016, our board of directors approved the nomination of Mrs. Maria Aparecida Silva Bento and Mr. João Carvalho de Miranda as members of our Sustainability Committee.

        The following table shows the new composition of our Sustainability Committee as of the date of this prospectus supplement:

Name	Position
José Luciano Duarte Penido	Coordinator
Ailton Alves Lacerda Krenak	Member
Carlos Alberto Oliveira Roxo	Member
Claudio Valladares Pádua	Member
João Carvalho de Miranda	Member
Maria Aparecida Silva Bento	Member
Sergio Besserman Vianna	Member
Sergio Eduardo Weguelin Vieira	Member
Maria Luiza de Oliveira Pinto e Paiva	Secretary

Finance Committee

        On June 23, 2016, our board of directors replaced Mr. Guilherme Perboyre Cavalcanti as Coordinator of the Finance Committee, with Mr. Sergio Augusto Malacrida Junior.

        On September 29, 2016, Mr. Victor Guilherme Tito resigned as member of our Finance Committee, and was replaced by Mr. Ernesto Lozardo.

        The following table shows the new composition of our Finance Committee as of the date of this prospectus supplement:

Name	Position
Sergio Augusto Malacrida Jr.	Coordinator
Ernesto Lozardo	Member
Marcos Barbosa Pinto	Member
Marcelo Campos Habibe	Secretary
Guilherme Perboyre Cavalcanti	Guest

Statutory Board of Officers

        At a meeting of the board of directors held on September 1, 2016, our board of directors approved the replacement of Mr. Henri Philippe Van Keer and Mr. Paulo Ricardo Pereira da Silveira as statutory officers without portfolio. At the same time, the board elected Mr. Wellington Angelo Loureiro Giacomin as an officer without portfolio, in the areas of supply and logistics management, and also elected Mrs. Maria Luiza de Oliveira Pinto e Paiva as an officer without portfolio, in the areas of sustainability and corporate relations management.

        We present below a brief biographical description of each new officer:

        Wellington Angelo Loureiro Giacomin.    Mr. Giacomin was appointed to our statutory board of officers in September 2016. He is a mechanical technician from the Escola Técnica Federal do Estado do Espírito Santo, with an undergraduate degree in Mechanical Engineering and a graduate degree in Quality Engineering from Universidade Federal do Espírito Santo (UFES). He received an MBA in Executive Management from IBMEC. Mr. Giacomin joined our Company in 1987. From 2012 to 2014 he was General Manager for Supplies, and in 2014 was appointed non-statutory officer for Logistics and Supplies at Fibria Celulose. Mr. Giacomin also serves on the board of Veracel as an alternate member, and of Portocel as a full member, and is also an officer of Portocel and Fibria Terminais Portuários S.A., companies operating in the pulp-handling port sector, and members of the same business group as the Company. Mr. Giacomin holds a bachelor's degree in mechanical engineering from Universidade Federal do Espírito Santo (UFES).

        Maria Luiza de Oliveira Pinto e Paiva.    Ms. Pinto was appointed to our statutory board of officers in September 2016. After earning a degree in Psychology from Pontifica Universidade Católica de São Paulo, Ms. Pinto specialized in Human Resources at the University of Michigan, and in Business and Sustainability at Cambridge University, and she has taken a number of other courses in management, leadership and sustainability at other institutions. Since March 2015, Ms. Pinto has been the non-statutory Sustainability and Corporate Relations officer at Fibria Celulose. Previously, from 2013 to 2015, she worked as a consultant in Sustainable Development and Organizational Development and, between 2001 and 2012, held various positions with Banco Santander. Ms. Pinto has been a member of the Corporate Governance and Sustainability Committee of the Santander Group since 2013, and a member of the Executive Committee of Instituto Akatu (a non-profit organization that aims to raise awareness regarding conscientious consumption) since 2013. Ms. Pinto holds a bachelor's degree in psychology from Pontifica Universidade Católica de São Paulo.

Non-Statutory Board of Officers

        At a meeting of the board of directors held on September 1, 2016, our board of directors approved the appointment of Henri Philippe Van Keer, Mr. Paulo Ricardo Pereira da Silveira and Mr. Caio Eduardo Zanardo as "non-statutory officer for commerce and international logistics," "non-statutory officer for industrial and engineering operations" and "non-statutory officer for forest management," respectively, and Mr. Adjarbas Guerra Neto as "Company's Compliance Officer" and "non-statutory officer for governance, risk management and compliance."

Decisions Adopted by Our Shareholders at Our Annual Shareholders' Meeting Held on April 27, 2016

Approval of Annual Dividend Payment

        On April 27, 2016, our shareholders approved the distribution of dividends in the amount of R$300 million related to our fiscal year ended on December 31, 2015, of which R$81 million will be distributed to shareholders as the minimum compulsory dividend under the Brazilian Corporations Law, and R$219 million will be distributed as an additional dividend under the Brazilian Corporations Law.

Changes to Our Fiscal Council

        On April 27, 2016, our shareholders reelected Mauricio Aquino Halewicz and Gilsomar Maia Sebastião as members of our fiscal council, Geraldo Gianini, as Mauricio Aquino Halewicz's alternate, and Antônio Felizardo Leocadio, as Gilsomar Maia Sebastião's alternate. Our shareholders also appointed the following new member and alternate of our fiscal council: Raphael Manhães Martins, as a member of our fiscal council, and Domenica Einsenstein Noronha, as Raphael Manhães Martins' alternate.

        The table below shows the new composition of our fiscal council as of the date of this prospectus supplement:

Name	Age	Year First Elected	Position
Raphael Manhães Martins	45	2016	Member
Domenica Einsenstein Noronha	48	2016	Alternate
Mauricio Aquino Halewicz	43	2013	Member
Geraldo Gianini	65	2009	Alternate
Gilsomar Maia Sebastião	40	2013	Member
Antônio Felizardo Leocadio	44	2014	Alternate

Capital Expenditures Budget

        On April 27, 2016, our shareholders approved our capital expenditures budget for our 2016 fiscal year, in the aggregate amount of R$8,189 million, mainly to be allocated to the Horizonte 2 Project for our 2016 fiscal year, and funded with cash from our operating activities and financings from third parties. In June 2016, the capital expenditures budget was decreased to R$7,482 million. In September 2016, the estimated capital expenditures underwent further review, and was decreased to R$6,518 million. In October 2016, the capital expenditures budget was again revised and decreased to R$6,235 million, of which 65.5% is allocated to the Horizonte 2 Project. See "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015—Debt—Capital Expenditures."

Net Income Allocation

        On April 27, 2016, our shareholders approved the allocation of our net income relating to the fiscal year ended on December 31, 2015, allocating R$17 million to our legal reserve, R$300 million to dividends distributed to shareholders, and R$25 million to be withheld and allocated in our investment reserve.

Approval of Annual Global Compensation of Management and Fiscal Council

        On April 27, 2016, our shareholders approved the annual compensation to be paid in 2016 to our directors and officers in the amount of R$66 million, consisting of R$53 million in cash compensation and R$13 million in share-based compensation. Our shareholders also approved the annual compensation to be paid in 2016 to the members of the Fiscal Council, which will be between 10 percent and 20 percent of the average compensation paid to our officers, excluding benefits, representation fees and profit participation stakes assigned to the officers, in accordance with the Brazilian Corporations Law.

Stock Option Plan

        On April 28, 2016, our board of directors approved the granting of stock options pursuant to our "General Stock Option Plan for the Granting of Options to Purchase Shares," which seeks to align our interests and the interests of our management team and to retain key members of our management team in the long term.

Export Credits—ACC

        For the nine-month period ended September 30, 2016, we paid certain export contracts (ACC) in the amount of U.S.$404 million (R$1,387 million), for which the interest rates varied between 1.24% and 1.99% per annum.

Agribusiness Credit Receivable Certificates—CRA

        In June 2016, we concluded the public distribution, in accordance with CVM Instruction No. 400, of 1.35 million agribusiness credit receivable certificates, or CRAs, issued by Eco Securitizadora de Direitos Creditórios do Agronegócio S.A., or Eco Securitizadora, in the total amount of R$1,350 million, in two tranches. The principal amount of the first tranche is R$880 million, bears interest at a rate of 97% of CDI per annum payable semi-annually commencing in December 2016 and will mature in 2020. The principal amount of the second tranche is R$470 million, bears interest at a rate of IPCA plus 5.9844% per annum, payable annually commencing in December 2016 and will mature in 2023.

        In August 2016, we concluded the public distribution, in accordance with CVM Instruction No. 476, of 374,000 CRAs, issued by Eco Securitizadora in the principal amount of R$374 million, bearing interest at a rate of IPCA plus 5.9844% per annum, payable annually commencing in August 2017 and will mature in 2023.

        In August 2016, we concluded the public distribution, in accordance with CVM Instruction No. 476, of 326,000 CRAs, issued by Eco Securitizadora in the principal amount of R$326 million, bearing interest at a rate of 97% of CDI payable semi-annually commencing in March 2017 and will mature in 2020.

        In December 2016, we concluded the public distribution, in accordance with CVM Instruction No. 400, of 1.25 million agribusiness credit receivable certificates, or CRAs, issued by Eco Securitizadora de Direitos Creditórios do Agronegócio S.A., or Eco Securitizadora, in the total amount of R$1,250 million, in two tranches. The principal amount of the first tranche is R$756 million, bears interest at a rate of 99% of CDI per annum payable semi-annually commencing in June 2017 and will mature in 2022. The principal amount of the second tranche is R$494 million, bears interest at a rate of IPCA plus 6.1346% per annum, payable annually commencing in December 2017 and will mature in 2023. In accordance with the applicable regulations, the proceeds of each CRA issued by us will be used to finance our activities in connection with our agribusiness activities, comprising of the production, trade, processing or manufacture of products or raw materials derived from forest materials, and used by us in the export of pulp and paper products. See "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015—Debt—Material Financing Transactions."

Middle West Development Fund (FDCO)

        In May 2016, we entered into a real-denominated loan agreement with the Fundo de Desenvolvimento do Centro-Oeste, or FDCO, a Brazilian development fund, for up to R$831 million from Banco do Brasil, maturing in December 2027 and bearing interest at a local currency rate of 8.0% per annum payable monthly commencing in June 2019. The loan is secured by a mortgage on the property on which the Três Lagoas facility is located. As of September 30, 2016, R$424 million has been disbursed under this loan agreement. We will be able to draw on the remaining balance of R$408 million through the end of 2016. See "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015—Debt—Material Financing Transactions."

Commercialization of Hardwood Pulp Produced by Klabin S.A.

        In May 2016, we began acquiring hardwood pulp produced by Klabin S.A., or Klabin, in its Ortigueira plant, located in the State of Paraná, pursuant to the offtake agreement entered into between the parties.

        This is a take-or-pay agreement, with a six-year term commencing from the beginning of plant operations (which may be extended upon agreement between the parties), with startup occurring in March 2016. During the first four years of this six-year period, the acquisition of hardwood pulp will be a minimum volume of 900,000 tons of short fiber pulp (except if otherwise agreed between the parties) and during the remaining two years, a gradual reduction of volume (phase out), equal to 75% and 50%, respectively, of the volume delivered in the fourth year of the agreement. The purchase price of the volume from Klabin will be based on the average net price charged by us and the volume acquired may be sold to countries outside South America.

Ratification of Certain Corporate Policies

        On July 28, 2016, our board of directors ratified the following corporate policies: Information Disclosure Policy for the Capital Markets, Dividend Policy, Ombudsman Policy, and Policy on Genetically Modified Eucalyptus. In addition, on July 28, 2016, our board approved revisions to the following corporate polices in order to reflect recent updates in law and market practice: Policy of Authorities. Anti-corruption Policy, Policy of Transactions with Related Parties, Corporate Governance Policy, Risk Management Policy, Policy For Trading in Securities, Market Risk Management Policy; and Indebtedness and Liquidity Management Policy. All of our corporate policies that were ratified and/or revised by the board are available at our corporate headquarters.

Developments Related to the Political Environment in Brazil

        On August 31, 2016, the Brazilian Senate approved the impeachment of then-president Dilma Rousseff, and Vice-President Michel Temer assumed office as President. On September 12, 2016, the Brazilian House of Representatives expelled then-Speaker Eduardo Cunha from office and banned him from politics for eight years. President Temer has announced his intention to implement certain important reforms, including to the labor laws and social security system, and certain other measures aimed at achieving higher rates of economic growth and employment. We cannot predict whether these or other policies will be adopted by the Brazilian government and how these policies will affect the Brazilian economy or our business and results of operations. In addition, we cannot predict whether and to what extent members of the executive branch of the Brazilian government or state-owned entities may become increasingly involved in the ongoing corruption scandals in the country, which may make it more difficult to successfully implement new laws and regulations and increase political and economic instability. Any increase in instability or new or amended policies that may be implemented by the government (or any failure to implement them) may have a material adverse effect on the Brazilian economy and our financial condition and results of operations. See "Risk Factors—Risks Relating to Brazil—Brazilian economic and political conditions and perceptions of these conditions in the international market have a direct impact on our business and our access to international capital and debt markets, and could adversely affect our results of operations and financial condition," in our 2015 Annual Report incorporated by reference in this prospectus supplement.

Partnership with CelluForce

        On November 18, 2016, we acquired an 8.3% equity interest in CelluForce, Inc., or CelluForce, a company based in Montreal, Canada that develops and produces cellulose nanocrystals, or CNC, for CAD$5.3 million. In connection with this acquisition, we obtained certain rights, including the right to appoint one member to the board of directors of CelluForce, the right to be the exclusive distributor of CNC in South America (subject to certain exceptions) and a right of first refusal to participate in a joint venture with CelluForce for the production of CNC in South America should CelluForce decide to produce CNC in South America.

Pulp Price Increases

        Fibria from time to time announces its list price increases depending on market conditions. In December 2016, Fibria announced that as of January 1, 2017, list pulp prices in Asia increased to U.S.$570 per ton, list pulp prices in Europe increased to U.S.$680 per ton and list pulp prices in the United States increased to U.S.$860 per ton.

Banco do Nordeste do Brasil Financing

        In December 2016, Fibria Celulose entered into a financing agreement with Banco do Nordeste do Brasil S.A. for aggregate principal amount of approximately R$150 million, maturing in December 2023 and bearing interest at 12.95% per annum. The principal and interest are payable on the maturity date (bullet). On December 28, 2016 and December 29, 2016, Banco do Nordeste do Brasil S.A. disbursed R$77 million and R$32 million, respectively.

 THE OFFERING

        The following summary contains basic information about the notes and the guarantee and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled "Description of the Notes" of this prospectus supplement and the sections entitled "Description of the Debt Securities" and "Description of the Guarantee" in the accompanying prospectus.

Issuer	Fibria Overseas Finance Ltd.
Guarantor	Fibria Celulose S.A.
Notes offered	U.S.$700 million aggregate principal amount of 5.500% notes due 2027.
Guarantee	Fibria Celulose will fully, unconditionally and irrevocably guarantee all of the issuer's obligations under the notes.
Maturity date	January 17, 2027.
Interest rate	The notes will bear interest at the annual rate of 5.500%, payable semi-annually in arrears on each interest payment date.
Interest payment dates	January 17 and July 17, commencing on July 17, 2017.
Ranking

The notes and guarantee will be general unsecured senior obligations and will rank equal in right of payment with all of the issuer and the guarantor's existing and future senior unsecured indebtedness. The notes and the guarantee will be (i) effectively subordinated to all of our and the guarantor's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and (ii) structurally subordinated to all of the existing and future liabilities of our subsidiaries.

As of September 30, 2016, we had R$14,192 million of outstanding indebtedness on a consolidated basis, of which R$1,436 million was Fibria Celulose's secured indebtedness and R$8,989 million was indebtedness of our subsidiaries.

Change of control

Upon the occurrence of a Change of Control that results in a Ratings Decline (as defined in "Description of the Notes"), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes—Purchase of Notes upon Change of Control Event."

Optional redemption

The issuer or Fibria Celulose may, at its option, redeem the notes, in whole or in part, at any time, by paying the greater of (i) 100% of the principal amount of the notes plus accrued interest and additional amounts, if any, to the date of redemption and (ii) the applicable "make-whole" amount, as described under "Description of the Notes—Redemption—Optional Redemption."

Tax redemption

The issuer or Fibria Celulose may, at its option, redeem the notes, in whole but not in part, at 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, to the redemption date, on or after or at any time upon the occurrence of specified events relating to taxes imposed by Relevant Jurisdictions (as defined in "Description of the Notes—Payment of Additional Amounts.").

Additional amounts

All payments of principal and interest in respect of the notes will be made without withholding or deduction for any taxes or other governmental charges imposed by any Relevant Jurisdiction (as defined in "Description of the Notes—Payment of Additional Amounts."), unless required by law. In the event we are required to withhold or deduct amounts for any taxes or other governmental charges, we will pay such additional amounts as are necessary to ensure that the holders of the notes receive the same amount as such holders would have received without such withholding or deduction, subject to certain exceptions.

Covenants of Fibria Celulose

The indenture limits the creation of liens by Fibria Celulose and its significant subsidiaries and permits Fibria Celulose to consolidate or merge with, or transfer all or substantially all of its assets to, another person only if it complies with certain requirements. However, these covenants are subject to a number of important exceptions. For further information on these covenants, including the definition of Significant Subsidiary, see "Description of the Debt Securities—Certain Covenants."

Events of default	For a discussion of certain events of default that will permit acceleration of the principal of the notes plus accrued interest, see "Description of the Notes—Events of Default."
Substitution of issuer

Fibria Finance may, without the consent of the holders of the notes and subject to certain conditions, be replaced and substituted by Fibria Celulose or any wholly-owned subsidiary of Fibria Celulose as principal debtor in respect of the notes.

Further issuances

We may, from time to time, without the consent of the holders of the notes, issue additional notes on terms and conditions identical to those of the notes, which additional notes shall increase the aggregate principal amount of, and shall form a single series and vote together with the notes.

Use of proceeds

We expect the net proceeds from the sale of the notes to be approximately U.S.$685 million after deducting the underwriting discount and the estimated expenses of the offering payable by us. We will use the net proceeds from the sale of the notes for Eligible Green Projects (as defined below). See "Use of Proceeds."

Form and denomination

The notes will be issued in registered form in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The notes will be issued in the form of global notes in fully registered form without interest coupons. The global notes will be exchangeable or transferable, as the case may be, for definitive certificated notes in fully registered form without interest coupons only in limited circumstances. See "Clearance and Settlement—Book-Entry Issuance."

Listing	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE.
Settlement	The notes will be delivered in book-entry form through the facilities of DTC for the accounts of its participants, including Euroclear and Clearstream.
Governing law	The indenture, the notes and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.
Trustee, registrar, paying agent and transfer agent	Deutsche Bank Trust Company Americas.
Risk Factors

Prospective investors should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in the notes. In particular, we urge prospective investors to carefully consider the information set forth under "Risk Factors" for a discussion of risks and uncertainties relating to us, our subsidiaries, our business and an investment in the notes.

SUMMARY FINANCIAL AND OPERATING DATA

        Our consolidated financial statements are prepared in accordance with IFRS. The following summary financial tables present summary financial data at the dates and for each of the years indicated. The summary historical financial data as of December 31, 2015 and December 31, 2014, and for the years ended December 31, 2015, 2014 and 2013 has been derived from our audited consolidated financial statements and notes thereto included in our 2015 Annual Report, which is incorporated by reference to this prospectus supplement. The summary historical financial data as of September 30, 2016 and for the three- and nine-month periods ended September 30, 2016 and 2015 and the notes thereto have been derived from our unaudited condensed consolidated interim financial information and notes thereto, included in this prospectus supplement. Such unaudited condensed consolidated interim financial information include, in the opinion of our management, all adjustments considered necessary to state fairly the results of operations and financial position for the periods and dates presented. The results of operations for an interim period are not necessarily indicative of the results for the full year or any other interim period.

        The data presented below is only a summary and should be read in conjunction with our unaudited condensed consolidated interim financial information as of September 30, 2016 and for the three- and nine-month periods ended September 30, 2016 and 2015 and the notes thereto included in this prospectus supplement, and our audited consolidated financial statements and the notes thereto included in our 2015 Annual Report, as well as "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015" in this prospectus supplement, as well as "Item 5. Operating and Financial Review and Prospects" and "Item 3. Key Information—A. Selected Financial Data" included in our 2015 Annual Report.

	For the Nine-Month Periods Ended September 30,
				For the Year Ended December 31,
Summary Consolidated Statement of Profit or Loss Data:
	2016(1)	2016	2015	2015(1)	2015	2014	2013
	(in thousands of U.S.$)	(in thousands of reais)		(in thousands of U.S.$)	(in thousands of reais)
Net revenues	2,181,323	7,081,010	7,096,052	3,105,375	10,080,667	7,083,603	6,917,406
Cost of sales	(1,545,363)	(5,016,556)	(4,246,565)	(1,810,797)	(5,878,209)	(5,545,537)	(5,382,688)

Gross profit	635,960	2,064,454	2,849,487	1,294,578	4,202,458	1,539,066	1,534,718

Operating income (expenses):
Selling	(106,441)	(345,528)	(312,558)	(134,697)	(437,253)	(365,214)	(347,538)
General and administrative	(62,074)	(201,507)	(194,807)	(81,825)	(265,621)	(265,077)	(284,214)
Equity in results of the joint venture	(234)	(758)	744	121	393	(622)	—
Other operating income and expense, net	(54,172)	(175,854)	(83,070)	7,500	24,347	749,462	807,481

	(222,921)	(723,647)	(589,691)	(208,901)	(678,134)	118,549	175,729

Income before financial income and expenses	413,039	1,340,807	2,259,796	1,085,677	3,524,324	1,656,614	1,710,447

Financial income	58,394	189,557	132,182	68,289	221,679	133,950	110,723
Financial expenses	(164,655)	(534,503)	(397,946)	(175,526)	(569,793)	(1,040,597)	(1,016,526)
Result of derivative financial instruments, net	210,503	683,334	(889,479)	(255,723)	(830,128)	(6,236)	(215,313)
Foreign exchange (gain) loss and indexation charges, net	454,415	1,475,123	(2,627,044)	(772,295)	(2,507,023)	(721,842)	(932,907)

	558,657	1,813,511	(3,782,287)	(1,135,255)	(3,685,265)	(1,634,725)	(2,054,023)

Income (loss) before income taxes	971,696	3,154,318	(1,522,491)	(49,578)	(160,941)	21,890	(343,576)

Income taxes:
Current	(11,113)	(36,076)	(147,102)	(210,784)	(684,246)	(46,280)	(619,606)
Deferred	(419,909)	(1,363,108)	1,116,594	370,332	1,202,172	186,942	265,600

Net income (loss)	540,673	1,755,134	(552,999)	109,970	356,985	162,552	(697,582)

Net income (losses) attributable to shareholders of the company	538,199	1,747,103	(563,286)	105,411	342,185	155,584	(706,422)
Net income attributable to non-controlling interest	2,474	8,031	10,287	4,559	14,800	6,968	8,840

(1)
Solely for the convenience of the reader, real amounts for the nine-month period ended September 30, 2016 and for year ended December 31, 2015 have been translated into U.S. dollars at the exchange rate as of September 30, 2016 of R$3.2462 to U.S.$1.00. See "Exchange Rates" for further information on recent fluctuations in exchange rates. Such translations should not be construed as representations that the real amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

	At September 30,		At December 31,
Summary Balance Sheet Data:	2016(1)	2016	2015(1)	2015	2014	2013
	(in thousands of U.S.$)	(in thousands of reais)	(in thousands of U.S.$)	(in thousands of reais)
Cash and cash equivalents	349,286	1,133,852	331,973	1,077,651	461,067	1,271,752
Marketable securities—current	730,657	2,371,858	434,928	1,411,864	682,819	1,068,182
Trade accounts receivable, net	146,257	474,778	228,683	742,352	538,424	382,087
Accounts receivable—land and building sold	—	—	—	—	—	902,584
Inventory	550,690	1,787,650	483,995	1,571,146	1,238,793	1,265,730
Assets held for sale	—	—	—	—	—	589,849
Total current assets	1,966,221	6,382,746	1,682,145	5,460,578	3,261,177	5,807,001
Biological assets	1,331,939	4,323,741	1,267,635	4,114,998	3,707,845	3,423,434
Property, plant and equipment	3,693,941	11,990,534	2,905,978	9,433,386	9,252,733	9,824,504
Intangible assets	1,412,145	4,584,105	1,387,972	4,505,634	4,552,103	4,634,265

Total assets	9,878,205	32,066,629	9,067,210	29,433,978	25,593,980	26,750,172
Loans and financings—current(2)	465,089	1,509,772	330,502	1,072,877	965,389	2,972,361
Trade payables	413,625	1,342,709	205,784	668,017	593,348	586,541
Liabilities related to the assets held for sale	—	—	—	—	—	470,000
Total current liabilities	1,082,596	3,514,323	910,387	2,955,299	2,099,230	4,448,355
Loans and financings—non-current(3)	3,906,896	12,682,567	3,595,267	11,670,955	7,361,130	6,800,736
Derivative financial instruments	82,684	268,410	254,348	825,663	422,484	451,087

Total liabilities	5,463,973	17,737,149	5,119,419	16,618,658	10,978,275	12,258,918
Total shareholders' equity	4,414,232	14,329,480	3,947,791	12,815,320	14,615,705	14,491,254

Total liabilities and shareholders' equity	9,878,205	32,066,629	9,067,210	29,433,978	25,593,980	26,750,172

(1)
Solely for the convenience of the reader, real amounts for the nine-month period ended September 30, 2016 and for year ended December 31, 2015 have been translated into U.S. dollars at the exchange rate as of September 30, 2016 of R$3.2462 to U.S.$1.00. See "Exchange Rates" for further information on recent fluctuations in exchange rates. Such translations should not be construed as representations that the real amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)
Includes current portion of non-current loans and financings.

(3)
Excludes current portion of non-current loans and financings.

	At and For the Nine-Month Periods Ended September 30,			At and For the Year Ended December 31,
Other Financial and Operating Data:	2016(1)	2016	2015	2015(1)	2015	2014	2013
(in thousands of reais or U.S.$, as applicable, unless otherwise indicated)	(U.S.$)	(reais)		(U.S.$)	(reais)
Gross margin	—	29.2%	40.2%	—	41.7%	21.7%	22.2%
Operating margin	—	18.9%	31.8%	—	35.0%	23.4%	24.7%
Capital expenditures	(1,365,915)	(4,434,034)	1,275,788	726,362	2,357,915	1,591,002	1,286,684
Depreciation, amortization and depletion	432,151	1,402,850	1,410,356	582,909	1,892,238	1,873,994	1,863,161
Cash flow provided by (used in):
Operating activities	913,753	2,966,225	3,162,926	1,379,773	4,479,018	2,226,756	2,163,530
Investing activities	(1,701,295)	(5,522,744)	(2,163,526)	(1,021,256)	(3,315,200)	(356,018)	433,849
Financing activities	844,586	2,741,694	719,643	(262,658)	(852,642)	(2,643,993)	(2,275,991)
Net indebtedness(2)	3,271,531	10,620,044	9,577,908	3,392,932	11,014,136	7,548,746	7,849,306
Adjusted EBITDA(3)	904,858	2,937,350	3,714,092	1,643,980	5,336,687	2,791,607	2,795,674
Indebtedness ratio in R$(4)	—	2.33	—	—	2.06	2.70	2.81
Number of employees	—	4,407	4,232	—	4,197	4,294	4,192
Pulp nominal production capacity (thousands of tons)	—	5,300	5,300	—	5,300	5,300	5,300
Sales volumes (thousands of tons)	—
Domestic market pulp	—	405	374	—	499	517	447
Export market pulp	—	3,514	3,436	—	4,619	4,788	4,751
Total market pulp	—	3,919	3,810	—	5,118	5,305	5,198

(1)
Solely for the convenience of the reader, real amounts for the nine-month period ended September 30, 2016 and for year ended December 31, 2015 have been translated into U.S. dollars at the exchange rate as of September 30, 2016 of R$3.2462 to U.S.$1.00. See "Exchange Rates" for further information on recent fluctuations in exchange rates. Such translations should not be construed as representations that the real amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)
Net indebtedness consists of current and non-current loans less cash and cash equivalents, marketable securities and net derivatives (assets less liabilities). Net indebtedness is a non-IFRS measure which we disclose from time to time. Net indebtedness as described in this prospectus supplement is not a substitute for IFRS measures of indebtedness. The following table sets forth a calculation of our net indebtedness:

	At September 30,	At December 31,
	2016	2015	2014	2013
	(in thousands of reais)
Loans and financings—current	1,509,772	1,072,877	965,389	2,972,361
Loans and financings—non-current	12,682,567	11,670,955	7,361,130	6,800,736
Less:
Cash and cash equivalents	1,133,852	1,077,651	461,067	1,271,752
Marketable securities—current	2,371,858	1,411,864	682,819	1,068,182
Marketable securities—non-current	70,661	68,142	51,350	48,183
Derivative financial instruments—current	(50,914)	(275,992)	(156,299)	(84,256)
Derivative financial instruments—non-current	46,838	(551,969)	(261,164)	(380,070)

Net indebtedness	10,620,044	11,014,136	7,548,746	7,849,306

(3)
We calculate EBITDA as net income (loss) plus/less financial (income) expenses, net, income taxes and depreciation, depletion and amortization. We calculate adjusted EBITDA as EBITDA plus/less equity, fair value of biological assets, loss (gain) on disposal of property, plant and equipment, accrual for losses on ICMS credits and tax credits/reversal of provision for contingencies. EBITDA and adjusted EBITDA are not a measure of financial performance under Brazilian GAAP, United States GAAP or IFRS, and should not be considered as alternatives to net income or as a measure of operating performance, operating cash flows or liquidity. EBITDA and adjusted EBITDA do not have standardized meanings, and our definitions of EBITDA and adjusted EBITDA may not be comparable with those used by other companies. EBITDA and adjusted EBITDA present limitations that limit their usefulness as measures of profitability, as a result of not considering certain costs arising from our business, which may affect, significantly, our profits, as well as financial expenses, taxes and depreciation. For a more detailed discussion of EBITDA, see "Presentation of Financial and Other Information—Special Note Regarding Non-GAAP Financial Measures." The table below reconciles EBITDA and adjusted EBITDA to our net income:

	For the 12-Month Period Ended September 30,	For the Nine-Month Period Ended September 30,		For the Year Ended December 31,
	2016	2016	2015	2015	2014	2013
	(in thousands of reais)
Net income (loss)	2,665,117	1,755,134	(552,999)	356,985	162,552	(697,582)
Plus/Less:
Financial (income) expenses, net	(1,910,533)	(1,813,511)	3,782,287	3,685,265	1,634,725	2,054,023
Income taxes	1,850,750	1,399,184	(969,492)	(517,926)	(140,662)	354,006
Depreciation, depletion and amortization	1,884,732	1,402,850	1,410,356	1,892,238	1,873,994	1,863,161

EBITDA	4,490,066	2,743,657	3,670,152	5,416,562	3,530,609	3,573,608
Plus/Less:
Equity	1,109	758	(744)	(393)	622	—
Fair value of biological assets	(46,738)	108,014	(29,831)	(184,583)	(51,755)	(102,265)
Loss (gain) on disposal of property, plant and equipment	(128,517)	22,495	15,625	(135,387)	75,171	(581,305)
Accrual for losses on ICMS credits	261,487	74,701	61,084	247,870	88,445	91,192
Tax credits/reversal of provision for contingencies	(17,464)	(12,275)	(2,194)	(7,382)	(851,485)	(185,556)

Adjusted EBITDA	4,559,943	2,937,350	3,714,092	5,336,687	2,791,607	2,795,674

(4)
Indebtedness ratio is the ratio of our net indebtedness as of the end of the applicable period divided by our Adjusted EBITDA for the then-most recently concluded period of four consecutive fiscal quarters. For the nine-month period ended September 30, 2016, our indebtedness ratio is net indebtedness as of such date divided by Adjusted EBITDA for the 12-month period ended on such date.

RISK FACTORS

        Our 2015 Annual Report, which is incorporated by reference in this prospectus supplement, includes extensive risk factors relating to our company, the pulp and paper industries and Brazil. Prospective purchasers of notes should carefully consider the risks discussed below and in our 2015 Annual Report, as well as the other information included in or incorporated by reference into this prospectus supplement, before deciding to purchase any notes. Our business, results of operations, financial condition or prospects could be negatively affected if any of these risks occurs, and as a result, the trading price of the notes could decline and you could lose all or part of your investment.

        The risk factors discussed below and in our 2015 Annual Report are not the only risks that we face, but are the risks that we currently consider to be material. There may be additional risks that we currently consider immaterial or of which we are currently unaware, and any of these risks could have similar effects to those set forth below and in our 2015 Annual Report.

Risks Relating to the Notes and the Guarantee

We may incur additional indebtedness ranking equal to the notes and the guarantee.

        The indenture will permit us and our subsidiaries to incur additional debt, including debt that ranks on an equal and ratable basis with our guarantee of the notes. If we incur additional debt or guarantees that rank on an equal and ratable basis with our guarantee of the notes, the holders of that debt (and beneficiaries of those guarantees) would be entitled to share ratably with the holders of the notes in any proceeds that may be distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This would likely reduce the amount of any liquidation proceeds that would be available to be paid to you.

The issuer has no operations of its own, and therefore its ability to make payments on the notes depends on its receipt of payments from us.

        Fibria Finance is our wholly-owned finance subsidiary that was incorporated on October 9, 2009 for the purpose of financing our operations, including through the issuance of notes (and any additional notes). As a special purpose vehicle with no material assets or business operations, holders of the notes must rely solely on the cash flow from our operations to pay amounts due in connection with the notes. The ability of the issuer to make payments of principal, interest and any other amounts due on the notes is contingent on its receipt from us of amounts sufficient to make these payments and, in turn, on our ability to make these payments. In the event that we are unable to make such payments for any reason, the issuer will not have sufficient resources to satisfy its obligations under the indenture or the notes.

The foreign exchange policy of Brazil may affect our ability to make money remittances outside Brazil in respect of the guarantee.

        Under existing regulations, Brazilian companies are not required to obtain authorization from the Brazilian Central Bank (Banco Central do Brasil) in order to make payments in U.S. dollars outside Brazil under guarantees, such as to the holders of the notes. We cannot assure you that these regulations will continue to be in force at the time we may be required to perform our payment obligations under the guarantee. If these regulations or their interpretation are modified and an authorization from the Brazilian Central Bank is required, we would be obligated to seek an authorization from the Brazilian Central Bank to transfer the amounts under the guarantee out of Brazil or, alternatively, make such payments with funds held by us outside Brazil. We cannot assure you that such an authorization will be obtained or that such funds will be available.

The market price of the notes may be adversely affected by, among other things, developments in Brazilian and international markets and any failure by us to allocate an amount equal to the net proceeds from the sale of the notes to Eligible Green Projects.

        The market price of the notes will depend on many factors. The market price of the notes may be adversely affected by declines in the international financial markets and world economic conditions. Brazilian securities markets are, to varying degrees, influenced by economic and market conditions in other emerging market countries, especially those in Latin America. Although economic conditions are different in each country, investors' reaction to developments in one country may affect the securities markets and the securities of issuers in other countries, including Brazil. For example, the market price of the notes may be adversely affected by political conditions in Brazil (see, for example, "Summary—Recent Developments—Developments Related to the Political Environment in Brazil") as well as political events elsewhere in the world, such as the United Kingdom's referendum vote in favor of leaving the European Union. We cannot assure you that the market for Brazilian securities will not continue to be affected negatively by events elsewhere, particularly in emerging markets, or that such developments will not have a negative impact on the market price of the notes.

        In addition, the market price of the notes may also be impacted if we do not meet, or continue to meet, the investment requirements of certain environmentally focused investors with respect to the notes, which may also have consequences for certain investors with portfolio mandates to invest in green assets. There is currently no market consensus on what precise attributes are required for a particular project to be defined as "green" or "sustainable" and therefore no assurance can be provided to investors that the Eligible Green Projects will meet all investor expectations with regarding environmental impact and sustainability performance. Accordingly, each potential purchaser of the notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds of the notes.

Judgments of Brazilian courts enforcing the guarantor's obligations under their guarantee would be payable only in reais.

        If proceedings are brought in the courts of Brazil seeking to enforce the guarantor's obligations under the guarantee, the guarantor would not be required to discharge its obligations in a currency other than reais. Any judgment obtained against the guarantor in Brazilian courts in respect of any payment obligations under the guarantee would be expressed in reais. We cannot assure you that this amount in reais will afford you full compensation of the amount sought in any such litigation.

Brazilian bankruptcy laws may be less favorable to investors than bankruptcy and insolvency laws in other jurisdictions.

        If we are unable to pay our indebtedness, including our obligations under the guarantee, we may become subject to bankruptcy proceedings in Brazil. The bankruptcy laws of Brazil currently in effect are significantly different from, and may be less favorable to creditors than, those of certain other jurisdictions. Noteholders may have limited voting rights at creditors' meetings in the context of a court reorganization proceeding. In addition, any judgment obtained against us in Brazilian courts in respect of any payment obligations under the guarantee normally would be expressed in the real equivalent of the U.S. dollar amount of such sum at the exchange rate in effect on the date (1) of actual payment, (2) on which such judgment is rendered, or (3) on which collection or enforcement proceedings are started against us. Consequently, in the event of our bankruptcy, all of our debt obligations, including the guarantee of the notes, which are denominated in foreign currency, will be converted into reais at the prevailing exchange rate on the date of declaration of our bankruptcy by the court. We cannot assure investors that such rate of exchange will afford full compensation of the amount invested in the notes plus accrued interest.

Payments on the notes and the guarantee will be junior to our secured debt obligations and to the liabilities of our subsidiaries, affiliates or joint ventures to their own creditors.

        As of September 30, 2016, our total consolidated indebtedness amounted to R$14,192 million, R$1,436 million of which was Fibria Celulose's secured indebtedness. The notes and the guarantee will constitute unsecured obligations of the issuer and the guarantor, respectively, and will rank equally in right of payment with all of the other existing and future unsecured, unsubordinated indebtedness of the issuer and the guarantor, respectively. Although the holders of the notes will have a direct, but unsecured, claim on our assets and property, payment on the guarantee will be subordinated to payments on our secured debt to the extent of the assets and property securing such debt.

        We conduct certain aspects of our business through subsidiaries, none of which are obligated under the notes or the guarantee (other than the issuer). Our subsidiaries are separate and distinct legal entities and have no obligation (other than the issuer), contingent or otherwise, to pay any amounts due under the notes or the guarantee or to make any funds available therefor, whether in the form of loans, dividends or otherwise.

        The claims of any creditor of any of our subsidiaries, affiliated companies or joint ventures would rank ahead of our ability to receive dividends and other cash flows from these companies. As a result, claims of these creditors would rank ahead of our ability to access cash from these companies in order to satisfy our obligations under the guarantee. All of the material debt of our subsidiaries is guaranteed by Fibria Celulose. As of September 30, 2016, R$8,989 million of our total consolidated indebtedness was indebtedness of our subsidiaries and Fibria Celulose's portion of the indebtedness of Veracel. In addition, these subsidiaries, affiliated companies and joint ventures may be restricted by their own loan agreements, governing instruments and other contracts from distributing cash to us to enable us to perform under the guarantee.

The guarantor's obligations under the guarantee are also subordinated to certain statutory preferences.

        Under Brazilian law, the guarantor's obligations under its guarantee are also subordinated to certain statutory preferences. In the event of the liquidation, bankruptcy or judicial reorganization of a guarantor, such statutory preferences, including post-petition claims, claims for salaries, wages, social security, taxes, court fees and expenses and claims secured by collateral, among others, will have preference over any other claims, including claims by any investor in respect of the guarantee. In such a scenario, enforcement of the guarantee may be unsuccessful, and noteholders may be unable to collect amounts that they are due under the notes.

Any reduction in our credit ratings could materially and adversely affect us.

        The ratings of the notes address the likelihood of payment of principal at the maturity of the notes. The ratings also address the timely payment of interest on each interest payment date. The ratings of the notes are not a recommendation to purchase, hold or sell the notes, and the ratings do not comment on market price or suitability for any particular investor. We cannot assure you that the rating of the notes will remain for any given period of time or that the rating will not be lowered or withdrawn. The assigned ratings may be raised or lowered depending, among other factors, on the rating agencies' respective assessment of our financial strength, as well as their assessment of Brazilian sovereign risk generally.

        In addition, credit ratings impact the interest rates we pay on funds that we borrow and the market's perception of our financial strength. If the ratings on the notes were reduced and the market were to perceive any such reduction as a deterioration of our financial strength, our cost of borrowing would likely increase and our results of operations, cash flows and financial condition could be materially adversely affected.

We may be unable to purchase the notes upon a specified change of control event, which would result in defaults under the indenture governing the notes.

        The terms of the notes will require us to make an offer to repurchase the notes upon the occurrence of a specified change of control event at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to the date of the purchase. Any financing arrangements we may enter into may require repayment of amounts outstanding upon the occurrence of a change of control event and limit our ability to fund the repurchase of your notes in certain circumstances. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facilities and other financing arrangements will not allow the repurchases. See "Description of the Notes—Purchase of Notes upon Change of Control Event."

We cannot assure investors that a judgment of a court for liabilities under the securities laws of a jurisdiction outside Brazil would be enforceable in Brazil, or that an original action can be brought in Brazil against us for liabilities under applicable securities laws.

        The issuer is incorporated under the laws of the Cayman Islands, and Fibria Celulose is incorporated under the laws of Brazil. Substantially all of our assets are located in Brazil. All of the issuer's and all of our directors, executive officers and certain advisors named herein reside in Brazil. As a result, it may not be possible for investors to effect service of process within the United States upon the issuer or us, or its or our directors, executive officers and advisors, or to enforce against the issuer or us, or its or our directors, executive officers and advisors, in U.S. or Brazilian courts, any judgments predicated upon the civil liability provisions of applicable securities laws or predicated upon the laws of the State of New York which is the governing law of the indenture, the notes and the guarantee. In addition, it may not be possible to bring an original action in Brazil against us for liabilities under securities laws of the United States or other jurisdictions or to enforce the guarantee of Fibria Celulose if the indenture or the notes were to be declared void by a court applying the laws of the State of New York. In addition, prior to the commencement of an insolvency procedure, creditors under indebtedness governed by Brazilian Law may be able to collect their credit more expeditiously than creditors under indebtedness governed by other laws (such as the laws of the State of New York) if such indebtedness is not qualified as an extrajudicial executive title (título executivo extrajudicial) under such laws or if such qualification is questioned in Brazilian courts. See "Service of Process and Enforcement of Judgments."

An active trading market for the notes may not develop.

        The notes constitute a new issue of securities, for which there is no existing market. The underwriters are not under any obligation to make a market with respect to the notes, and we cannot assure you that trading markets will develop or be maintained, that holders of the notes will be able to sell their notes, or the price at which such holders may be able to sell their notes. If an active trading market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our results of operations and financial condition, prospects for other companies in our industry, political and economic developments in and affecting Brazil, the risk associated with Brazilian issuers of similar securities and the market for similar securities. If an active trading market for the notes does not develop or is interrupted, the market price and liquidity of the notes may be materially adversely affected.

The guarantee may not be enforceable if deemed fraudulent and declared void.

        The guarantee may not be enforceable under Brazilian law. While Brazilian law does not prohibit the granting of guarantees, in the event that we were to become subject to a reorganization proceeding or to bankruptcy, our guarantee, if granted up to two years before the declaration of bankruptcy, may be deemed to have been fraudulent and declared void, based upon our being deemed not to have received fair consideration in exchange for the guarantee.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of the notes to be approximately U.S.$685 million after deducting the underwriting discount and the estimated expenses of the offering payable by us.

        We will allocate an amount equal to the net proceeds to "Eligible Green Projects," that is, projects that we believe meet one or more of the Eligibility Criteria (as defined below), including (i) existing projects financed during the two years preceding the issue date of the notes, (ii) projects committed to prior to the issue date of the notes but financed following the issue date of the notes and (iii) projects committed to and financed after the issue date of the notes. Eligible Green Projects may be funded in whole or in part by net proceeds from the sale of the notes. Payment of the principal and interest on the Notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Project.

        Eligibility Criteria means expenditures in any one of the following:

  •
  Sustainable Forest Management for Eucalyptus Plantations that Are Certified by FSC®(1) or Cerflor (PEFC):  (i) producing and acquiring the seedlings, (ii) preparing the soil for the seedlings, including subsoiling and harrowing, (iii) planting of seedlings, or (iv) protecting and maintaining the seedlings up to harvest.

  •
  Restoration of Native Forests and Conservation of Biodiversity:  (i) acquiring new native Brazilian seedlings, (ii) planting native Brazilian seedlings in degraded land, (ii) creating ecological corridors and mosaics in eucalyptus plantations so that they can serve as wildlife and flora habitat conservation, or (iii) funding studies that evaluate the conservation of high conservation value (HCV) areas.

  •
  Waste Management:  (i) reducing chemical usage and waste, (ii) increasing the efficiency of filtration and the removal of dregs, (iii) recovering fibers (for reuse) and minimizing fiber waste, (iv) installing a dryer for the use of dry waste as biomass, (v) separating and recovering methanol waste (for reuse as fuel), (vi) reducing sedimentation in lagoons (for improved effluent treatment and use in composting), or (vii) transforming industrial waste into subproducts.

  •
  Sustainable Water Management:  (i) reducing consumption of water in industrial processes, or (ii) facilitating reuse of water in industrial processes.

  •
  Renewable Energy:  optimizing biomass boiler efficiency (to increase energy generated from biomass).

        While the notes are outstanding, the proceeds from the notes will be allocated and managed by our finance team following specific recommendations from our sustainability team.

        The finance team will track the allocation of proceeds to Eligible Green Projects using management systems and spreadsheets, including a brief description of the relevant Eligible Green Project, the regions in which it is located and the amount of proceeds allocated to such Eligible Green Project. On an annual basis, an amount equal to the net proceeds amount will be adjusted by the amounts allocated to Eligible Green Projects. Pending allocation, net proceeds may be invested in cash, cash equivalents and/or marketable securities in accordance with our cash management policies. Proceeds may be allocated to Fibria subsidiaries to fund one or more of the Eligible Green Projects in whole or in part.

        Throughout the life of the notes, Fibria will keep records in connection with the allocation of the net proceeds and will make publicly available on its website (see www.fibria.com.br/en) information on the allocation of the net proceeds, to be renewed annually until full allocation of the net proceeds, and as necessary thereafter in the event of new developments. This information will include, subject to

(1)
License Code FSC-C100042, FSC-C100704, FSC-C110130.

confidentiality considerations, in relation to the projects to which we are subject, additional descriptions of select projects funded with the net proceeds and, to the extent possible, in addition to its allocation reporting, Fibria will report on the expected environmental impact of the projects. The contents of Fibria's website are not incorporated into this prospectus supplement or the accompanying prospectus.

        These reports will be accompanied by:

  a.
  An assertion by management that the net proceeds of this offering were allocated to Eligible Green Projects; and

  b.
  A report from an external auditor in respect of its examination of management's assertion conducted in accordance with attestation standards established by the International Standard on Assurance Engagements (ISAE) 3000.

        The underwriters make no assurances as to (i) whether the notes will meet investor criteria and expectations with regarding environmental impact and sustainability performance for any investors, (ii) whether the use of the net proceeds will be used for Eligible Green Projects or (iii) the characteristics of the Eligible Green Projects, including their environmental and sustainability criteria.

CAPITALIZATION

        The following table sets forth our consolidated debt and capitalization at September 30, 2016 based on our unaudited condensed consolidated interim financial information as of September 30, 2016 prepared in accordance with IAS 34:

  •
  on an actual historic basis;

  •
  as adjusted to reflect:

  (i)
  the disbursement of R$423 million on October 18, 2016 and the disbursement of R$412 million on December 13, 2016, pursuant to the financing agreement entered into between Fibria-MS and BNDES in May 2016;

  (ii)
  the disbursement of U.S.$36 million (equivalent then to R$124 million) on November 16, 2016 and the disbursement of U.S.$43 million (equivalent then to R$145 million) on December 15, 2016, pursuant to the Finnish Export Credit Agreement entered into between Fibria-MS and Finnvera plc, as guarantor, BNP Paribas Fortis SA/NV, Finnish Export Credit Ltd., HSBC Bank USA, N.A. and Nordea Bank Finland plc in May 2016;

  (iii)
  the disbursement of R$50 million on December 13, 2016, R$10 million on December 27, 2016 and R$52 million on December 28, 2016, pursuant to the financing agreement entered into between Fibria and BNDES in October 2011;

  (iv)
  the issuance of R$1,250 million aggregate principal amount of CRAs in December 2016 in accordance with CVM Instruction No. 400; and

  (v)
  the disbursement of R$77 million on December 28, 2016 and R$32 million on December 29, 2016, pursuant to the financing agreement entered into between Fibria Celulose and Banco do Nordeste do Brasil S.A. in December 2016.

    See "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015—Debt—Material Financing Transactions," "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015—Debt—BNDES Financings" and "Summary—Recent Developments" for more information; and

  •
  as further adjusted for the issuance of the notes in this offering.

        This table should be read in conjunction with, and is qualified in its entirety by reference to, (1) our unaudited condensed consolidated interim financial information as of September 30, 2016 and for the three- and nine-month periods ended September 30, 2016 and 2015 and the notes thereto included in this prospectus supplement, (2) our audited consolidated financial statements and the notes thereto included in our 2015 Annual Report, which are incorporated by reference in this prospectus supplement, (3) the "Management's Discussion and Analysis of Financial Results for the Nine-Month Periods Ended September 30, 2016 and 2015" section in this prospectus supplement and (4) "Item 5.

Operating and Financial Review and Prospects" and "Item 3. Key Information—A. Selected Financial Data" included in our 2015 Annual Report.

	As of September 30, 2016
	Actual		As Adjusted		As Further Adjusted
	(in thousands of U.S.$)(1)	(in thousands of reais)	(in thousands of U.S.$)(1)	(in thousands of reais)	(in thousands of U.S.$)(1)	(in thousands of reais)
Indebtedness:
Short-term loans and financings(2)
Real-denominated
Secured(3)	65,538	212,750	66,703	216,531	66,703	216,531
Unsecured	125,493	407,376	125,493	407,376	125,493	407,376

	191,031	620,126	192,196	623,907	192,196	623,907
Foreign-denominated
Secured(3)	20,844	67,662	21,025	68,251	21,025	68,251
Unsecured	253,214	821,984	253,214	821,984	253,214	821,984

	274,058	889,646	274,239	890,235	274,239	890,235
Long-term loans and financing(4)
Real-denominated
Secured(3)	364,448	1,183,070	651,585	2,115,175	651,585	2,115,175
Unsecured	951,556	3,088,943	1,370,254	4,448,120	1,370,254	4,448,120

	1,316,004	4,272,013	2,021,839	6,563,295	2,021,839	6,563,295
Foreign-denominated
Secured(3)	382,993	1,243,271	468,820	1,521,882	468,820	1,521,882
Unsecured	2,207,899	7,167,283	2,207,899	7,167,283	2,907,899	9,439,623

	2,590,892	8,410,554	2,676,719	8,689,165	3,376,719	10,961,505
Total indebtedness	4,371,985	14,192,339	5,164,993	16,766,602	5,864,993	19,038,942

Shareholders' Equity:
Share capital	2,997,045	9,729,006	2,997,045	9,729,006	2,997,045	9,729,006
Share capital reserve	3,138	10,186	3,138	10,186	3,138	10,186
Treasury shares	3,197	(10,378)	3,197	(10,378)	3,197	(10,378)
Statutory reserves	500,886	1,625,977	500,886	1,625,977	500,886	1,625,977
Other reserves	357,228	1,159,634	357,228	1,159,634	357,228	1,159,634
Retained earnings	538,199	1,747,103	538,199	1,747,103	538,199	1,747,103

Equity attributable to shareholders of the company	4,393,299	14,261,528	4,393,299	14,261,528	4,393,299	14,261,528

Total capitalization(5)	8,765,284	28,453,867	9,558,292	31,028,130	10,258,292	33,300,470

(1)
Solely for the convenience of the reader, real amounts as of September 30, 2016 have been translated into U.S. dollars at the exchange rate as of September 30, 2016 of R$3.2462 to U.S.$1.00. See "Exchange Rates" for further information on recent fluctuations in exchange rates. Such translations should not be construed as representations that the real amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)
Includes current portion of long-term loans and financings.

(3)
Our secured debt is secured by certain of our property, plant and equipment.

(4)
Excludes current portion of long-term loans and financings.

(5)
Corresponds to total loans and financings plus equity attributable to shareholders of the company.

EXCHANGE RATES

        Since 1999, the Brazilian Central Bank has allowed the U.S. dollar-real exchange rate to float freely, and, since then, the U.S. dollar-real exchange rate has fluctuated considerably. The Brazilian Central Bank has intervened occasionally to control unstable movements in foreign exchange rates. We cannot predict whether the Brazilian Central Bank or the Brazilian government will continue to let the real float freely or will intervene in the exchange rate market. The real may depreciate or appreciate substantially against the U.S. dollar.

        The following table shows the selling exchange rate published by the Brazilian Central Bank for U.S. dollars, expressed in reais per U.S. dollar for the periods and dates indicated. The information in the "Average" column represents the average of the exchange rates on the last day of each month during the years presented.

	Exchange Rates of R$ per U.S.$1.00
	Period-End	Average(1)	High	Low
Year ended December 31,
2011	1.8758	1.6709	1.9016	1.5345
2012	2.0435	1.9588	2.1121	1.7024
2013	2.3426	2.1741	2.4457	1.9528
2014	2.6562	2.3547	2.7403	2.1974
2015	3.9048	3.3387	4.1949	2.5754
Month
July 2016	3.2390	3.2755	3.3388	3.2298
August 2016	3.2403	3.2097	3.2733	3.1302
September 2016	3.2462	3.2564	3.3326	3.1934
October 2016	3.1811	3.1861	3.2359	3.1193
November 2016	3.3967	3.3420	3.4446	3.2024
December 2016	3.2591	3.3523	3.4650	3.2591
January 2017 (through January 10, 2017)	3.1918	3.2271	3.2729	3.1918

Source: Brazilian Central Bank.

(1)
Annually, represents the average of the exchange rates on the last day of each month during the periods presented; monthly, represents the average of the end-of-day exchange rates during the periods presented.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL RESULTS FOR THE
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2016 AND 2015

        The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated interim financial information as of September 30, 2016 and for the three- and nine-month periods ended September 30, 2016 and 2015, and the notes thereto included in this prospectus supplement, the information presented under the sections "Presentation of Financial and Other Information" and "Item 3. Key Information—Selected Financial Data," "Item 5: Operating and Financial Review and Prospects," "Item 11: Quantitative and Qualitative Disclosures about Market Risk" and our audited consolidated financial statements as of December 31, 2015 and December 31, 2014 and for the years ended December 31, 2015, 2014 and 2013 included in our 2015 Annual Report.

        The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those set forth herein under "Cautionary Statement Regarding Forward-Looking Statements" and in "Item 3. Key Information—D. Risk Factors" in our 2015 Annual Report.

        The following discussion and analysis of our financial condition and results of operations has been organized to present the following:

  •
  a brief overview of our company;

  •
  a discussion of our results of operations for the nine-month periods ended September 30, 2016 and 2015;

  •
  a discussion of our liquidity and capital resources, including our cash flows for the nine-month periods ended September 30, 2016 and 2015 and our material short-term and long-term indebtedness as of September 30, 2016;

  •
  a discussion of our off-balance sheet arrangements; and

  •
  a qualitative and quantitative discussion of the market risks we face.

Overview

        We are the world's largest producer of market pulp, according to the independent consulting firm Hawkins Wright and the PPPC, with an annual aggregate pulp production capacity of 5.3 million tons. This represented 22% of the world demand for BEKP in 2015, according to the PPPC.

        We believe that our BEKP production costs are among the lowest in the world. During the nine-month period ended September 30, 2016, our pulp cash production cost per ton, including logistics, was 11% less than the average in Brazil, the most competitive market for BEKP, and in the year ended December 31, 2015, it was 2% less than the average in Brazil, according to Hawkins Wright. We believe that this important competitive advantage is principally due to: (1) our economies of scale; (2) advanced forestry techniques in managing the planting, maintenance and harvesting of our forests; (3) modern industrial plants using state-of-the-art technology; (4) the comparatively short harvest cycle of our trees; and (5) the relative low cost of our raw materials, including electricity and chemicals.

        We produce BEKP in three pulp mills, which are located in the States of Espírito Santo, Mato Grosso do Sul and São Paulo. In addition, we have a 50% interest in Veracel, a joint venture with the Swedish-Finnish company, Stora Enso, which operates a pulp mill in the State of Bahia.

Results of Operations for the Nine-month Period Ended September 30, 2016 Compared with Nine-month Period Ended September 30, 2015

        The discussion below is based on our consolidated financial statements prepared in accordance with IFRS as issued by the IASB. The following table sets forth certain items derived from our statements of operations for the periods indicated:

	For the Nine-Month Periods Ended September 30,		Variation
	2016	2015	Amount	Percentage
	(in thousands of reais)			(%)
Statement of Profit or Loss:
Net revenues	7,081,010	7,096,052	(15,042)	(0.2)%
Cost of sales	(5,016,556)	(4,246,565)	(769,991)	18.1%

Gross profit	2,064,454	2,849,487	(785,033)	(27.5)%

Operating income (expenses):
Selling expenses	(345,528)	(312,558)	(32,970)	10.5%
General and administrative expenses	(201,507)	(194,807)	(6,700)	3.4%
Equity in results of the joint venture	(758)	744	(1,502)	(201.9)%
Other operating income and expense, net	(175,854)	(83,070)	(92,784)	111.7%

	(723,647)	(589,691)	(133,956)	22.7%

Income before financial income and expenses	1,340,807	2,259,796	(918,989)	(40.7)%

Financial income	189,557	132,182	57,375	43.4%
Financial expenses	(534,503)	(397,946)	(136,557)	34.3%
Result of derivative financial instruments, net	683,334	(889,479)	1,572,813	(176.8)%
Foreign exchange (gain) loss and indexation charges, net	1,475,123	(2,627,044)	4,102,167	(156.2)%

	1,813,511	(3,782,287)	5,595,798	(147.9)%

Income (loss) before income taxes	3,154,318	(1,522,491)	4,676,809	(307.2)%

Income taxes:
Current	(36,076)	(147,102)	111,026	(75.5)%
Deferred	(1,363,108)	1,116,594	(2,479,702)	(222.1)%

Net income (loss)	1,755,134	(552,999)	2,308,133	(417.4)%

Net income (loss) attributable to shareholders of the company	1,747,103	(563,286)	2,310,389	(410.2)%
Net income attributable to non-controlling interest	8,031	10,287	(2,256)	(21.9)%

Net income (loss) for the period	1,755,134	(552,999)	2,308,133	(417.4)%

        The following table sets forth our production and sales volumes, and net operating revenue by type of product:

	For the Nine-Month Periods Ended September 30,		Variation
	2016	2015	Amount	Percentage
Pulp production (in thousands of tons)	3,802	3,888	(86)	(2.2)%
Pulp sales volumes (in thousands of tons)
Domestic	405	373	32	8.6%
Export	3,514	3,436	78	2.3%

Total	3,919	3,809	110	2.9%
Net revenue (in millions of R$)
Domestic	703	564	139	24.6%
Export	6,313	6,462	(149)	(2.3)%
Services	65	70	(5)	(6.2)%

Total	7,081	7,096	(15)	(0.2)%
Average prices (in R$ per ton)	1,790	1,844	(54)	(2.9)%

Net Revenues

        Our net revenues decreased by 0.2% to R$7,081 million in the nine-month period ended September 30, 2016 from R$7,096 million in the corresponding period in 2015, mainly as a result of the following factors: a 2.3% decrease in net revenues from export sales to R$6,313 million in the nine-month period ended September 30, 2016 from R$6,462 million in the corresponding period in 2015, which was partially offset by a 24.5% increase in net revenues from domestic sales to R$703 million in the nine-month period ended September 30, 2016 from R$565 million in the corresponding period in 2015. The decrease in our net revenues from export sales was mainly attributable to a 2.9% reduction in our average net pulp price in reais during the nine-month period ended September 30, 2016, due to a 16.9% depreciation of the average exchange rate of the real against the U.S. dollar during the nine-month period ended September 30, 2016 as compared to the corresponding period in 2015. Our sales volume was 3,920 kilotons during the nine-month period ended September 30, 2016, compared to 3,810 kilotons in the corresponding period in 2015.

        Export sales constituted 89.1% of our net revenue and 89.7% of our sales volume in the nine-month period ended September 30, 2016, compared to 91.1% and 90.2%, respectively, in the corresponding period of 2015. During the nine-month period ended September 30, 2016, 38% of our total sales volume was exported to Europe, 32% to Asia, 20% to North America and 10% to Latin America, as compared to 43%, 25%, 22% and 10%, respectively, in the corresponding period in 2015.

Cost of Sales

        Our cost of sales increased by 18.1% to R$5,017 million in the nine-month period ended September 30, 2016 from R$4,247 million in the corresponding period in 2015, mainly as a result of (i) a 39.6% increase in variable costs to R$2,568 million in the nine-month period ended September 30, 2016 from R$1,840 million in the corresponding period in 2015, and (ii) a 13.3% increase in labor expenses to R$407 million in the nine-month period ended September 30, 2016 from R$359 million in the corresponding period in 2015. Variable costs increased primarily as a result of expenses related to the purchase of hardwood pulp produced by Klabin pursuant to a supply agreement, and increased expenses related to our pulp cash production cost due to a wider average transportation radius and a larger proportion of wood acquired from third parties. The increase in labor expenses was primarily attributable to standard annual adjustments to employee compensation.

        The pulp cash production cost is one of the main components of our cost of sales. Our pulp cash production cost consists principally of the cost of sales excluding depreciation, depletion, amortization and freight. During the nine-month period ended September 30, 2016, the main components of our pulp cash production costs were, in order of magnitude: wood, chemicals, maintenance, fuel and personnel, which represented approximately 49%, 20%, 12%, 7%, and 5%, respectively, of our total cash production cost. There were no significant differences in the composition of our pulp cash production cost in the nine-month period ended September 30, 2016 as compared to the corresponding period in 2015.

        Our pulp cash production cost per ton increased by 10% to R$665 per ton during the nine-month period ended September 30, 2016 from R$604 per ton during the corresponding period in 2015, primarily due to an increase of R$40 per ton in wood costs (including transportation), R$18 per ton in variable costs (mainly the lower utilities results regarding electricity sales) and R$10 per ton due to the foreign exchange rate, which were partially offset by R$19 per ton of lower cost due to downtimes related to maintenance. Our pulp cash production cost per ton decreased by 3.6% to R$638 per ton during the three-month period ended September 30, 2016 from R$662 per ton during the three-month period ended June 30, 2016. Our pulp cash production cost per ton decreased by 3.2% to R$638 per ton during the three-month period ended September 30, 2016 from R$659 per ton in the corresponding period in 2015.

        As a result of the above, our gross profit decreased by 27.5% to R$2,064 million during the nine-month period ended September 30, 2016 from R$2,849 million in the corresponding period in 2015. Our gross margin decreased to 29.2% in the nine-month period ended September 30, 2016 from 40.2% during the corresponding period in 2015.

Selling Expenses

        Our selling expenses increased by 10.5% to R$346 million in the nine-month period ended September 30, 2016 from R$313 million in the corresponding period in 2015, mainly due to a 9.9% increase in expenses related to the handling, storage and transportation of goods and sales commissions to R$293 million in the nine-month period ended September 30, 2016 from R$267 million in the corresponding period in 2015 as a result of increased sales volume. As a percentage of our net revenue, our selling expenses increased to 4.9% during the nine-month period ended September 30, 2016 from 4.4% in the corresponding period in 2015.

General and Administrative Expenses

        Our general and administrative expenses increased by 3.4% to R$202 million in the nine-month period ended September 30, 2016 from R$195 million in the corresponding period in 2015. This increase was mainly due to (i) a 5.5% increase in labor expenses to R$78 million in the nine-month period ended September 30, 2016 from R$74 million in the corresponding period in 2015 as a result of standard annual adjustments to employee compensation. As a percentage of our net revenue, our general and administrative expenses increased to 2.8% in the nine-month period ended September 30, 2016 from 2.7% during the corresponding period in 2015.

Equity in Results of the Joint Venture

        We recorded equity in losses of our joint venture F&E Technologies of R$1 million in the nine-month period ended September 30, 2016 compared to equity in income of the joint venture, net of R$1 million in the corresponding period in 2015.

Other Operating Income and Expense, Net

        Our other operating expense, net increased by 111.2% to R$176 million in the nine-month period ended September 30, 2016 from other operating expense, net of R$83 million in the corresponding period in 2015, primarily as a result of recognizing a loss of R$108 million in the fair value of the biological assets in the nine-month period ended September 30, 2016, against a gain of R$30 million in the corresponding period in 2015. These factors were partially offset by a 55.8%, or R$53 million, decrease in expenses related to our employee variable compensation program.

Net Financial Results

        Our net financial results increased by 147.9%, or R$5,596 million, to a net financial income of R$1,814 million during the nine-month period ended September 30, 2016 from a net financial expense of R$3,782 million in the corresponding period in 2015, primarily as a result of the impact of the exchange variation on U.S. dollar-denominated debt to a gain of R$1,750 million in the nine-month period ended September 30, 2016 from a loss of R$3,254 million in corresponding period in 2015, due to a 16.87% depreciation of the U.S. dollar against the real in the nine-month period ended September 30, 2016. Our U.S. dollar-denominated debt accounted for 89% of our total consolidated indebtedness as at September 30, 2016.

        The 34.3% increase in our financial expenses was mainly attributable to the increase in the level of gross debt as well as to the increase in interest rates in Brazil, which resulted in an increase in financial expenses in connection with our real-denominated debt.

        The R$1,573 million increase in our result of derivative financial instruments, net and the R$4,102 million increase in our foreign exchange income during the nine-month period ended September 30, 2016, were mainly due to the 16.87% appreciation of the real against the U.S. dollar during the nine-month period ended September 30, 2016, compared to the 49.57% depreciation of the real against the U.S. dollar during the corresponding period in 2015.

Income Taxes

        Brazilian corporate statutory income tax and social contribution rate is 34%. The effective tax rate applicable to our income before tax and social contribution was 44.4% and 63.7% for the nine-month periods ended September 30, 2016 and 2015, respectively.

        The decrease in the effective rate during the nine-month period ended September 30, 2016, when compared to the effective interest rate during the corresponding period in 2015, was mainly attributable to a reduction in the tax effect on the credit from the Reintegra Program and the net foreign exchange gains/losses recognized by our foreign subsidiaries that use the real as the functional currency. As the real is not used for tax purposes in the foreign country, this net foreign exchange gain is not recognized for tax purposes in the foreign country nor is it subject to tax in Brazil. The tax effect of this exempt loss was R$295 million in the nine-month period ended September 30, 2016 and an income of R$452 million in the corresponding period in 2015, reflecting the appreciation of the real in relation to these foreign currencies (primarily the U.S. dollar and the Euro).

Net Income (Loss)

        As a result of the above, our net loss decreased by 417.4% to a net income of R$1,755 million during the nine-month period ended 2016 from a net loss of R$553 million during the corresponding period in 2015. As a percentage of net revenue, our net income was 24.8% during the nine-month period ended September 30, 2016 compared to 7.8% during the corresponding period in 2015.

Liquidity and Capital Resources

        Our primary sources of liquidity have historically been cash flows from operating and financing activities and short-term and long-term borrowings. We believe these sources will continue to be the principal means with which we will meet our cash flow needs.

        Our material cash requirements include the following:

  •
  working capital;

  •
  debt service; and

  •
  capital expenditures.

        As of September 30, 2016, our cash and cash equivalents and our marketable securities were R$3,576 million, of which 75.1% were denominated in reais and invested in both public and private financial assets and the remaining 24.9% were denominated in U.S. dollars and invested mainly in time deposits.

        The fair value of derivative financial instruments represented a net liability balance of R$4 million as of September 30, 2016 and R$828 million as of December 31, 2015.

        As of September 30, 2016, we had a positive working capital balance (including our cash and cash equivalents, marketable securities, current loans and financings and derivative instruments) of R$2,868 million compared to R$2,505 million as of December 31, 2015. We do not expect to have any difficulty in meeting our short-term obligations since our current assets as of September 30, 2016 were equivalent to 1.8 times our current liabilities. We believe that we will be able to access either the capital or banking markets, if necessary.

Sources of Funds

Net Cash Flows from Operating Activities

        Our net cash flows provided by operating activities decreased by 6.2% to R$2,966 million in the nine-month period ended September 30, 2016 from R$3,163 million in the corresponding period in 2015, due to: (1) a decrease in taxes payable of R$367 million during the nine-month period ended September 30, 2016 compared to an increase in taxes payable of R$9 million in the corresponding period in 2015; and (2) a decrease in trade accounts receivables of R$168 million during the nine-month period ended September 30, 2016 compared to a decrease in trade accounts receivables of R$209 million in the corresponding period in 2015, partially offset by recording income before taxes of R$3,154 million during the nine-month period ended September 30, 2016 compared to a loss of R$1,522 million in the corresponding period in 2015.

Uses of Funds

Net Cash Flows from Investing Activities

        Our net cash used in investing activities increased by R$3,359 million to R$5,523 million in the nine-month period ended September 30, 2016 from R$2,164 million in the corresponding period in 2015, due to the combined effect of: (1) investments in property, plant, equipment, intangible assets and forests in the amount of R$4,434 million (of which R$2,897 million are related to the Horizonte 2 Project) during the nine-month period ended September 30, 2016, compared to R$1,276 million in the corresponding period in 2015; (2) investments in marketable securities of R$954 million during the nine-month period ended September 30, 2016, compared to R$602 million in the corresponding period in 2015; and partially offset by (3) derivative transactions settled in the amount of R$141 million during the nine-month period ended September 30, 2016, compared to R$306 million in the corresponding period in 2015.

Net Cash Flows from Financing Activities

        Our net cash provided by financing activities, which include short-term and long-term secured and unsecured borrowings and debt repayments, increased by 281% to R$2,742 million in the nine-month period ended September 30, 2016 from R$720 million provided in the corresponding period in 2015.

        This increase in our net cash provided by financing activities was primarily a result of:

          (1)   new loans and financings of R$5,225 million during the nine-month period ended September 30, 2016, mainly related to (i) three public issuances of CRAs in an aggregate amount of R$2,050 million during the nine-month period ended September 30, 2016 (see "—Debt—Material Financing Transactions"); (ii) the U.S. dollar Finnish Export Credit Agreement of which U.S.$275 million was disbursed during the nine-month period ended September 30, 2016 (see "—Debt—Material Financing Transactions") and (iii) the real-denominated loan agreement entered into with the FDCO in May 2016 of which R$424 million was disbursed during the nine-month period ended September 30, 2016 (see "—Debt—Material Financing Transactions"). We expect to use a portion of these funds to finance the Horizonte 2 Project at our Três Lagoas Unit located in the State of Mato Grosso do Sul; and partially offset by

          (2)   (i) the repayment of principal of loans and financings in the amount of R$2,176 million during the nine-month period ended September 30, 2016 compared to R$1,095 million in the corresponding period in 2015; and (ii) the distribution of R$304 million as dividends to shareholders during the nine-month period ended September 30, 2016 compared to R$149 million in the corresponding period in 2015.

Debt

        As of September 30, 2016, our total outstanding consolidated indebtedness was R$14,192 million consisting of R$1,510 million of short-term indebtedness, including current portion of long-term indebtedness (or 11% of our total consolidated indebtedness), and R$12,682 million of long-term indebtedness (or 89% of our total consolidated indebtedness). Our real-denominated indebtedness as of September 30, 2016 was R$4,892 million (or 34% of our total consolidated indebtedness), and our foreign currency-denominated indebtedness was R$9,300 million (or 66% of our total consolidated indebtedness). As of September 30, 2016, R$2,707 million (or 19%) of our debt was secured mainly by the Aracruz and Jacareí units.

        Our total outstanding consolidated indebtedness as of September 30, 2016 consists primarily of (1) R$5,163 million of export prepayment facilities denominated in U.S. dollars (36% of our total consolidated indebtedness), (2) R$2,774 million in loans under CRAs (20% of our total consolidated indebtedness), (3) R$2,281 million of senior notes denominated in U.S. dollars placed in the international capital markets (16% of our total consolidated indebtedness), (4) R$1,574 million in loans from BNDES (11% of our total consolidated indebtedness), (5) R$836 million in loans with Finnvera (Finnish Export Credit Agency) (6% of our total consolidated indebtedness), (6) R$670 million in loans under credit export notes (notas de crédito à exportação), or NCE (5% of our total consolidated indebtedness), (7) R$455 million in loans under real-denominated trade financings (3% of our total consolidated indebtedness) including advances on foreign exchange contracts (adiantamento sobre contrato de câmbio), or ACC, and advances against presentation of drafts (adiantamento sobre cambiais entregue), or ACE, and (8) R$440 million in other financings (3% of our total consolidated indebtedness), including working capital lines of credit and investment financing lines (Financiamento de Máquinas e Equipamentos—FINAME, CRA, FINEP, FDCO and Fundo Constitucional de Financiamento do Centro-Oeste—FCO).

        We maintain short-term lines of credit denominated in reais with a number of financial institutions in Brazil. As of September 30, 2016, we also maintained one U.S. dollar-denominated revolving line of credit in an aggregate principal amount of U.S.$280 million and two real-denominated revolving lines of credit in an aggregate principal amount of R$850 million. We believe that we will continue to be able to obtain sufficient credit to finance our working capital needs based on current market conditions and our liquidity position.

        The following discussion briefly describes material financing transactions entered into by our company since December 31, 2015. For a summary of the terms of our material outstanding indebtedness as of December 31, 2014, see "Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Debt" in our 2015 Annual Report.

Material Financing Transactions

        In May 2016, we, through our subsidiary Fibria-MS, entered into the Finnish Export Credit Agreement to finance and import equipment for the second pulp production line in the Horizonte 2 Project with Finnvera plc, as guarantor, and BNP Paribas Fortis SA/NV, Finnish Export Credit Ltd., HSBC Bank USA, N.A. and Nordea Bank Finland plc, as lenders, for the U.S. dollar equivalent of €384 million (U.S.$439 million using the exchange rate of May 11, 2016, the date of the agreement). The facility is secured by a pledge of the equipment being financed. During the nine-month period ended September 30, 2016, U.S.$275 million (R$920 million) was disbursed in three tranches of U.S.$194 million, U.S.$67 million and U.S.$14 million, maturing in December 2025 and with interest rates at semi-annual LIBOR plus 1.03% per annum for the first tranche and semi-annual LIBOR plus 1.08% per annum for the second and third tranches. As of September 30, 2016, the remaining balance that had not yet been disbursed is the U.S. dollar equivalent to €140 million and will be disbursed to satisfy payments to the suppliers of the project. On November 16, 2016 and December 15, 2016, the lenders disbursed an additional U.S.$36 million (equivalent then to R$124 million) and U.S.$43 million (equivalent then to R$145 million), respectively.

        In May 2016, we entered into a real-denominated loan agreement with the FDCO, a Brazilian development fund, for up to R$831 million from Banco do Brasil, maturing in December 2027 and bearing interest at a local currency rate of 8.0% per annum payable monthly commencing in June 2019. The loan is secured by a mortgage on the property on which the Três Lagoas facility is located. As of September 30, 2016, R$424 million has been disbursed under this loan agreement. We will be able to draw on the remaining balance of R$408 million through the end of 2016.

        In June 2016, we concluded the public distribution, in accordance with CVM Instruction No. 400, of 1.35 million CRAs, issued by Eco Securitizadora in the total amount of R$1,350 million, in two tranches. The principal amount of the first tranche is R$880 million, bears interest at a rate of 97% of CDI per annum payable semi-annually commencing in December 2016 and will mature in 2020. The principal amount of the second tranche is R$470 million, bears interest at a rate of IPCA plus 5.9844% per annum, payable annually commencing in December 2016 and will mature in 2023.

        In August 2016, we concluded the public distribution, in accordance with CVM Instruction No. 476, of 374,000 CRAs, issued by Eco Securitizadora in the principal amount of R$374 million, bearing interest at a rate of IPCA plus 5.9844% per annum, payable annually commencing in August 2017 and will mature in 2023.

        In August 2016, we concluded the public distribution, in accordance with CVM Instruction No. 476, of 326,000 CRAs, issued by Eco Securitizadora in the principal amount of R$326 million, bearing interest at a rate of 97% of CDI payable semi-annually commencing in March 2017 and will mature in 2020.

        In December 2016, we concluded the public distribution, in accordance with CVM Instruction No. 400, of 1.25 million agribusiness credit receivable certificates, or CRAs, issued by Eco Securitizadora de Direitos Creditórios do Agronegócio S.A., or Eco Securitizadora, in the total amount of R$1,250 million, in two tranches. The principal amount of the first tranche is R$756 million, bears interest at a rate of 99% of CDI per annum payable semi-annually commencing in June 2017 and will mature in 2022. The principal amount of the second tranche is R$494 million, bears interest at a rate of IPCA plus 6.1346% per annum, payable annually commencing in December 2017 and will mature in 2023.

        In accordance with the applicable regulations, the proceeds of each CRA issued by us will be used to finance our activities in connection with our agribusiness activities, comprising of the production, trade, processing or manufacture of products or raw materials derived from forest materials, and used by us in the export of pulp and paper products.

        In December 2016, Fibria Celulose entered into a financing agreement with Banco do Nordeste do Brasil S.A. for aggregate principal amount of approximately R$150 million, maturing in December 2023 and bearing interest at 12.95% per annum. The principal and interest are payable on the maturity date (bullet). On December 28, 2016 and December 29, 2016, Banco do Nordeste do Brasil S.A. disbursed R$77 million and R$32 million, respectively.

BNDES Financings

        BNDES has been an important source of debt financing for our capital expenditures. As of September 30, 2016, our outstanding BNDES loans amounted to R$1,574 million, representing 11% of our total consolidated indebtedness. We have used the proceeds from these real-denominated loans mainly to finance increases in our production capacity and silviculture projects. Loans from BNDES are secured by liens on our property, plant and equipment and guaranteed by bank guarantees. As of September 30, 2016, (i) 54% of the aggregate principal amount of our loans with BNDES bore interest at the Brazilian nominal long-term interest rate (Taxa de Juros de Longo Prazo), or TJLP, (ii) 36% of the aggregate principal amount of our loans with BNDES were indexed to UMBNDES (Unidade Monetária BNDES, a weighted average exchange variation on a basket of currencies, predominantly U.S. dollars) plus a spread, (iii) 8% of the aggregate principal amount of our loans with BNDES were indexed to a fixed rate and (iv) 2% of the aggregate principal amount of our loans with BNDES bore interest at the SELIC rate. As of September 30, 2016, the TJLP was 7.5% per annum and the SELIC rate was 14.00%.

        In May 2016, we, through our subsidiary Fibria-MS, entered into a real-denominated financing agreement, with Fibria as guarantor and BNDES as lender, in the aggregate principal amount of R$2,348 million, in four tranches, maturing in May 2026, with the proceeds of the loan to be used to finance the Horizonte 2 Project. The first tranche bears interest at a rate of SELIC plus 2.66% per annum, the second and third tranches each bear interest at a rate of TJLP plus 2.26% per annum, and the fourth tranche bears interest at a rate indexed to TJLP. Interest shall be paid quarterly between May 2016 and November 2018, and monthly commencing in December 2018. The principal amount will be amortized monthly, commencing in December 2018. The facility is secured by a mortgage of the Três Lagoas plant and contains a cross-default provision in connection with a financing agreement between Fibria-MS and Banco do Brasil S/A. On October 18, 2016 and December 13, 2016, BNDES disbursed R$423 million and R$412 million, respectively.

        We expect BNDES to remain a significant source of financing of our capital expenditures in the future. The table below sets forth the breakdown of our BNDES loans by interest rate and maturity as of September 30, 2016.

	As of September 30, 2016
Index	Total amount	Maturity
	(in thousands of reais)
TJLP	850	2024
UMBNDES	566	2023

Fixed rate	122	2022
SELIC	36	2024
Total	1,574

Debt Maturity Profile

        At September 30, 2016, our total outstanding short-term indebtedness was R$1,510 million. The table below sets forth the maturity of our total outstanding long-term indebtedness as of September 30, 2016.

	As of September 30, 2016
	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	Total
	(in thousands of reais)
Foreign—denominated	177	1,324	2,609	924	991	142	111	2,029	104	—	—	8,411
Real—denominated	78	415	211	1,451	882	105	916	73	47	47	47	4,272

Total	255	1,739	2,820	2,375	1,873	247	1,027	2,102	151	47	47	12,683

Covenant Compliance

        Many of the instruments governing our indebtedness require that we comply with certain financial covenants and other covenants that restrict our ability to take certain actions or undertake certain types of transactions. As of September 30, 2016, we were in compliance with all such financial covenants, and as of the date of this prospectus supplement, we were in compliance with all such other covenants.

        For a summary of the principal financial and other covenants contained in the instruments governing our indebtedness as of December 31, 2015, see "Item 5: Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Debt—Covenants" in our 2015 Annual Report. The financial covenants under the instruments governing our indebtedness entered into after December 31, 2015 are similar to those described under "Item 5: Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Debt—Covenants" in our 2015 Annual Report.

Capital Expenditures

        During the nine-month period ended September 30, 2016, we made capital expenditures of R$4,434 million, as compared to R$1,276 million during the corresponding period in 2015. This increase was mainly due to the Horizonte 2 Project. See "Item 4. D. Property, Plant and Equipment—Expansion—Horizonte 2 Project" in our 2015 Annual Report and "Summary—Recent Developments—Developments in the Horizonte 2 Project."

        The table below sets forth a breakdown of our most significant capital expenditures for the periods indicated:

	For the Nine-Month Period Ended September 30,
	2016	2015
	(in thousands of reais)
Industrial Expansion	2,820	68
Forest Expansion	82	45

Subtotal Expansion	2,902	113
Safety/Environment	18	16
Forestry Renewal	1,085	947
Maintenance, IT, R&D, Modernization	309	201

Subtotal Maintenance	1,412	1,164
Pulp logistics	120	—

Total	4,434	1,276

        On April 27, 2016, our shareholders approved our capital expenditures budget for our 2016 fiscal year, in the aggregate amount of R$8,189 million for our 2016 fiscal year and funded with cash from our operating activities and financings from third parties, of which 66.0% is allocated to the Horizonte 2 Project, 25.5% is allocated to maintenance and other capital expenses and 8.5% is allocated to pulp logistics. In June 2016, the capital expenditures budget was decreased to R$7,482 million. In September 2016, the estimated capital expenditures underwent further review, and was decreased to R$6,518 million. In October 2016, the capital expenditures budget was again revised and decreased to R$6,235 million, of which 65.5% is allocated to the Horizonte 2 Project, 34.0% is allocated to maintenance and other capital expenditures and 1.5% is allocated to pulp logistics.

Off-Balance Sheet Arrangements

        We participate in a number of off-balance sheet arrangements, mainly related to guarantees and take or pay contracts. As of September 30, 2016, we had a number of outstanding swap transactions as described under "—Quantitative and Qualitative Disclosures About Market Risk." For information on our off-balance sheet arrangement as of December 31, 2015, see "Item 11. Quantitative and Qualitative Disclosures about Market Risk" in our 2015 Annual Report.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to various market risks, including changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange rates and interest rates.

Foreign Currency Risk

        Our foreign currency exposure gives rise to market risks associated with exchange rate movements against the U.S. dollar. The vast majority of our debt is denominated in U.S. dollars. Our revenues are either denominated in U.S. dollars or linked to U.S. dollars (domestic pulp sales are denominated in reais but linked to U.S. dollar prices), thus our U.S. dollar-denominated debt works to a certain extent as a natural hedging for this exposure. In our income statement, revenues are translated into reais at the prevailing exchange rate at the time of the sale. On the other hand, our debt is translated into reais taking into account the closing foreign currency rate. The difference between those rates may generate a mismatch from the conversion of our revenues and debt into reais. In order to minimize the effect of the currency mismatch on our financial covenants measurement, we were able to amend those contracts under which those covenants are established to perform these measurements in U.S. dollar terms.

        In 2013, the U.S. Dollar appreciated by 14.6% against the real. In 2014, mainly as a result of Brazil's macroeconomic scenario and general global economic uncertainty, the U.S. Dollar appreciated by 13.4% against the real. In 2015, the worsening in Brazil's economic, political and fiscal conditions resulted in the rating agencies S&P, Fitch and Moody's downgrading the Brazil sovereign rating below investment grade. As a result, the U.S. Dollar appreciated by 47% against the real in 2015. The real strengthened during 2016, including as a result of improved political conditions in Brazil, with the U.S. Dollar depreciating 19.4% against the real in 2016. In the three-month period ended September 30, 2016, our results were negatively impacted by a appreciation of the real during the period (the average real/U.S. Dollar exchange rate during the three-month period ended September 30, 2016 was R$3.25 per U.S.$1.00, as compared to R$3.54 per U.S.$1.00 during the three-month period ended September 30, 2015). In addition, during the three-month period ended December 31, 2016, there was a appreciation of the real compared with the corresponding period in 2015 (the average real/U.S. Dollar exchange rate during the three-month period ended December 31, 2016 was R$3.29 per U.S.$1.00, as compared to R$3.84 per U.S.$1.00 during the three-month period ended December 31, 2015), which we expect will negatively impact our results for the three-month period ended December 31, 2016 as compared to the corresponding period in 2015.

        The following table presents the carrying amount of our assets and liabilities denominated in U.S. dollars:

	As of September 30, 2016	As of December 31, 2015
	(in millions of reais)
Assets in foreign currency
Cash and cash equivalents	890	1,068
Marketable securities	—	—
Trade accounts receivable	393	674

	1,283	1,742
Liabilities in foreign currency
Loans and financings	9,300	10,215
Trade payables	232	76
Derivative financial instruments	231	1,082

	9,763	11,373

Liability exposure	(8,480)	(9,631)

Sensitivity Analysis

        Our principal foreign exchange risk, considering the nine-month period ended September 30, 2016 for the evaluation, is our U.S. dollar exposure. We adopted as base scenario the fair value considering the market yield as of September 30, 2016.

        To calculate the base scenario, we used the exchange rate as of September 30, 2016 of R$3.246 per U.S.$1.00. As these amounts are already recognized in our consolidated financial statements, there are no additional effects to be reflected in our statement of profit or loss in this scenario. The base scenario was stressed considering an additional 25% and 50% with respect to the base scenario.

        Therefore, the following table presents the change in the fair value of derivatives, loans and marketable securities, in the above mentioned adverse exchange rate scenarios.

	Impact of an appreciation/depreciation of the real against the U.S. Dollar on the fair value
	Depreciation of the exchange rate to R$4.058	Depreciation of the exchange rate to R$4.869
	(in thousands of reais)
Derivative financial instruments	768,171	1,574,280
Loans and financing	2,183,685	4,367,370
Marketable securities	207,121	414,241

Total impact	3,158,977	6,355,891

Cash Flow and Interest Rate Risk

        Our net income and operating cash flows are substantially independent of changes in market interest rates because we have no significant interest-bearing assets. Our cash and cash equivalents are mostly denominated in reais and are based on the CDI rate. As of September 30, 2016, the CDI rate was 14.13% per annum.

        Our debt is primarily denominated in U.S. dollars and to a lesser extent in reais. As of September 30, 2016, R$9,300 million (or 65.5%) of our total consolidated indebtedness was denominated in U.S. dollars and the remaining R$4,892 million (or 34.5%) of our total consolidated indebtedness was denominated in reais. Our U.S. dollar-denominated debt has exposure to fixed rates (mainly our series of senior notes outstanding) and LIBOR rates (mainly export prepayment agreements). Our real-denominated debt has exposure to fixed rates, to CDI and to TJLP.

        As of September 30, 2016, R$10,897 million (or 76.8% of our total consolidated indebtedness) of our loans and financings bore interest at floating rates, including LIBOR, TJLP, CDI and UMBNDES. Loans and financings bearing interest at fixed rates represented 23.2% of our total consolidated indebtedness as of September 30, 2016, and are primarily related to our senior notes outstanding.

        The table below provides information about our significant interest rate-sensitive instruments and classify our exposures by currency and type of interest rate (floating or fixed).

	As of September 30, 2016
	2016	2017	2018	After 2018	Total
	(in thousands of reais)
Assets:
Cash and cash equivalents
Floating-rate denominated in reais	40	—	—	—	40
Fixed-rate denominated in U.S. dollars	203	—	—	—	203
Marketable securities					890
Floating-rate denominated in reais	890	—	—	—
Fixed-rate denominated in U.S. dollars	2,372	6	6	59	2,443

Total exposed assets	3,505	6	6	59	3,576

Liabilities:
Floating-rate debt denominated in reais	148	493	381	3,309	4,331
Floating-rate debt denominated in U.S. dollars	83	484	1,324	4,674	6,565
Fixed-rate debt denominated in reais	11	46	34	470	561
Fixed-rate debt denominated in U.S. dollars	499	—	—	2,236	2,735

Total exposed liabilities	741	1,023	1,739	10,689	14,192

Derivative Financial Instruments

        Most of our revenue is denominated in U.S. dollars. We have U.S. dollars/reais currency options (zero cost collars) to protect our short term cash flow from unfavorable exchange rate movements. We also have interest rate swaps and cross-currency swaps to hedge our indebtedness. Our interest rate swaps mitigate our exposure to fluctuations in LIBOR and our cross-currency swaps mitigate our exposure to real-denominated indebtedness by swapping such debt to U.S. dollar-denominated debt.

        As of September 30, 2016, our main derivatives were as follows:

  •
  Swaps in which we receive three-month LIBOR and pay a fixed interest rate, with notional amount of U.S.$605 million as of September 30, 2016 and final maturity date in May 2019. This swap was contracted to fix the cost of the underlying loan and reduce our cash flow risk. As of September 30, 2016, the sum of the fair values of these swaps resulted in a net liability of R$17 million.

  •
  Cross-currency swaps in which we receive CDI and pay in U.S. dollars at a fixed rate in order to mitigate our exposure to a real-denominated debt, converting it to U.S. dollar-denominated debt. The notional amount of these cross-currency swaps as of September 30, 2016 was U.S.$319 million, and the longest maturity was August 2020. As of September 30, 2016, the sum of fair values of these swaps resulted in a net liability of R$294 million.

  •
  Cross-currency swaps in which we receive TJLP in reais and pay in U.S. dollars at a fixed rate. The total notional amount is U.S.$49 million, and the longest maturity is December 2017. As of September 30, 2016, the sum of the fair values of those swaps resulted in a net liability of R$80 million.

  •
  Cross-currency swaps in which we receive reais at a fixed rate and pay U.S. dollars at a fixed rate. The notional amount of this cross-currency swap is U.S.$89 million, with the longest maturity in July 2019. As of September 30, 2016, the sum of the fair values of these swaps resulted in a net liability of R$89 million.

  •
  An option based strategy known as zero cost collar, which provides a floor and a cap to the foreign currency rate between the U.S. dollar and the real. The instrument is used to protect our U.S. dollar revenue below a given threshold in reais. As of September 30, 2016, the notional amount was U.S.$1,475 million, and the sum of the fair values resulted in a net asset of R$249 million.

  •
  An embedded derivative, in which we receive a fixed U.S. dollar rate and pay a floating U.S. dollar rate (U.S. Consumer Price Index). The embedded derivative arises from the Forestry Partnership and Standing Timber Supply Agreements with Parkia Participações S.A. The value of the adjustment regarding the fair value of those embedded derivative in the nine-month period ended September 30, 2016 was a gain of R$227 million. See "Item 4. Information on Fibria—A. History and Development of Fibria—Disposition of forestry assets and land" in our 2015 Annual Report.

        The following table provides the notional and the fair value of our financial derivatives as of September 30, 2016:

	As of September 30, 2016
	Notional amount	Fair value
	(in thousands of U.S. dollars)	(in thousands of reais)
Swap CDI × U.S.$	319	(294)
Swap LIBOR 3M × Fixed	605	(17)
Swap TJLP × U.S.$	49	(80)
Swap BRL × U.S.$	89	(89)
Zero Cost Collar	1,475	249

Swap USD × CPI (embedded derivative)	824	227

	3,361	(4)

        For further information concerning risks associated with the foregoing, see note 9(a) of our unaudited condensed consolidated interim financial information included in this prospectus supplement.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements and modifies the description of the general terms and provisions of debt securities and the Indenture (as defined below) set forth in the accompanying prospectus under the heading "Description of the Debt Securities," which you should read in conjunction with this prospectus supplement. If the description of the terms of the notes in this prospectus supplement differs in any way from that in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You will find the definitions of capitalized terms used in this section under "—Certain Definitions" in the accompanying prospectus under the heading "Description of the Debt Securities." In this description and in the related section entitled "Description of the Debt Securities" in the accompanying prospectus, references to "Fibria Celulose" mean Fibria Celulose S.A. only and do not include any of its subsidiaries.

        These descriptions are a summary of the material terms of the notes and the Indenture, including a supplement to that Indenture concerning the notes. This summary does not restate the terms of the notes or the Indenture in their entirety. We urge you to read the notes and the Indenture because they, and not this description, define your rights as investors. You may obtain a copy of the Indenture and the form of the supplemental indenture and the notes by contacting us as described in the accompanying prospectus under "Where You Can Find More Information."

General

        Fibria Overseas Finance Ltd. ("Fibria Finance") will issue the notes pursuant to an indenture, dated as of May 12, 2014 (the "Indenture"), among Fibria Finance, as issuer, Fibria Celulose, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (which term includes any successor as trustee under the Indenture), registrar, transfer agent and paying agent, and a second supplemental indenture, to be dated the delivery date of the notes, among Fibria Finance, as issuer, Fibria Celulose, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, registrar, transfer agent and paying agent.

        The notes:

  •
  will be a series of Fibria Finance's debt securities described in the accompanying prospectus;

  •
  will be senior unsecured obligations of Fibria Finance;

  •
  will initially be issued in an aggregate principal amount of U.S.$700 million (subject to our right to issue additional notes of this series as described under "—Further Issuances");

  •
  will mature at 100% of their principal amount on January 17, 2027;

  •
  will be subject to optional redemption or tax redemption as described under "—Redemption";

  •
  will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof;

  •
  will be represented by one or more registered notes in global form and may be exchanged for notes in definitive form only in limited circumstances; and

  •
  will be unconditionally guaranteed on a senior unsecured basis by Fibria Celulose.

        Interest on the notes:

  •
  will accrue at the rate of 5.500% per annum;

  •
  will accrue from the date of issuance or from the most recent date to which interest has been paid;

  •
  will be payable in cash semi-annually in arrears on January 17 and July 17 beginning on July 17, 2017;

  •
  will be payable to the holders of record on the January 15 and July 15 immediately preceding the related interest payment dates; and

  •
  will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of, premium, if any, interest and any additional amounts on the notes will be payable at the office of the trustee and at the offices of the paying agents, and the transfer of the notes will be registrable at the office of the trustee and registrar and at the offices of the transfer agents.

Fibria Celulose Guarantee

        Fibria Celulose has agreed in the Indenture that it will fully, unconditionally and irrevocably guarantee, on a senior unsecured basis, the obligations of Fibria Finance under the notes and the Indenture. The obligations of Fibria Celulose under the guarantee will rank:

  •
  equal in right of payment to all other existing and future senior unsecured debt of Fibria Celulose, subject to certain statutory preferences under applicable law, including labor and tax claims;

  •
  senior in right of payment to Fibria Celulose's subordinated debt; and

  •
  effectively subordinated to the debt and other liabilities (including subordinated debt and trade payables) of Fibria Celulose's subsidiaries (other than Fibria Finance) and jointly controlled companies and to secured debt of Fibria Celulose to the extent of the value of the assets securing such secured debt.

        As of September 30, 2016, Fibria Celulose and its subsidiaries had total consolidated indebtedness of R$14,192 million (U.S.$4,372 million), of which R$1,436 million (U.S.$442 million) was secured indebtedness.

Ranking

        The notes will constitute senior unsecured obligations of Fibria Finance. The notes will rank at least pari passu in priority of payment with all other existing and future senior unsecured indebtedness of Fibria Finance.

Redemption

        We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund, meaning that we will not deposit money on a regular basis into any separate account to repay the notes. In addition, you will not be entitled to require us to repurchase your notes from you before the stated maturity, except as set forth under "—Purchase of Notes upon Change of Control Event."

Optional Redemption

        The notes will be redeemable, at the option of Fibria Finance or Fibria Celulose, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (excluding interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus 0.50%, plus accrued and unpaid interest on the principal amount of the notes to the date of redemption.

        The following terms are relevant to the determination of the redemption price for the notes:

        "Treasury rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the comparable treasury issue. In determining the treasury rate, the price for the comparable treasury issue (expressed as a percentage of its principal amount) will be assumed to be equal to the comparable treasury price for such redemption date.

        "Comparable treasury issue" means the United States Treasury security or securities selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Independent investment banker" means one of the reference treasury dealers appointed by us.

        "Comparable treasury price" means (A) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (B) if we obtain fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

        "Reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such reference treasury dealer at approximately 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

        "Reference treasury dealers" means at least four primary U.S. government securities dealers in New York City, New York designated by Fibria Finance or Fibria Celulose not later than the third business day preceding such redemption date.

        "Remaining scheduled payments" means the remaining scheduled payments of the principal and interest that would be due after the applicable redemption date but for such redemption.

Tax Redemption

        Fibria Celulose, Fibria Finance or any such successor may, at its option, redeem all, but not less than all, of the notes, if:

  •
  as a result of a change in, or amendment to, any laws, rules or regulations of a Relevant Jurisdiction (as defined below in "—Payment of Additional Amounts"), or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or is announced on or after the later of the issue date or the date a Relevant Jurisdiction becomes a Relevant Jurisdiction:

  •
  Fibria Celulose or any successor has or will become obligated to pay Additional Amounts as described above under "—Payment of Additional Amounts" in excess of the Additional Amounts Fibria Celulose or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the holder of the notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 17% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership); or

    •
    Fibria Finance or any successor has or will become obligated to pay any Additional Amounts as described above under "—Payment of Additional Amounts" in excess of the Additional Amounts Fibria Finance or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 0%; and

  •
  in each such case, the obligation cannot be avoided by Fibria Celulose or Fibria Finance or their respective successors, as applicable, after taking reasonable measures to avoid it. For this purpose, "reasonable" measures do not include any change in the jurisdiction of incorporation or organization or location of the principal executive office or registered office of Fibria Celulose or Fibria Finance or their respective successors, as applicable.

        If the notes are redeemed, the redemption price for notes will be equal to the principal amount of the notes being redeemed plus accrued interest due on the date fixed for redemption. Furthermore, we must give you between five business days and 60 business days' notice before redeeming the notes.

        See "Description of the Debt Securities—Optional Tax Redemption" in the accompanying prospectus for the additional requirements and limitations that apply to the Tax Redemption.

Open Market Purchases

        Subject to any restrictions described in the prospectus supplement, we or our affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Purchase of Notes upon Change of Control Event

        Not later than 30 days following a Change of Control that results in a Ratings Decline, Fibria Celulose, acting on behalf of Fibria Finance, will make directly or by a Designated Affiliate an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon and additional amounts, if any, to, but excluding, the purchase date.

        An "Offer to Purchase" must be made by written offer to the holders (a copy of which shall be delivered to the trustee), which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the "Expiration Date") not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the "Purchase Date") not more than five business days after the Expiration Date. The offer will contain instructions and materials necessary to enable holders to tender notes pursuant to the offer. Fibria Celulose will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

        A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that if a holder tenders only a portion of its notes, the remaining notes must be no less than U.S.$2,000 in principal amount and in integral multiples of U.S.$1,000 in excess thereof. Holders shall be entitled to withdraw notes tendered up to the expiration of the offer. On the Purchase Date, the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the Purchase Date.

        Fibria Celulose will not be required to make an Offer to Purchase upon a Change of Control that results in a Ratings Decline if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an

Offer to Purchase made by Fibria Celulose and purchases all notes properly tendered and not withdrawn under the Offer to Purchase, or (2) a notice of redemption for all outstanding notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control and the occurrence of such Rating Decline, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

        In the event that the holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and Fibria Celulose or a third party purchases all the notes held by such holders, Fibria Finance and Fibria Celulose will have the right, on not less than 30 nor more than 60 days' prior notice to the holders (with a copy to the trustee), given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest and additional amounts, if any, on the notes that remain outstanding, to, but excluding, the date of redemption.

        "Change of Control" means:

        (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Fibria Celulose and its subsidiaries, taken as a whole, to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to one or more of the Permitted Holders; or

        (2)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) but excluding any of the Permitted Holders) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of Fibria Celulose, measured by voting power rather than number of shares.

        "Designated Affiliate" means, at any time, one or more Persons designated by Fibria Celulose to be the purchaser of notes under an Offer to Purchase.

        "Investment Grade" means BBB- or higher by Standard & Poor's, Baa3 or higher by Moody's or BBB- or higher by Fitch, or the equivalent of such global ratings by Standard & Poor's, Moody's or Fitch.

        "Permitted Holder" means each of (1) Votorantim Participações S.A. or any affiliate thereof and (2) BNDES Participações S.A. or any affiliate thereof.

        "Person" means any corporation, partnership, joint venture, trust, limited liability company or unincorporated organization.

        "Rating Agency" means each of (1) Standard & Poor's, (2) Moody's and (3) Fitch, or their respective successors; provided that if any of Standard & Poor's, Moody's or Fitch ceases to rate the notes or fails to make a rating on the notes publicly available, Fibria Celulose will appoint a replacement for such Rating Agency that is a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

        "Ratings Decline" means that at any time within 90 days after the earlier of the date of public notice of a Change of Control and the date on which Fibria Celulose or any other Person publicly declares its intention to effect a Change of Control, (1) in the event the notes are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice or declaration, the rating assigned to the notes by at least two of the Rating Agencies is below an Investment Grade rating; or (2) in the event the ratings assigned to the notes by at least two of the Rating Agencies prior to such public notice or declaration are below an Investment Grade rating, the rating assigned to the notes by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that, in each case, any such Ratings Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control.

        "Voting Stock" means, with respect to Fibria Celulose as of any date, the Capital Stock of Fibria Celulose that is at the time entitled to vote generally in the election of the Board of Directors of Fibria Celulose and in respect of other matters presented at shareholders' meetings of Fibria Celulose.

Payment of Additional Amounts

        All payments in respect of the notes issued thereunder and the related guarantee, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which Fibria Celulose or Fibria Finance or any successor thereto is organized or is a resident for tax purposes (a "Relevant Jurisdiction"), unless Fibria Celulose or Fibria Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Fibria Celulose or Fibria Finance, as applicable, will pay to each holder such additional amounts as may be necessary in order that every net payment made by Fibria Celulose or Fibria Finance, as applicable, on each note or the related guarantee after such withholding or deduction will not be less than the amount then due and payable on such note or the related guarantee. Notwithstanding the foregoing, neither Fibria Celulose nor Fibria Finance will have to pay additional amounts:

  i.
  to, or to a third party on behalf of, a holder or beneficial owner who is liable for such taxes, duties, assessments or governmental charges in respect of such note by reason of its having some present or former connection with a Relevant Taxing Jurisdiction, other than the mere holding of the note and the receipt of payments with respect to the note or the related guarantee;

  ii.
  in respect of any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by a holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is made, whichever occurs later;

  iii.
  in respect of any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of a holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction, if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) Fibria Celulose or Fibria Finance, as applicable, has given the holders at least 30 days' notice that holders will be required to comply with such requirement;

  iv.
  in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

  v.
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

  vi.
  in respect of any tax, assessment or other governmental charge that would have been avoided by such holder presenting the relevant note (if presentation is required) or requesting that such payment be made to another paying agent, if applicable, in a member state of the European Union;

  vii.
  in respect of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments of principal of (and premium, if any, on) or interest on the note of the applicable series; or

  viii.
  in respect of any combination of the above.

        Notwithstanding anything to the contrary in the preceding paragraph, Fibria Celulose, Fibria Finance and any paying agent, the trustee, the principal paying agent or any other person will be entitled to make any deduction or withholding without any liability, and will not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any note pursuant to Section 1471 through Section 1474 of the Code ("FATCA"), any treaty, law, regulation or other official guidance enacted by any jurisdiction in which we are organized, or in which payments on the notes are made, or any successor jurisdiction or any political subdivision or authority therein or thereof having power to tax (each such jurisdiction, a "Taxing Jurisdiction"), implementing FATCA, or any agreement between us, the trustee, the principal paying agent or a paying agent and the United States, a Taxing Jurisdiction, or any authority of any of the foregoing implementing FATCA.

        See "Description of the Debt Securities—Payment of Additional Amounts" in the accompanying prospectus.

Covenants

Limitation on Liens

        Unless otherwise specified in the applicable prospectus supplement, Fibria Celulose will covenant that for so long as any debt securities remain outstanding under the applicable indenture, Fibria Celulose will not, and will not permit any Significant Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock of any Significant Subsidiary securing any Indebtedness of Fibria Celulose or any Significant Subsidiary, other than a Permitted Lien, without in any such case effectively providing that the outstanding debt securities (together with, if Fibria Celulose so determines, any other Indebtedness of Fibria Celulose) are secured equally and ratably with or prior to such secured Indebtedness for so long as such Indebtedness is so secured.

        "Permitted Liens" means:

  (1)
  any Lien existing on the date of the applicable indenture, and any extension, renewal or replacement (and any subsequent extensions, renewals or replacements) thereof or of any Lien referred to in clauses (2), (3), (4) or (11) below; provided, however, that the aggregate principal amount of Indebtedness so secured is not increased, other than any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

  (2)
  any Lien on any property or assets (including Capital Stock of any person) securing Indebtedness incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets including related transaction fees and expenses after the date of the applicable indenture; provided that (a) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Fibria Celulose or any Significant Subsidiary;

  (3)
  any Lien securing Indebtedness for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that (a) the Lien in respect of such Indebtedness is limited to assets (including Capital Stock of the project entity), rights and/or revenues of such project, (b) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the project, and (c) the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Fibria Celulose or any Significant Subsidiary;

  (4)
  any Lien existing on any property or assets of any person before that person's acquisition by, merger into or consolidation with Fibria Celulose or any Subsidiary after the date of the applicable indenture; provided that (a) the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (b) the Indebtedness secured by the Liens may not exceed the Indebtedness secured on the date of such acquisition, merger or consolidation, in each case, taking into account any accrued interest or monetary variation, (c) the Lien will not apply to any other property or assets of Fibria Celulose or any of its Subsidiaries and (d) the Lien will secure only the Indebtedness that it secures on the date of such acquisition, merger or consolidation;

  (5)
  any Lien imposed by law that was incurred in the ordinary course of business, including carriers', warehousemen's and mechanics' liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

  (6)
  any pledge or deposit made in connection with workers' compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Fibria Celulose or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Fibria Celulose or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

  (7)
  any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Fibria Celulose or any Subsidiary in the ordinary course of business;

  (8)
  any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by GAAP;

  (9)
  minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Fibria Celulose or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

  (10)
  any rights of set-off of any person with respect to any deposit account of Fibria Celulose or any Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

  (11)
  any Lien granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES, Banco do Nordeste do Brasil S.A. or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or agency, or official export-import credit insurer;

  (12)
  any Liens securing obligations under hedging agreements not for speculative purposes;

  (13)
  any Lien on the inventory or receivables and related assets of Fibria Celulose or any Subsidiary securing the obligations of such person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of receivables securing Indebtedness will not exceed (a) with respect to transactions secured by receivables from export sales, 80% of Fibria Celulose's consolidated gross revenues from export sales for the most recently concluded period of four consecutive fiscal quarters; or (b) with respect to transactions secured by receivables from domestic sales, 80% of such Person's consolidated gross revenues from sales for the most recently concluded period of four consecutive fiscal quarters; provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation;

  (14)
  Liens securing obligations owed by any Subsidiary of Fibria Celulose to Fibria Celulose or one or more Subsidiaries of Fibria Celulose and/or by Fibria Celulose to one or more such Subsidiaries; and

  (15)
  in addition to the foregoing Liens set forth in clauses (1) through (14) above or otherwise permitted by this covenant, Liens securing Indebtedness of Fibria Celulose or any Subsidiary (including, without limitation, guarantees of Fibria Celulose or any Subsidiary) that does not in aggregate principal amount, at any time of determination, exceed 15.0% of Consolidated Total Assets.

        Holders of the notes will also benefit from a covenant contained in the Indenture affecting our ability to merge with other entities. You should read the information under the heading "Description of the Debt Securities—Certain Covenants" in the accompanying prospectus.

Additional Limitations on Fibria Finance

        The supplemental indenture governing the notes contains the following covenants:

  •
  Fibria Finance will not engage in any business or conduct any operations, other than to finance the operations of Fibria Celulose and its subsidiaries, activities that are reasonably ancillary thereto (including, without limitation, on-lending of funds, repurchases of Indebtedness not prohibited by the Indenture, and entering into transactions involving Hedging Obligations not for speculative purposes relating to such Indebtedness) and cash management measures and short term investments;

  •
  Fibria Finance will not incur any Indebtedness other than (1) the notes and (2) any other indebtedness which (i) ranks equally with the notes or (ii) is subordinated to the notes;

  •
  Fibria Finance will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person, except (i) to the extent that it complies with the conditions set forth in "Description of the Debt Securities—Certain Covenants of Fibria Celulose—Mergers and Similar Transactions" (substituting "Fibria Finance" for "Fibria Celulose" therein) in the accompanying prospectus or (ii) with an affiliate of Fibria Finance solely for the purpose of reincorporating Fibria Finance in another jurisdiction (so long as reincorporation does not materially adversely affect the rights of the holders of the notes);

  •
  Fibria Finance will not redeem any of its shares; and

  •
  Fibria Finance will not incur any Liens on any of its assets, except for any Liens imposed by operation of law.

        In addition, Fibria Celulose will covenant to continue to own, directly or indirectly, a majority of the Voting Stock of Fibria Finance. In connection with a substitution of Fibria Finance as issuer, upon the execution of the applicable Issuer Substitution Documents, neither Fibria Finance nor the Substituted Issuer will be subject to the covenants set forth in this "—Additional Limitations on Fibria Finance."

Events of Default

        Holders of the notes will have rights if an event of default occurs and is not cured or waived. The supplemental indenture governing the notes provides that the term "Event of Default" with respect to the notes means any of the following:

  (1)
  failure to pay any interest on the notes on the date when due, which failure continues for a period of 30 days; or failure to pay any principal of (including premium, if any, on) any of the notes on the date when due upon its Stated Maturity, upon redemption, or otherwise;

  (2)
  Fibria Celulose or Fibria Finance fails to comply with any of its other covenants or agreements in respect of the notes or the Indenture (other than those referred to in the foregoing clause (1)) and such failure continues for a period of 60 days after Fibria Celulose or Fibria Finance receives a notice of default from the trustee or holders of 25% of the principal amount of the outstanding notes;

  (3)
  Fibria Celulose or any of its Significant Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Fibria Celulose or any such Significant Subsidiary (or the payment of which is guaranteed by Fibria Celulose or any such Significant Subsidiary) whether such Indebtedness or guarantee exists on the date of the Indenture or is created after the date of the Indenture, which default (a) is caused by failure to pay principal of (and premium, if any, on) or interest on such Indebtedness after giving effect to any grace period provided in such Indebtedness on the date of such default ("Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness or guarantee, as applicable, together with the principal amount of any other such Indebtedness or guarantee under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$100.0 million (or the equivalent thereof at the time of determination) or more in the aggregate;

  (4)
  one or more final judgments or decrees for the payment of money in excess of U.S.$100.0 million (or the equivalent in another currency at the time of determination, if applicable) in the aggregate are rendered against Fibria Celulose or any of its Significant Subsidiaries and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged (and otherwise not covered by an insurance policy or policies issued by reputable and creditworthy insurance companies) and, in the case of each such judgment or decree, either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (2) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

  (5)
  Fibria Celulose or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (2) applies for or consents to the entry of an order for relief against it in an involuntary case; (3) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (4) makes a general assignment for the benefit of its creditors; (5) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (6) files for a reorganization of its debts (judicial or extrajudicial recovery);

  (6)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Fibria Celulose or any of its Significant Subsidiaries in an involuntary case; (2) appoints a custodian of Fibria Celulose or any of its Significant Subsidiaries or for any substantial part of the property of Fibria Celulose or any of its Significant Subsidiaries; (3) orders the winding up or liquidation of Fibria Celulose or any of its Significant Subsidiaries; (4) adjudicates Fibria Celulose or any of its Significant Subsidiaries as bankrupt or insolvent; (5) ratifies an accord or composition in bankruptcy between Fibria Celulose or any of its Significant Subsidiaries and the respective creditors thereof; or (6) grants a judicial or extrajudicial recovery to Fibria Celulose or any of its Significant Subsidiaries, and in the case of any of (1) through (6), the order or decree remains unstayed and in effect for 60 days;

  (7)
  all or substantially all of the undertaking, assets and revenues of Fibria Celulose or any of its Significant Subsidiaries is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or Fibria Celulose or any of its Significant Subsidiaries is prevented by any such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of its undertaking, assets and revenues; or

  (8)
  the guarantee by Fibria Celulose of the notes shall cease to be or is claimed by Fibria Celulose not to be in full force and effect.

        If a responsible officer of the trustee receives written notice of an Event of Default with respect to the notes, the trustee shall give the holders of the notes notice of such Event of Default as and to the extent provided in the Indenture; provided, however, that in the case of any default of the character specified in clause (3) above, no such notice to such holders shall be given until at least 30 days after the occurrence thereof.

Covenant Defeasance

        If Fibria Finance satisfies the requirements for covenant defeasance, the following provisions of the Indenture and the notes would no longer apply:

  •
  certain covenants applicable to the series of debt securities described herein and in the prospectus; and

  •
  the second, third, fourth, fifth (solely with respect to Fibria Celulose's Significant Subsidiaries), sixth (solely with respect to Fibria Celulose's Significant Subsidiaries), seventh and eighth Events of Default described above under "—Events of Default."

Payments of Principal and Interest

        If any payment is due on the notes on a day that is not a business day, payment will be made on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original payment date. Postponement of this kind will not result in a default under the notes or the Indenture, and no interest will accrue on the postponed amount from the original payment date to the next day that is a business day.

Further Issuances

        Fibria Finance may from time to time, without notice to or consent of the noteholders, create and issue an unlimited principal amount of additional notes having the same terms and conditions as the initial notes in all respects, except that the issue date, the issue price and the first payment of interest thereon may differ; provided, however, that unless such additional notes are issued under a separate CUSIP, such additional notes will be fungible with the initial notes for U.S. federal income tax purposes or, if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, neither the initial notes nor the additional notes are issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Any such additional notes will form a single series and vote together with the previously outstanding notes for all purposes hereof.

Notices

        For so long as notes in global form are outstanding, notices to be given to holders will be given to the depositary, in accordance with its applicable policies as in effect from time to time. If notes are issued in individual definitive form, notices to be given to holders will be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to holders of the notes at their registered addresses as they appear in the registrar's records.

Trustee

        Deutsche Bank Trust Company Americas is the trustee, security registrar, paying agent and transfer agent under the Indenture. So long as no Event of Default has occurred and is continuing, Fibria Finance may remove the trustee and appoint a new trustee, subject to the terms and conditions of the Indenture.

        The Indenture contains provisions for the indemnification of the trustee and for its relief from responsibility. The obligations of the trustee to any holder are subject to such indemnities, immunities and rights as are set forth in the Indenture.

        Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the trustee. In case an Event of Default has occurred and is continuing and a responsible officer of the trustee has received written notification thereof, the trustee will exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. No provision of the Indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate security and/or indemnity against such risk or liability is not assured to it.

        Fibria Celulose and its affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates.

Governing Law and Submission to Jurisdiction

        The notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

        Each of the parties to the Indenture will submit to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the Indenture. Each of Fibria Finance and Fibria Celulose has appointed National Corporate Research, Ltd., 10 East

40th Street, 10th Floor, New York, New York 10016, as its authorized agent upon which process may be served in any such action.

Currency Indemnity

        U.S. dollars are the sole currency of account and payment for all sums payable by Fibria Finance or Fibria Celulose under or in connection with the notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Fibria Celulose, Fibria Finance or otherwise) by any holder of a note in respect of any sum expressed to be due to it from Fibria Finance or Fibria Celulose will only constitute a discharge of Fibria Finance or Fibria Celulose, as the case may be, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any notes, Fibria Finance or Fibria Celulose, as the case may be, will indemnify such holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such holder, such holder will, by accepting notes, be deemed to have agreed to repay such excess. In any event, Fibria Finance or Fibria Celulose as the case may be, will indemnify the recipient against the cost of making any such purchase.

        For the purposes of the preceding paragraph, it will be sufficient for the holder of notes to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of Fibria Finance and Fibria Celulose, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of notes and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any notes.

CLEARANCE AND SETTLEMENT

Book-Entry Issuance

        Except under the limited circumstances described in the accompanying prospectus, all notes will be book-entry notes. This means that the actual purchasers of the notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive (paper) form. Instead, upon issuance, all the notes will be represented by one or more fully registered global notes.

        Each global note will be deposited directly with DTC, a securities depositary, and will be registered in the name of DTC's nominee. Global notes may also be held indirectly with Clearstream, Luxembourg and Euroclear, as indirect participants of DTC. For background information regarding DTC and Clearstream, Luxembourg and Euroclear, see "—The Depository Trust Company" and "—Clearstream, Luxembourg and Euroclear" below. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of the notes for purposes of the Indenture. For an explanation of the situations in which a global note will terminate and interests in it will be exchanged for physical certificates representing the notes, see "Legal Ownership of Debt Securities—Global Securities" in the accompanying prospectus.

        The registration of the global notes in the name of DTC's nominee will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability of beneficial holders to transfer the notes.

        In this prospectus supplement, unless and until definitive (paper) notes are issued to the beneficial owners as described in the accompanying prospectus, all references to "registered holders" of notes shall mean DTC. Fibria Celulose, Fibria Finance, the trustee and any paying agent, transfer agent or registrar may treat DTC as the absolute owner of the notes for all purposes.

Primary Distribution

Payment Procedures

        Payment for the notes will be made on a delivery versus payment basis.

Clearance and Settlement Procedures

        DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System. Notes will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date.

Secondary Market Trading

        We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System.

The Depository Trust Company

        The policies of DTC will govern payments, transfers, exchange and other matters relating to the beneficial owner's interest in the notes held by that owner. None of the trustee, any paying agent, transfer agent or registrar, nor we have any responsibility for any aspect of the actions of DTC or any of their direct or indirect participants. None of the trustee, any paying agent, transfer agent or registrar, nor we have any responsibility for any aspect of the records kept by DTC or any of their direct or indirect participants. In addition, none of the trustee, any paying agent, transfer agent or registrar, nor we supervise DTC in any way. DTC and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

        Clearstream, Luxembourg has advised that: (i) it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); (ii) it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; (iii) it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; (iv) it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; (v) its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; (vi) its U.S. customers are limited to securities brokers and dealers and banks; and (vii) indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

        Euroclear has advised that: (i) it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et

Financière) and the National Bank of Belgium (Banque Nationale de Belgique); (ii) it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; (iii) it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; (iv) it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; (v) it interfaces with the domestic markets of several countries; (vi) its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; (vii) indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and (viii) all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

        We understand that investors that hold their notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Notes may be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date.

        We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. Beneficial owners holding positions directly in DTC who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

        Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a registered holder under the Indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

TAXATION

        The following discussion summarizes certain Cayman Islands, Brazilian and U.S. federal income considerations that may be relevant to you if you invest in the notes. This summary is based on laws, regulations, rulings and decisions now in effect in the Cayman Islands, Brazil and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this summary.

        This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisors about the tax consequences of holding the notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Cayman Islands Tax Considerations

        The following is a discussion of certain Cayman Islands income tax consequences of an investment in the notes. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor's particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

        Payments of interest and principal on the notes will not be subject to taxation in the Cayman Islands, and no withholding will be required on the payment of interest and principal to any holder of the notes. In addition, gains derived from the disposition of the notes will not be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

        No stamp duty is payable in respect of the issue of the notes. The notes themselves (if in definitive form) will be stampable if they are executed in or brought into the Cayman Islands. An instrument of transfer in respect of a note is stampable if executed in or brought into the Cayman Islands.

        Fibria Finance has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, obtained on October 20, 2009 an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law

1999 Revision

Undertaking as to Tax Concessions

        In accordance with Section 6 of the Tax Concessions Law (1999 Revision), the Governor in Cabinet undertakes with Fibria Overseas Finance Ltd. (the "Company"):

  1.
  That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations;

  2.
  In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

  2.1.
  on or in respect of the shares, debentures or other obligations of the Company; or

  2.2.
  by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (1999 Revision);

    and

  3.
  These concessions shall be for a period of twenty years from October 20, 2009.

Brazilian Taxation

        The following discussion is a general description of certain Brazilian tax aspects of the notes applicable to an individual, entity, trust or organization that is not resident or domiciled in Brazil for Brazilian tax purposes ("Non-Resident Holder") and does not purport to be a comprehensive description of all the tax aspects of the notes and does not address all of the Brazilian tax considerations relating to the acquisition, ownership and disposition of the notes applicable to any Non-Resident Holder. Therefore, each Non-Resident Holder should consult its own tax advisor concerning the Brazilian tax consequences in respect of the notes.

        Investors should note that, as to the discussion below, other income tax rates or treatment may be provided for in any applicable tax treaty between Brazil and the country where the Non-Resident Holder is domiciled. Investors should also note that there is no tax treaty between Brazil and the United States. This summary does not address any tax issues that affect solely our company, such as deductibility of expenses.

Payments on the Notes made by Fibria Finance

        As a general rule, a Non-Resident Holder is taxed in Brazil only when income is derived from Brazilian sources or gains are realized on the disposition of assets located in Brazil.

        Based on the fact that Fibria Finance is not considered for tax purposes to be domiciled in Brazil, any income (including interest and original interest discount, or OID, if any) paid by it in respect of the notes to Non-Resident Holders should not be subject to withholding or deduction in respect of Brazilian income tax or any other taxes, duties, assessments or governmental charges in Brazil, provided that such payments are made with funds held by Fibria Finance outside of Brazil.

Sale or other Taxable Disposition of Notes

        Generally, capital gains generated outside Brazil as a result of a transaction between two non-residents of Brazil with assets located in Brazil are subject to income tax in Brazil, according to Article 26 of Law No. 10,833, of December 29, 2003. Based on the fact that the notes are issued and registered abroad and, thus, shall not fall within the definition of assets located in Brazil for purposes of Law No. 10,833, gains on the sale or the disposition of the notes made outside Brazil should not be subject to taxation in Brazil. However, given the general and unclear scope of this legislation and the absence of consolidated judicial guidance in respect thereof, we cannot assure prospective investors that such interpretation will prevail in the courts of Brazil.

        In case the notes are deemed to be assets located in Brazil, gains recognized by a Non-Resident Holder from the sale or other disposition of the notes to a non-resident in Brazil or to a resident in Brazil may be subject to income tax in Brazil, as a general rule, at a flat rate of 15%, if the notes are sold or disposed of in 2016, at progressive rates of 15% to 22.5% if the transaction takes place as of 2017, or at a flat rate of 25% if the Non-Resident Holder is located in a country that does not impose any income tax or which imposes it at a maximum rate lower than 20% ("Low or Nil Tax Jurisdiction") or in a country or location where the local legislation does not allow access to information related to the shareholding composition of legal entities, to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents, unless an applicable tax treaty between Brazil and the country where the Non-Resident Holder has its domicile provides for a lower income tax rate. Pursuant to Law No. 13,259, of January 1, 2017, any gains deriving from the sale of the notes may be subject to income tax based on progressive rates that ranges from 15% up to 22.5% (or 25% if the Non-Brazilian Resident is located in a Nil or Low Tax Jurisdiction).

Favorable Tax Jurisdictions

        On June 4, 2010, Brazilian tax authorities enacted Normative Instruction No. 1,037 listing (1) the countries and jurisdictions considered as Low or Nil Tax Jurisdictions or where the local legislation does not allow access to information related to the shareholding composition of legal entities to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents and (2) the "privileged tax regimes," which definition is provided by Law No. 11,727, of June 23, 2008. Although we believe that payments potentially made by a Brazilian source to a Non-Resident Holder that is domiciled in a country that falls in the definition of a privileged tax regime shall not be subject to a stricter tax treatment in Brazil, we cannot assure you that subsequent legislation or interpretations by the Brazilian tax authorities regarding the effects of the inclusion of a non-resident domiciled in a "privileged tax regime" will require that such payments are subject to the same tax treatment applicable for payments made to Non-Resident Holders domiciled in a Low or Nil Tax Jurisdictions.

        We recommend that you consult your own tax advisors from time to time to verify any possible tax consequences arising of Normative Ruling No. 1,037 and Law No. 11,727.

Payments on the Notes Made by Fibria Celulose as Guarantor

        If Fibria Celulose is ever required, in its capacity as guarantor, to make any payment of principal or interest under the notes to a Non-Resident Holder, the Brazilian tax authorities could attempt to impose withholding income tax at the rate of 15% or 25% (depending on the nature of the payment and the location of the Non-Resident Holder).

        In the event Fibria Celulose is required to withhold or deduct amounts for any taxes or other governmental charges imposed by Brazil, Fibria Celulose will pay such additional amounts as are necessary to ensure that the holders of the notes receive the same amount as such holders would have received without such withholding or deduction, subject to certain exceptions. See "Description of the Notes—Payment of Additional Amounts."

Other Brazilian Tax Considerations

        In addition to withholding income tax, Brazilian law imposes a Tax on Foreign Exchange Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguro, ou relativas a Títulos e Valores Mobiliários), or IOF/Exchange, due on the conversion of reais into foreign currency and on the conversion of foreign currency into reais. Currently, the IOF/Exchange rate for almost all foreign currency exchange transactions, including foreign exchange transactions in connection with payments under the guarantee by Fibria Celulose to Non-Resident Holders, is 0.38%. The Brazilian government may increase this rate at any time up to 25%. Any such increase in rates may only apply to future foreign exchange transactions and not retroactively.

Stamp, Transfer or Similar Taxes

        Generally, there are no stamp, transfer or other similar taxes in Brazil applicable to the transfer, assignment or sale of the notes outside Brazil, nor any inheritance, gift or succession tax applicable to the ownership, transfer or disposition of the notes, except for gift and inheritance taxes imposed in some states of Brazil on gifts and bequests by the Non-Resident Holder to individuals or entities domiciled or residing within such Brazilian states.

        The above description is not intended to constitute a complete analysis of all Brazilian tax consequences relating to the ownership of notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences of their particular situations.

U.S. Federal Income Taxation

        The following is a description of the principal U.S. federal income tax consequences of the acquisition, ownership, retirement or other disposition of notes by a U.S. Holder (as defined below) that acquires notes in the initial offering at the issue price (the first price at which a substantial amount of the notes is sold for money to investors) of the notes and holds it as a capital asset (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be applicable to a particular investor's decision to acquire, own or dispose of a note. In particular, this summary does not address the U.S. federal income tax consequences that apply to prospective investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  persons that will own notes through partnerships or other pass-through entities;

  •
  dealers or traders in securities or currencies;

  •
  certain former citizens or long-term residents of the United States;

  •
  holders that will hold a note as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or

  •
  holders that have a functional currency other than the U.S. dollar.

        Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the acquisition, ownership, retirement or other disposition of notes. Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, holding and disposing of notes.

        This description is based on the Internal Revenue Code of 1986, as amended, or the "Code," existing and proposed U.S. Treasury Regulations, or the "Regulations," administrative pronouncements and judicial decisions, each as available and in effect on the date of this prospectus supplement. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

        For purposes of this description, a U.S. Holder is a beneficial owner of notes who, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to its consequences.

        The notes are being issued by Fibria Finance, an entity that is disregarded as separate from Fibria Celulose for U.S. federal income tax purposes. Consequently, Fibria Celulose will be treated as the issuer and obligor of the notes for U.S. federal income tax purposes.

Interest

        Interest paid to a U.S. Holder on a note, including any additional amounts with respect thereto as described under "Description of the Notes—Payment of Additional Amounts," will be includible in such holder's gross income as ordinary interest income in accordance with such holder's usual method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. Subject to certain conditions and limitations, Brazilian or other foreign taxes, if any, withheld on interest payments may be treated as foreign taxes eligible for credit against such holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific "baskets" of income. Interest on the notes generally will constitute "passive category income," or, in the case of certain U.S. Holders, "general category income." As an alternative to the tax credit, a U.S. Holder may elect to deduct such taxes (the election would then apply to all foreign income taxes such U.S. Holder paid in that taxable year). The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange, Retirement or Other Disposition

        Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other disposition, other than accrued but unpaid interest which will be taxable as interest to the extent not previously included in income, and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder. Any such gain or loss will generally be capital gain or loss. For a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to the gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if such U.S. Holder's holding period for the notes exceeds one year (i.e., such gain is long-term capital gain). Any gain or loss realized on the sale, exchange, retirement or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. Consequently, a U.S. Holder may not be able to claim a credit for any Brazilian or other foreign tax, if any, imposed upon a disposition of a note unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. The deductibility of capital losses is subject to limitations.

Substitution of the Issuer

        Fibria Finance may, subject to certain conditions, be replaced and substituted by Fibria Celulose or any wholly owned subsidiary of Fibria Celulose as principal debtor (the "Substituted Issuer") in respect of the notes (see "Description of the Debt Securities—Substitution of Issuer of the Debt Securities" of the accompanying prospectus), which may result in certain adverse tax consequences to holders. If the Substituted Issuer is organized or incorporated in a jurisdiction other than the Cayman Islands, the Substituted Issuer and Fibria Celulose will have an obligation to indemnify and hold harmless each holder and beneficial owner of the notes (a) against all taxes or duties which arise by reason of a law or regulation in effect or contemplated on the date such substitution becomes effective, which are incurred or levied against such holder or beneficial owner as a result of any substitution described under "Description of the Debt Securities—Substitution of Issuer of the Debt Securities" in the accompanying prospectus and which would not have been so incurred or levied had such substitution not been made, and (b) against all taxes or duties which are imposed on such holder or beneficial owner of the notes by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the notes resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made, in each case subject to certain exceptions. Holders are urged to consult their tax advisors regarding any potential adverse tax consequences that may result from a substitution of Fibria Finance.

U.S. Backup Withholding Tax and Information Reporting

        Backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain U.S. Holders. Information reporting generally will apply to payments of principal of, and interest on, notes, and to proceeds from the sale or redemption of, notes within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder (other than an exempt recipient and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a U.S. Holder, other than an exempt recipient that has certified exempt status, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. The backup withholding tax rate is currently 28%.

        Backup withholding is not an additional tax. A U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against such holder's U.S. federal income tax liability and the U.S. Holder may be entitled to a refund, provided the required information is furnished to the IRS in a timely manner.

Foreign Asset Reporting

        Owners of "specified foreign financial assets" with an aggregate value in excess of U.S.$50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their U.S. federal income tax returns. "Specified foreign financial assets" generally include any financial accounts maintained by foreign financial institutions as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (1) stocks and securities issued by non-U.S. persons, (2) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (3) interests in foreign entities. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the notes.

Medicare Tax

        A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such U.S. Holder's "net investment income" (or undistributed "net investment income" in the case of estates and trusts) for the relevant taxable year and (2) the excess of such U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between U.S.$125,000 and U.S.$250,000, depending on the individual's circumstances). A U.S. Holder's net investment income will generally include its gross interest income and its net gains from the disposition of the notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in the notes.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership and disposition of the notes. Prospective purchasers of notes should consult their tax advisors concerning the tax consequences of their particular situations.

CERTAIN EMPLOYEE BENEFIT PLAN INVESTOR CONSIDERATIONS

        Subject to the considerations set forth below, the notes may be purchased and held by an employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), an individual retirement account or other plan subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or an entity whose underlying assets include assets of any such plan. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that its purchase and holding of the notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law. Each purchaser and transferee of a note who is subject to ERISA and/or Section 4975 of the Code or a similar law will be deemed to have represented by its acquisition and holding of the note that its acquisition and holding of the notes does not constitute or give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code, or result in a violation of any similar law.

 UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally but not jointly agreed to purchase from us the following respective principal amounts of notes listed opposite their name below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriters	Principal Amount of Notes
BNP Paribas Securities Corp.	U.S.$	138,560,000
Citigroup Global Markets Inc.		138,560,000
HSBC Securities (USA) Inc.		138,560,000
J.P. Morgan Securities LLC		138,560,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		138,560,000
Mizuho Securities USA Inc.		1,800,000
MUFG Securities Americas Inc.		1,800,000
Natixis Securities Americas LLC		1,800,000
Scotia Capital (USA) Inc.		1,800,000

Total	U.S.$	700,000,000

        The underwriters may offer and sell the notes through their affiliates. The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        During the period of 60 days following the date of this prospectus supplement, the issuer and Fibria Celulose will not, without the prior written consent of BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (who are referred to herein as the Joint Book-Running Managers), sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of any similar U.S. dollar-denominated debt securities of the issuer or Fibria Celulose in the international capital markets (other than as contemplated by this prospectus supplement).

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The notes are offered for sale in the United States and other jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come and investors in the notes should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The notes are a new issue of securities with no established trading market. Application will be made to list the notes on the New York Stock Exchange in accordance with the rules and regulations of the New York Stock Exchange, subject to the satisfaction of its minimum listing standards. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

Conflict of Interest

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or those affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Member State"), there shall be no offer of notes to the public in that Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Directive (as defined below), except that, with effect from and including the Relevant Implementation Date, an offer of notes may be made to the public in that Member State at any time:

  a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  b)
  to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive) subject to obtaining the prior consent of the Joint Book-Running Managers for any such offer; or

  c)
  in any other circumstances which do not require the publication by the issuers or any guarantor of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

        For the purposes of this provision, (a) the expression an "offer of notes to the public" in relation to any of the notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (b) the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and any other material in relation to the notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive ("qualified investors") that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the "FINMA"), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the "DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Chile

        The offer of the notes will begin on January 11, 2017 and is subject to General Rule No. 336 of the Chilean Securities Commission (Superintendencia de Valores y Seguros de Chile, SVS). The notes being offered are not registered in the Securities Registry (Registro de Valores) or the Foreign Securities Registry (Registro de Valores Extranjeros) of the SVS and therefore, the notes are not subject to the supervision of the SVS. As unregistered securities, we are not required to disclose public information about the notes in Chile. The notes may not be publicly offered in Chile unless they are registered in the corresponding securities registry.

        La oferta de los valores comienza el 11 de enero del 2017 y está acogida a la NCG 336 de fecha 27 de junio de 2012 de la Superintendencia de Valores y Seguros de Chile (la SVS). La oferta versa sobre valores noinscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que los valores no están sujetos a la fiscalización de dicho organismo. Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública al respecto de los valores. Estos valores no pueden ser objeto de oferta pública menos que sean inscritos en el registro de valores correspondiente.

Notice to Prospective Investors in Peru

        The notes and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the notes and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the notes before or after their acquisition by prospective investors. The notes and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved or in any way submitted to the Peruvian National Supervisory Commission of Companies and Securities (Comisión Nacional Supervisora de Empresas y Valores) nor have they been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, the notes cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein. The notes have been registered with the Superintendency of Banking, Insurance and Private Pension Funds (Superintendencia de Bancos, Seguros y Administradoras Privadas de Fondos de Pensiones) so that they could qualify as eligible instruments and be acquired by Peruvian Private Pension Funds Administrators.

Notice to Prospective Investors in the Netherlands

        For selling restrictions in respect of the Netherlands, see "Notice to Prospective Investors in the European Economic Area" above and in addition:

  (a)
  Specific Dutch selling restriction for exempt offers: Each underwriter has represented and agreed that it will not make an offer of the Notes which are the subject of the offering contemplated by this listing prospectus to the public in the Netherlands in reliance on Article 3(2) of the Prospectus Directive unless:

  (i)
  such offer is made exclusively to legal entities which are qualified investors (as defined in the Prospectus Directive and which includes authorized discretionary asset managers acting for the account of retail investors under a discretionary investment management contract) in the Netherlands;

  (ii)
  standard exemption logo and wording are disclosed as required by article 5:20(5) of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the "NLFMSA"); or

  (iii)
  such offer is otherwise made in circumstances in which article 5:20(5) of the NLFMSA is not applicable, provided that no such offer of the Notes shall require any Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

    For the purposes of this provision, the expressions (i) an "offer of the Notes to the public" in relation to any Notes in the Netherlands; and (ii) "Prospectus Directive," have the meaning given to them above in the paragraph headed "Notice to Investors in the European Economic Area."

  (b)
  Regulatory capacity to offer the Notes in the Netherlands: Each underwriter which did and does not have the requisite Dutch regulatory capacity to make offers or sales of financial instruments in the Netherlands has represented and agreed with the Issuers that it has not offered or sold and will not offer or sell any of the Notes of the relevant Issuer in the Netherlands, other than through one or more investment firms acting as principals and having the Dutch regulatory capacity to make such offers or sales.

Notice to Prospective Investors in Brazil

        The notes have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários). Any public offering or distribution of the notes in Brazil, as defined under Brazilian laws and regulations, requires prior registration under Law No. 6,385, of December 7,

1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to an offering of the notes by this prospectus supplement, as well as information contained in those documents, may not be distributed to the public in Brazil, nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil. The notes may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Notice to Prospective Investors in Colombia

        The notes will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), and, accordingly, the notes will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.

Notice to Prospective Investors in the Cayman Islands

        No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for the notes issued by Fibria Finance unless Fibria Finance is listed on the Cayman Islands Stock Exchange.

EXPENSES

        We estimate our expenses in connection with this offering, other than the underwriting discount, will be as set forth in the following table.

	Amount
	(in U.S.$)
Expense
SEC registration fee	U.S.$	79,906
Print and engraving expenses		55,000
Legal fees and expenses		363,418
Audit fees and expenses		198,178
"Road show" expenses and miscellaneous costs		150,000

Total	U.S.$	846,502

        All amounts in the above table are estimated and accordingly are subject to change. Some of these expenses were incurred in reais and were converted to U.S. dollars based on the exchange rate of R$3.2154 to U.S.$1.00, which is the selling exchange rate on January 11, 2017 as reported by the Brazilian Central Bank.

 LEGAL MATTERS

        The validity of the notes and the guarantee will be passed upon for Fibria Celulose and Fibria Finance by White & Case LLP, U.S. counsel to Fibria Celulose and Fibria Finance, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to the underwriters.

        Certain matters of Brazilian law relating to the notes and the guarantee will be passed upon for Fibria Celulose by Trench, Rossi & Watanabe Advogados, Brazilian counsel to Fibria Celulose and Fibria Finance, and for the underwriters by Souza, Cescon, Barrieu & Flesch Advogados, Brazilian counsel to the underwriters.

        Certain matters of Cayman Islands law will be passed upon for Fibria Finance by Maples and Calder, Cayman Islands counsel to Fibria Celulose and Fibria Finance.

 SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

Cayman Islands

        Fibria Finance is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Fibria Finance is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. All of Fibria Finance's assets are located outside the United States and all of Fibria Finance's directors and such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Fibria Finance, or such persons, or to enforce against them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

        In the terms and conditions of the notes, Fibria Finance has (1) agreed that the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, The City of New York, will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the notes and, for such purposes, will irrevocably submit to the non-exclusive jurisdiction of such courts and (2) named an agent for service of process in the Borough of Manhattan, The City of New York. See "Description of the Notes."

        There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of the courts of the United States or any state thereof obtained against Fibria Finance or (2) be competent to hear original actions brought in each respective jurisdiction, against the Fibria Finance or such persons predicated upon the securities laws of the United States or any state thereof. A final and conclusive judgment in federal or state courts of the United States (assuming such courts have jurisdiction over the defendant according to Cayman Islands conflict of law rules and such final and conclusive judgment was neither obtained in a manner that was contrary to natural justice or public policy of the Cayman Islands) under which a liquidated sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges (or in certain circumstances for in personam non-monetary relief), may be subject to enforcement proceedings (subject to such enforcement not being contrary to natural justice or public policy of the Cayman Islands) by way of an action commenced on the judgment debt in the courts of the Cayman Islands.

Brazil

        Fibria Celulose is incorporated under the laws of Brazil. All of our directors and officers reside outside the United States. Substantially all of our assets are located in Brazil. As a result, it may be difficult for investors to effect service of process within the United States upon Fibria Celulose, or such persons, or to enforce against them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

        We have been advised by Trench, Rossi & Watanabe Advogados, our Brazilian counsel, that a judgment of a United States court in connection with civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Our Brazilian counsel has advised that a judgment against us, our directors and officers or certain advisors named herein obtained in the United States would be enforceable in Brazil upon confirmation of that judgment by the Superior Tribunal de Justiça (Superior Court of Justice, or STJ). That confirmation will only occur if the U.S. judgment:

  •
  fulfills all formalities required for its enforceability under the laws of the United States;

  •
  is issued by a court of competent jurisdiction after proper service of process on the parties, which services must comply with Brazilian law if made in Brazil, or after sufficient evidence of the parties' absence has been given, as established pursuant to applicable law;

  •
  is not subject to appeal;

  •
  is for payment of a determined sum of money;

  •
  is authenticated by a Brazilian consulate in the United States or observes the procedures set forth in the Hague Apostille Convention and, in either case, is accompanied by a sworn translation into Portuguese; and

  •
  does not violate Brazilian public policy, good morals or national sovereignty (as set forth in Brazilian law).

        We have also been advised by our Brazilian counsel that original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers and certain advisors named herein (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty).

        In addition, we have been further advised that a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee the payment of the court expenses and the defendant's legal fees, if the plaintiff does not own real property in Brazil that could secure the payment. This bond of guarantee must have a value sufficient to satisfy the payment of court fees and defendant attorney's fees, as determined by the Brazilian judge.

        The confirmation process may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation of any judgment would be obtained or that the confirmation process would be conducted in a timely manner.

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Fibria Celulose S.A.

Unaudited condensed consolidated interim financial information at September 30, 2016

Fibria Celulose S.A.

Unaudited condensed consolidated interim balance sheet at

In thousands of Reais

Assets	September 30, 2016	December 31, 2015
Current
Cash and cash equivalents (Note 7)	1,133,852	1,077,651
Marketable securities (Note 8)	2,371,858	1,411,864
Derivative financial instruments (Note 9)	199,836	26,795
Trade accounts receivable, net (Note 10)	474,778	742,352
Inventory (Note 11)	1,787,650	1,571,146
Recoverable taxes (Note 12)	224,069	462,487
Other assets	190,703	168,283

	6,382,746	5,460,578

Non-current
Marketable securities (Note 8)	70,661	68,142
Derivative financial instruments (Note 9)	315,248	273,694
Related parties receivables (Note 14)	9,739	11,714
Recoverable taxes (Note 12)	1,610,412	1,511,971
Advances to suppliers	640,747	630,562
Judicial deposits	192,156	195,344
Deferred taxes (Note 13)	1,122,895	2,399,213
Assets held for sale (Note 1(b))	598,257	598,257
Other assets	108,218	92,714
Investments (Note 15)	117,170	137,771
Biological assets (Note 16)	4,323,741	4,114,998
Property, plant and equipment (Note 17)	11,990,534	9,433,386
Intangible assets (Note 18)	4,584,105	4,505,634

	25,683,883	23,973,400

Total assets	32,066,629	29,433,978

Fibria Celulose S.A.

Unaudited condensed consolidated interim balance sheet at

In thousands of Reais (continued)

Liabilities and shareholders' equity	September 30, 2016	December 31, 2015
Current
Loans and financing (Note 19)	1,509,772	1,072,877
Derivative financial instruments (Note 9)	250,750	302,787
Trade payables (Note 20)	1,342,709	668,017
Payroll, profit sharing and related charges	155,964	170,656
Taxes payable	137,944	564,439
Dividends payable	4,126	86,288
Other payables	113,058	90,235

	3,514,323	2,955,299

Non-current
Loans and financing (Note 19)	12,682,567	11,670,955
Derivative financial instruments (Note 9)	268,410	825,663
Deferred taxes (Note 13)	371,522	270,996
Provision for legal proceeds (Note 21)	185,753	165,325
Liabilities related to the assets held for sale (Note 1(b))	477,000	477,000
Other payables	237,574	253,420

	14,222,826	13,663,359

Total liabilities	17,737,149	16,618,658

Shareholders' equity
Share capital	9,729,006	9,729,006
Share capital reserve	10,186	15,474
Treasury shares	(10,378)	(10,378)
Statutory reserves	1,625,977	1,639,901
Other reserves	1,159,634	1,378,365
Retained earnings	1,747,103

Equity attributable to shareholders of the Company	14,261,528	12,752,368

Equity attributable to non-controlling interests	67,952	62,952

Total shareholders' equity	14,329,480	12,815,320

Total liabilities and shareholders' equity	32,066,629	29,433,978

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

Fibria Celulose S.A.

Unaudited condensed consolidated interim statement of profit or loss

In thousands of Reais, except for the earnings per share

	2016		2015
	July 1 to September 30, (three months)	September 30, (nine months)	July 1 to September 30, (three months)	September 30, (nine months)
Revenues (Note 22)	2,299,846	7,081,010	2,789,667	7,096,052
Cost of sales (Note 24)	(1,849,485)	(5,016,556)	(1,533,244)	(4,246,565)

Gross profit	450,361	2,064,454	1,256,423	2,849,487

Selling expenses (Note 24)	(114,549)	(345,528)	(110,590)	(312,558)
General and administrative (Note 24)	(68,285)	(201,507)	(65,805)	(194,807)
Equity in results of joint-venture	31	(758)	(6)	744
Other operating income and expense, net (Note 24)	(27,574)	(175,854)	(43,935)	(83,070)

	(210,377)	(723,647)	(220,336)	(589,691)

Income before financial income and expenses	239,984	1,340,807	1,036,087	2,259,796

Financial income (Note 23)	88,573	189,557	51,191	132,182
Financial expenses (Note 23)	(211,157)	(534,503)	(150,827)	(397,946)
Result of derivative financial instruments, net (Note 23)	(31,492)	683,334	(570,507)	(889,479)
Foreign exchange loss and indexation charges, net (Note 23)	(49,271)	1,475,123	(1,687,242)	(2,627,044)

	(203,347)	1,813,511	(2,357,385)	(3,782,287)

Income (loss) before income taxes	36,637	3,154,318	(1,321,298)	(1,522,491)

Income taxes
Current (Note 13)	(13,765)	(36,076)	(68,501)	(147,102)
Deferred (Note 13)	8,794	(1,363,108)	788,373	1,116,594

Net income (loss) for the period	31,666	1,755,134	(601,426)	(552,999)

Attributable to
Shareholders of the Company	28,637	1,747,103	(605,674)	(563,286)
Non-controlling interest	3,029	8,031	4,248	10,287

Net income (loss) for the period	31,666	1,755,134	(601,426)	(552,999)

Basic earnings(loss) per share (in Reais) (Note 25(a))	0.05	3.16	(1.09)	(1.02)

Diluted earnings (loss) per share (in Reais) (Note 25(b))	0.05	3.15	(1.09)	(1.02)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

Fibria Celulose S.A.

Unaudited condensed consolidated interim statement of comprehensive income

In thousands of Reais

	2016		2015
	July 1 to September 30, (three months)	September 30, (nine months)	July 1 to September 30, (three months)	September 30, (nine months)
Net income (loss) for the period	31,666	1,755,134	(601,426)	(552,999)
Other comprehensive income
Items that may be subsequently reclassified to profit or loss
Foreign exchange effect on available-for-sale financial assets—Ensyn	1,166	(21,096)	22,194	33,577
Tax effect thereon	(397)	7,172	(7,546)	(11,416)

Total other comprehensive income (loss) for the period, net of taxes	769	(13,924)	14,648	22,161

Total comprehensive income (loss) for the period, net of taxes	32,435	1,741,210	(586,778)	(530,838)

Attributable to
Shareholders of the Company	29,406	1,733,179	(591,026)	(541,125)
Non-controlling interest	3,029	8,031	4,248	10,287

	32,435	1,741,210	(586,778)	(530,838)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

Fibria Celulose S.A.
Unaudited condensed consolidated interim statement of changes in shareholders' equity
In thousands of Reais

	Capital				Other reserves	Statutory reserves
									Retained earnings (accumulated losses)
	Capital	Share issuance costs	Capital reserve	Treasury shares	Other comprehensive income	Legal	Investments	Additional dividends proposed		Total	Non- controlling interest	Total
As at December 31, 2014	9,740,777	(11,771)	3,920	(10,346)	1,613,312	311,579	2,916,566			14,564,037	51,668	14,615,705
Net income (loss)									(563,286)	(563,286)	10,287	(552,999)
Other comprehensive income					22,161					22,161		22,161

					22,161				(563,286)	(541,125)	10,287	(530,838)
Transactions with shareholders
Repurchase of shares				(32)						(32)		(32)
Dividends distributed							(110,854)			(110,854)		(110,854)
Stock option program			7,909							7,909		7,909

As at September 30, 2015	9,740,777	(11,771)	11,829	(10,378)	1,635,473	311,579	2,805,712		(563,286)	13,919,935	61,955	13,981,890

As at December 31, 2015	9,740,777	(11,771)	15,474	(10,378)	1,639,901	328,689	830,945	218,731		12,752,368	62,952	12,815,320
Net income									1,747,103	1,747,103	8,031	1,755,134
Other comprehensive loss					(13,924)					(13,924)		(13,924)

					(13,924)				1,747,103	1,733,179	8,031	1,741,210
Transactions with shareholders
Dividends distributed								(218,731)		(218,731)		(218,731)
Stock option program			(5,288)							(5,288)		(5,288)
Additional dividends declared—non-controlling interest—Portocel											(3,031)	(3,031)

As at September 30, 2016	9,740,777	(11,771)	10,186	(10,378)	1,625,977	328,689	830,945		1,747,103	14,261,528	67,952	14,329,480

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

Fibria Celulose S.A.

Unaudited condensed consolidated interim statement of cash flows

In thousands of Reais

	September 30, 2016	September 30, 2015
Income (loss) before income taxes	3,154,318	(1,522,491)

Adjusted by
Depreciation, depletion and amortization	1,359,388	1,361,642
Depletion of timber resources from forestry partnership programs	43,462	48,714
Foreign exchange (gains) losses, net	(1,475,123)	2,627,044
Change in fair value of derivative financial instruments	(683,334)	889,479
Equity in results of joint-venture	758	(744)
Loss on disposal of property, plant and equipment and biological assets, net	22,127	15,665
Interest and gain/losses from marketable securities	(118,494)	(64,406)
Interest expense	426,776	329,689
Change in fair value of biological assets	108,014	(29,831)
Impairment of recoverable taxes—ICMS, net	74,701	61,084
Stock option program	(5,288)	7,909
Tax credits	(8,962)
Amortization of transaction costs and other	14,883	4,126
Decrease (increase) in assets
Trade accounts receivable	168,033	209,153
Inventory	(141,419)	(220,193)
Recoverable taxes	85,574	(260,544)
Other assets/advances to suppliers	(68,721)	(49,458)

Increase (decrease) in liabilities
Trade payables	705,831	(43,305)
Taxes payable	(366,602)	8,551
Payroll, profit sharing and related charges	(14,693)	12,739
Other payables	25,670	34,449

Cash provided by operating activities	3,306,899	3,419,272

Interest received	109,669	59,064
Interest paid	(359,539)	(264,469)
Income taxes paid	(90,804)	(50,941)

Net cash provided by operating activities	2,966,225	3,162,926

Cash flows from investing activities
Acquisition of property, plant and equipment, intangible assets and forests	(4,380,310)	(1,253,489)
Advances for acquisition of timber from forestry partnership program	(53,724)	(22,299)
Subsidiary incorporation—Fibria Innovations		(11,630)
Marketable securities, net	(953,688)	(602,294)
Capital increase on joint-venture	(3,267)
Proceeds from sale of property, plant and equipment	8,798	32,084
Derivative transactions settled (Note 9(c))	(140,553)	(305,890)
Others		(8)

Net cash used in investing activities	(5,522,744)	(2,163,526)

Cash flows from financing activities
Borrowings	5,225,097	1,965,416
Repayments of principal	(2,175,817)	(1,095,233)
Dividends paid	(303,926)	(149,350)
Others	(3,660)	(1,190)

Net cash provided by financing activities	2,741,694	719,643

Effect of exchange rate changes on cash and cash equivalents	(128,974)	417,016

Net increase in cash and cash equivalents	56,201	2,136,059
Cash and cash equivalents at beginning of period	1,077,651	461,067

Cash and cash equivalents at end of period	1,133,852	2,597,126

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016

In thousands of Reais, unless otherwise indicated

1 Operations and current developments

(a)
General information

        Fibria Celulose S.A. is incorporated under the laws of the Federal Republic of Brazil, as a publicly-held company. Fibria Celulose S.A. and its subsidiaries are referred to in this condensed consolidated interim financial information as the "Company", "Fibria", or "we". We have the legal status of a share corporation, operating under Brazilian corporate law. Our headquarter and principal executive officers are located in São Paulo, SP, Brazil.

        We are listed on the stock exchange of São Paulo (BM&FBOVESPA) and the New York Stock Exchange (NYSE) and we are subject to the reporting requirements of the Brazilian Comissão de Valores Mobiliários (CVM) and the United States Securities and Exchange Commission (SEC).

        Our activities are focused on the growth of renewable and sustainable forests and the manufacture and sale of bleached eucalyptus kraft pulp. Forests in formation are located in the States of São Paulo, Mato Grosso do Sul, Minas Gerais, Rio de Janeiro, Espirito Santo, Bahia and Rio Grande do Sul.

        We operate in a single operating segment, which is the producing and selling of short fiber pulp, with our pulp production facilities located in the cities of Aracruz (State of Espírito Santo), Três Lagoas (State of Mato Grosso do Sul), Jacareí (State of São Paulo) and Eunãpolis (State of Bahia) (Veracel Celulose S.A. ("Veracel"), a jointly-controlled entity).

        The pulp produced for export is delivered to customers by sea vessels on the basis of long-term contracts with the owners of these vessels, through the ports of Santos, located in the State of São Paulo (operated under a concession from Federal Government until 2017) and Barra do Riacho, located in the State of Espírito Santo (operated by our subsidiary Portocel—Terminal Especializado Barra do Riacho S.A.).

        On December 9, 2015, we participated in the public auction n° 03/2015, promoted by "Agência Nacional de Transportes Aquavicirios—ANTAQ", a regulatory agency, for the leasing of the public areas and infrastructures for handling and storage of paper, pulp and general cargo, for 25 years (renewable for 25 years). The Company was awarded the contract based on its proposal for the Macuco Terminal (STSo7), located in the port of Santos, State of São Paulo, in the amount of R$ 115,047, which the approval of the public auction and the adjudication were published in the Federal Official Gazette on March 2, 2016. On September 29, 2016, we signed the instrument of investiture of the terminal.

        With the approval of the result and based on the standard IFRIC 12—Service Concession Arrangements, the subsidiary Fibria Terminal de Celulose de Santos SPE S.A., recently established by the Company for the administration of Macuco Terminal, recognized on March 2016, the amount of R$ 115,047 related to the grant concession rights into the group of "Intangible assets", which will be amortized over the concession period.

        The main investments according to the contract include:

  (i)
  a new storage facility, handling and transshipment of cargo equipment, with static capacity of 75,000 tons at least, ensuring the movement of 1,800,000 tons of pulp bales per year; and,

  (ii)
  the implementation of new railway lines for access to port facilities.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

1 Operations and current developments (Continued)

        The startup of the terminal is expected for the second semester of 2017.

        In May 2016, we started the acquisition of hardwood pulp produced by Klabin S.A. ("Klabin"), at its plant located in the city of Ortigueira, in the state of Paraná, as supply agreement signed between the parties and subject of disclosure to the market on May 4, 2015.

        The agreement term is six years from the beginning of the plant operations (which may be extended upon agreement between the parties), being four years at a minimum volume of 900,000 tons of short fiber pulp (except if otherwise agreed between the parties) and two years of a gradual reduction of volume (phase out), equivalents to, respectively, 75% and 50% of the volume delivered in the fourth year of the agreement. The purchase price of the volume from Klabin will be based on the average net price charged by the Company and the volume acquired might be sold for countries outside South America.

(b)
Non-current assets held for sale

  Losango project assets

        On December 28, 2012, the Company and CMPC Celulose Riograndense Ltda. ("CMPC") signed the definitive Purchase and Sale Agreement for the sale of all of the Losango project assets, comprising approximately 100 thousand hectares of land owned by Fibria and approximately 39 thousand hectares of planted eucalyptus and leased land, all located in the State of Rio Grande do Sul, in the amount of R$615 million.

        The amount of R$ 477 million was received in advance the amount of R$ 477 million, recognized under "Liabilities related to the assets held for sale". Another installment, amounting to R$ 140 million, was deposited in an escrow account and will be released to us once additional government approvals are obtained. In case of the approvals is not obtained after the period of 96 months, will be returned to CMPC the amount paid to us, plus interest and the escrow deposits made by CMPC will revert.

        Since the signing of agreement with CMPC, we have taken action to obtain the approvals needed, such as the fulfillment of all conditions precedent, the partial renewal of the area operating license and filing the documentation required by the government agencies. Management's best estimate is that approval will be granted.

        We have concluded that these assets should remain classified as "assets held for sale" as non-current assets as at September 30, 2016. However, the completion of the sale is not under our sole control and depends on various government approvals, which have been slower than expected.

        The Losango assets did not generate any significant impact in the nine-month period ended September 30, 2016 and 2015, since that at this moment, the result of the transaction has not been recognized.

(c)
Expansion plan of the Três Lagoas Unit

        On May 14, 2015, the Board of Directors approved the Horizonte 2 Project for the construction of the second Três Lagoas pulp production line.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

1 Operations and current developments (Continued)

        The construction of Horizonte 2 Project has already started and consists of a new bleached eucalyptus pulp production line with a capacity of 1.95 million tons per year and an estimated investment of US$2.3 billion. The startup of the line is projected for the fourth quarter of 2017 and the physical execution is approximately 60% concluded.

        The Project is being financed from the Company's operating cash flows and financing agreements negotiated with financial institutions.

2 Presentation of condensed consolidated interim financial information and summary of significant accounting policies

2.1
Condensed consolidated interim financial information—basis of preparation

        The condensed consolidated interim financial information have been prepared under the historical cost convention, as modified by available-for-sale financial assets, other assets and financial liabilities (including derivative instruments) measured at fair value.

(a)
Accounting policies adopted

        The condensed consolidated interim financial information have been prepared and is being presented in accordance with IAS 34 as issued by the International Accounting Standards Board (IASB) and disclose all (and only) the applicable significant information related to the financial statements, which is consistent with the information utilized by management in the performance of its duties.

        The condensed consolidated interim financial information should be read in conjunction with the audited financial statements for the year ended December 31, 2015, considering that its purpose is to provide an update on the activities, events and significant circumstances in relation to those presented in the annual financial statements.

        The current accounting practices, which include the measurement principles for the recognition and valuation of the assets and liabilities, the calculation methods used in the preparation of this condensed consolidated interim financial information and the estimates used, are the same as those used in the preparation of the most recent annual financial statements, except for the item 2.2.1 below and items related to the adoption of the new standards, amendments and interpretations issued by IASB, as detailed in Note 3 below.

(b)
Approval of the condensed consolidated interim financial information

        The condensed unaudited consolidated interim financial information were approved by the Board of Directors on October 25, 2016.

2.2
Critical accounting estimates and assumptions

        Estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Accounting estimates will, by definition, seldom match the actual results. In the nine-month period ended September 30, 2016, except for the item 2.2.1 below, there were no significant

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

2 Presentation of condensed consolidated interim financial information and summary of significant accounting policies (Continued)

changes in the critical estimates and assumptions which are likely to result in significant adjustments to the carrying amounts of assets and liabilities during the current period, compared to those disclosed in Note 3 to our most recent annual financial statements.

2.2.1
Changing on critical accounting estimates and assumptions

(a)
Biological assets

        The Company reviewed the assumptions used in the calculating of the fair value of biological assets and concluded as appropriate changing, from 2016, the assumption called "actual planted area", so that the immature forests (up to two years from the date of planting) are maintained at historical cost, as a result of the Management's understanding that during this period, the historical cost of biological assets approximates of their fair value. The purpose of this change is reflect the experience acquired in the measurement process of biological assets and the alignment of the calculation methodology to the Company's forest management, which considers continuous forest inventories with the purpose of estimate the volume of timber stock or future production projections, represented by the average annual growth ("IMA"), from the third year of planting.

        The assumption regarding the "net average sale price" of biological assets (measured in R$/m3) is now supported only in market prices research, in order to maximize the usage of external and independent data to measure the fair value of the forests.

        If the aforementioned changes would not have been made, the fair value adjustment of biological assets would have generated a lower expense of R$ 30,471 in relation to the amount recognized in the nine-month period ended September 30, 2016.

        The other assumptions used by the Company to calculate the fair value of biological assets have not changed. See details about the biological assets in Note 16.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

3 New standards, amendments and interpretations issued by IASB

        The standards below have been issued and are effectives for future periods, as from January 1, 2018. We have not early adopted these standards.

Standard	Effective date	Main points introduced by the standard	Impacts of the adoption
IFRS 9—Financial Instruments	January 1,2018	The main change is that, in cases where the fair value option is taken for financial liabilities, the part of a fair value change which is due to an entity's own credit risk is recorded in Other comprehensive income rather than the Statement of profit or loss.	The Company is currently assessing the impacts of the adoption.
IFRS 15—Revenue recognition	January 1, 2018	This accounting standard establishes the accounting principles to determine and measure revenue and when the revenue should be recognized.	The Company is currently assessing the impacts of the adoption.
IFRS 16—Leases	January 1, 2019	This accounting standard replaces the previous leases standard, IAS 17 Leases, and related interpretations and sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract, i.e., the customers ('lessees') and the suppliers ('lessor'). Lessees are required to recognize a lease liability reflecting future lease payments and a 'right-of-use asset' for virtually all lease contracts, except for certain short- term leases and leases of low-value assets. For lessors, the accounting stays almost the same and continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently.	The Company is currently assessing the impacts of the adoption.

        There are no other IFRSs or IFRIC interpretations that are not yet effective that the Company expects to have a material impact on the Company's financial position and results of operations.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

4 Risk management

        On July 28, 2016, the Board of Directors approved the revision of the finance policy, with effective date as from August 2016, which main changes are related to the following risk factors:

  Cash flow and fair value interest rate risk

        The Company shall evaluate on an annual basis the optimal percentage between fixed-rate debts and debts with floating rates. This review will be made by the Treasury department and Governance, Risks and Compliance ("GRC") department, who will report annually the results to the Finance Committee.

        The Finance and Investor Relations Director is responsible for evaluating the hedging strategy of interest rate and inflation, considering the results of evaluation of the optimal percentage and market factors.

  Banks and financial institutions

  i)
  if the Company decides working with private issuers that have more than one rating assessment, the median of the rating classifications will be considered if three risks rating are available and, the lower rating classification if two credit rating are available, issued by the following rating agencies: Fitch, Moody's and Standard & Poor's.

  ii)
  the rating required for the counterparties at the local level (Brazil), is "A" (or "A2") or "BBB+" (or "Baa1) at the global level.

  iii)
  any private counterpart must have lonely concentration of, more than 25% of the resources under management for the Company and its Brazilians subsidiaries and, more than 27.5% for the foreign subsidiaries.

        The rest of the policies disclosed in the annual financial statements (Note 4) as at December 31, 2015 has no significant changes.

        The Company's financial liabilities which present liquidity risk are presented below by maturity (Note 4.1), exchange risk exposure (Note 4.2), sensitivity analysis (Note 5) and fair value estimates (Note 6), which were considered relevant by Fibria's management to be accompanied quarterly.

4.1
Liquidity risk

        The table below presents the financial liabilities into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date. The amounts disclosed

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

4 Risk management (Continued)

in the table are the contractual undiscounted cash flows and as such they differ from the amounts presented in the consolidated balance sheet.

	Less than one year	Between one and two years	Between two and five years	Over five years
At September 30, 2016
Loans and financing	2,454,930	3,563,903	9,986,441	4,821,846
Derivative financial instruments	235,041	206,924	161,225
Trade and other payables	1,455,767	50,210	37,328	25,912

	4,145,738	3,821,037	10,184,994	4,847,758

At December 31, 2015
Loans and financing	1,358,138	4,451,707	7,326,394	2,817,802
Derivative financial instruments	319,954	560,572	902,136
Trade and other payables	758,252	68,327	44,902	39,556

	2,436,344	5,080,606	8,273,432	2,857,358

4.2
Foreign exchange risk

	September 30, 2016	December 31, 2015
Assets in foreign currency
Cash and cash equivalents (Note 7)	890,165	1,068,180
Trade accounts receivable (Note 10)	392,690	674,224

	1,282,855	1,742,404

Liabilities in foreign currency
Loans and financing (Note 19)	(9,300,200)	(10,215,115)
Trade payables	(232,010)	(76,304)
Derivative financial instruments (Note 9(a))	(231,335)	(1,081,533)

	(9,763,545)	(11,372,952)

Liability exposure	(8,480,690)	(9,630,548)

5 Sensitivity analysis

  Sensitivity analysis of changes in foreign currency

        The probable scenario is the closing exchange rate at the date of these condensed consolidated interim financial information (R$ × USD = 3.2462). As the amounts have already been recognized in the condensed consolidated interim financial information, there are no additional effects in the Statement of profit or loss in this scenario. In the "Possible" and "Remote" scenarios, the U.S. Dollar

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

5 Sensitivity analysis (Continued)

is deemed to appreciate/depreciate by 25% and 50%, before tax, when compared to the "Probable" scenario:

	Impact of appreciation/depreciation of the Real against the U.S. Dollar on the fair value—absolute amounts
	Possible (25%)	Remote (50%)
Derivative financial instruments	768,171	1,574,280
Loans and financing	2,183,685	4,367,370
Cash and cash equivalents	207,121	414,241

  Sensitivity analysis in changes in interest rate

        We adopted as the probable scenario the fair value considering the market yield as at September 30, 2016. As the amounts have already been recognized in the condensed consolidated interim financial information, there are no additional effects in the Statement of profit or loss in this scenario. In the "Possible" and "Remote" scenarios, the interest rates are deemed to increase/decrease by 25% and 50%, respectively, before tax, when compared to the "Probable" scenario:

	Impact of increase/decrease of the interest rate on the fair value—absolute amounts
	Possible (25%)	Remote (50%)
Loans and financing
LIBOR	1,303	2,507
Currency basket	1,735	3,466
TJLP	1,622	3,221
Interbank Deposit Certificate (CDI)	5,103	10,067
Derivative financial instruments
LIBOR	9,897	18,140
TJLP	2,286	2,913
Interbank Deposit Certificate (CDI)	53,596	101,659
Marketable securities(a)
Interbank Deposit Certificate (CDI)	2,512	4,848

(a)
Only marketable securities indexed to post-fixed rate were considered in the sensitivity analysis above.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

5 Sensitivity analysis (Continued)

  Sensitivity analysis in changes in the United States Consumer Price Index—US-CPI

        To calculate the "Probable" scenario, we used the US-CPI index at September 30, 2016. The "Probable" scenario was stressed considering an additional increase/decrease of 25% and 50% in the US-CPI for the definition of the scenarios "Possible" and "Remote", respectively.

	Impact of appreciation of the US-CPI at the fair value —absolute amounts
	Possible (25%)	Remote (50%)
Embedded derivative in forestry partnership and standing timber supply agreements	109,137	224,254

6 Fair value estimates

        In the nine-month period ended September 30, 2016, there were no changes in the criteria of classification of the assets and liabilities in the levels of the fair value hierarchy when compared to the criteria used in the classification of those instruments disclosed in Note 6 to our most recent annual financial statements as at December 31, 2015. There were no transfers between levels 1, 2 and 3 during the periods presented.

	September 30, 2016
	Level 1	Level 2	Level 3	Total
Recurring fair value measurements
Assets
At fair value through profit and loss
Derivative financial instruments (Note 9)		515,084		515,084
Warrant to acquire Ensyn's shares (Note 15)			9,933	9,933
Marketable securities (Note 8)	58,821	2,306,479		2,365,300
Available for sale financial assets			103,977	103,977
Other investments—fair value method—Ensyn (Note 15)
Biological asset (Note 16)			4,323,741	4,323,741

Total assets	58,821	2,821,563	4,437,651	7,318,035

Liabilities
At fair value through profit and loss
Derivative financial instruments (Note 9)		(519,160)		(519,160)

Total liabilities		(519,160)		(519,160)

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

6 Fair value estimates (Continued)

	December 31, 2015
	Level 1	Level 2	Level 3	Total
Recurring fair value measurements
Assets
At fair value through profit and loss
Derivative financial instruments (Note 9)		300,489		300,489
Warrant to acquire Ensyn's shares (Note 15)			11,949	11,949
Marketable securities (Note 8)	40,364	1,365,478		1,405,842
Available for sale financial assets
Other investments—fair value method—Ensyn (Note 15)			125,071	125,071
Biological asset (Note 16)			4,114,998	4,114,998

Total assets	40,364	1,665,967	4,252,018	5,958,349

Liabilities
At fair value through profit and loss
Derivative financial instruments (Note 9)		(1,128,450)		(1,128,450)

Total liabilities		(1,128,450)		(1,128,450)

6.1
Fair value of loans and financing

        The fair value of loans and financing, which are measured at amortized cost in the balance sheet, is estimated as follows: (a) bonds, for which fair value is based on the observed quoted price in the market (based on an average of closing prices provided by Bloomberg), and (b) for the other financial liabilities that do not have a secondary market, or for which the secondary market is not active, fair value is estimated by discounting the future contractual cash flows by current market interest rates, also

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

6 Fair value estimates (Continued)

considering the Company's credit risk. The fair value of loans and financing are classified as Level 2 on the fair value hierarchy. The following table presents the fair value of loans and financing:

	Yield used to discount(*)	September 30, 2016	December 31, 2015
Quoted in the secondary market
In foreign currency
Bonds—VOTO IV		340,259	387,939
Bonds—Fibria Overseas		2,052,410	2,237,193
Estimated based on discounted cash flow
In foreign currency
Export credits (Pre-payments)	LIBOR USD	5,088,307	6,831,364
Finnvera	LIBOR USD	847,418
Export credits (ACC/ACE)	DDI	454,517	46,445
In local currency
BNDES—TJLP	Brazilian interbank rate (DI 1)	797,293	809,793
BNDES—Fixed rate	Brazilian interbank rate (DI 1)	111,379	107,797
BNDES—Selic	Brazilian interbank rate (DI 1)	22,436	11,110
Currency basket	Brazilian interbank rate (DI1)	498,557	549,246
CRA	Brazilian interbank rate (DI 1)	2,633,647	658,573
FINEP	Brazilian interbank rate (DI 1)	1,803	2,063
FINAME	Brazilian interbank rate (DI 1)	2,735	4,951
NCE in Reais	Brazilian interbank rate (DI 1)	653,137	694,859
FCO	Brazilian interbank rate (DI 1)	13,832	21,303
FDCO	Brazilian interbank rate (DI 1)	355,043

		13,872,773	12,362,636

(*)
Used to calculate the present value of the loans.
6.2
Fair value measurement of derivative financial instruments (including embedded derivative)

        The Company estimates the fair value of its derivative financial instruments and acknowledges that it may differ from the amounts payable/receivable in the event of early settlement of the instrument. This difference results from factors such as liquidity, spreads or the intention of early settlement from the counterparty, among others. The amounts estimated by management are also compared with the Mark-to-Market (MtM) provided as reference by the banks (counterparties) and with the estimates performed by an independent financial advisor.

        A summary of the methodologies used for purposes of determining fair value by type of instrument is presented below.

  •
  Swap contracts—the present value of both the asset and liability legs are estimated through the discount of forecasted cash flows using the observed market interest rate for the currency in which the swap is denominated, considering both of Fibria's and counterpart credit risk. The

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

6 Fair value estimates (Continued)

    contract fair value is the difference between the asset and liability. The only exception is the TJLP × US$ swap, where the cash flow of the asset leg (TJLP × fixed) are projected using a stable yield, as current TJLP value, during the duration of the swap contract, obtained from Banco Nacional de Desenvolvimento Econômico e Social ("BNDES").

  •
  Options (Zero Cost Collar)—the fair value was calculated based on the Garman-Kohlhagen model, considering both of Fibria's and counterpart credit risk. Volatility information and interest rates are observable and obtained from BM&FBOVESPA exchange information to calculate the fair values.

  •
  Swap US-CPI—the cash flow of the liability position is projected using the yield of the US-CPI index, obtained through the implicit rates in the American titles indexed to the inflation rate (TIPS), issued by the Bloomberg. The cash flow of the asset position is projected using the fixed rate established in the embedded derivative instrument. The fair value of the embedded derivative instrument is the present value of the difference between both positions.

        The yield curves used to calculate the fair value in September 30, 2016 are as follows:

Interest rate curves
Brazil		United States		Dollar coupon
Vertex	Rate (p.a.)—%	Vertex	Rate (p.a.)—%	Vertex	Rate (p.a.)—%
1M	14.03	1M	0.55	1M	(6.17)
6M	13.33	6M	0.91	6M	0.54
1Y	12.48	1Y	0.94	1Y	1.39
2Y	11.73	2Y	1.01	2Y	2.09
3Y	11.58	3Y	1.07	3Y	2.49
5Y	11.60	5Y	1.18	5Y	3.37
10Y	11.78	10Y	1.47	10Y	3.93

7 Cash and cash equivalents

	Average yield p.a.—%	September30, 2016	December 31, 2015
Cash and banks		101,788	196,274
Fixed-term deposits
Local currency	101.69 of CDI	203,583	3,985
Foreign currency(i)	0.47	828,481	877,392

		1,133,852	1,077,651

(i)
Mainly Time Deposit maturing within 90 days.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

8 Marketable securities

	Average yield p.a.–%	September 30, 2016	December 31, 2015
In local currency
Brazilian Federal provision fund	77 of CDI	9	250
Brazilian Federal Government securities
At fair value through profit and loss	79.80 of CDI	58,821	40,364
Held to maturity(i)	6 and 79.80 of CDI	77,210	73,914
Private securities (repurchase agreements)	100.43of CDI	2,306,479	1,365,478

Marketable securities		2,442,519	1,480,006

Current		2,371,858	1,411,864

Non-Current		70,661	68,142

(i)
The yield of 79.80% of CDI refers to the investment fund—Pulp and the yield of 6% p.a. refers to the agrarian debt bonds.

        The increase of R$ 962,513 in the nine-month period ended September 30, 2016 refers, mainly, to the funds raised in the period, as detailed in Note 19.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

9 Derivative financial instruments (including embedded derivative)

(a)
Derivative financial instruments by type

	Reference value (notional)—in U.S Dollars		Fair value
Type of derivative	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015
Instruments contracted of economic hedge strategy
Operational hedge
Cash flow hedges of exports
Zero cost collar	1,475,000	310,000	249,134	(8,627)
Hedges of debts
Hedges of interest rates
Swap LIBOR × Fixed (USD)	604,670	622,907	(17,133)	(8,902)
Hedges of foreign currency
Swap DI × US$ (USD)	318,828	358,607	(293,686)	(648,052)
Swap TJLP × US$ (USD)	49,284	98,287	(80,431)	(230,433)
Swap Pre × US$ (USD)	89,144	112,107	(89,219)	(185,519)

			(231,335)	(1,081,533)

Embedded derivative in forestry partnership and standing timber supply agreements(*)
Swap of US-CPI	824,293	857,710	227,259	253,572

			(4,076)	(827,961)

Classified
In current assets			199,836	26,795
In non-current assets			315,248	273,694
In current liabilities			(250,750)	(302,787)
In non-current liabilities			(268,410)	(825,663)

			(4,076)	(827,961)

(*)
The embedded derivative is a swap of the US-CPI variations during the term of the Forestry Partnership and Standing Timber Supply Agreements.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

9 Derivative financial instruments (including embedded derivative) (Continued)

(b)
Derivative financial instruments of economic hedge strategy by type and broken down by nature of the exposure

	Reference value (notional)— in currency of origin			Fair value
Type of derivative and protected risk	Currency	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015
Swap contracts—Hedge of debts
Asset
LIBOR to fixed	US$	604,670	622,907	1,911,706	2,308,517
Real CDI to USD	R$	622,134	698,559	1,006,536	1,058,346
Real TJLP to USD	R$	80,519	159,938	79,875	153,963
Real Pre to USD	R$	191,666	236,072	164,467	182,240
Liability
LIBOR to fixed	US$	604,670	622,907	(1,928,839)	(2,317,419)
Real CDI to USD	US$	318,828	358,607	(1,300,222)	(1,706,398)
Real TJLP to USD	US$	49,284	98,287	(160,306)	(384,396)
Real Pre to USD	US$	89,144	112,107	(253,686)	(367,759)

Total of swap contracts				(480,469)	(1,072,906)

Options—Cash flow hedge
Zero cost collar	US$	1,475,000	310,000	249,134	(8,627)

				(231,335)	(1,081,533)

(c)
Derivative financial instruments by type of economic hedge strategy contracts

	Fair value		Value (paid) or received
Type of derivative	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015
Operational hedge
Cash flow hedge of exports	249,134	(8,627)	10,804	(125,107)
Hedge of debts
Hedge of interest rates	(17,133)	(8,902)	(14,205)	(15,333)
Hedge of foreign currency	(463,336)	(1,064,004)	(137,152)	(279,191)

	(231,335)	(1,081,533)	(140,553)	(419,631)

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

9 Derivative financial instruments (including embedded derivative) (Continued)

(d)
Fair value and counterparty by maturity date of economic hedge strategy contracts

	September 30, 2016	December 31, 2015
2016	7,575	(281,423)
2017	(34,417)	(396,982)
2018	(121,735)	(280,340)
2019	(51,623)	(76,408)
2020	(31,135)	(46,380)

	(231,335)	(1,081,533)

        Fair value does not necessarily represent the cash required to immediately settle each contract, as such disbursement will only be made on the date of maturity of each transaction, when the final settlement amount will be determined.

        The outstanding contracts at September 30, 2016 are not subject to margin calls or anticipated liquidation clauses resulting from mark-to-market variations. All operations are over-the-counter and registered at CETIP (a clearing house).

10 Trade accounts receivable

	September 30, 2016	December 31, 2015
Domestic customers	88,921	75,281
Export customers	392,690	674,224

	481,611	749,505

Allowance for doubtful accounts	(6,833)	(7,153)

	474,778	742,352

        In the nine-month period ended September 30, 2016, we made some credit assignment without recourse for certain customers' receivables, in the amount of R$ 1,794,735 (R$ 1,788,970 at December 31, 2015), that were derecognized from accounts receivable in the balance sheet. The amounts regarding to these credit assignment were received by us.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

11 Inventory

	September 30, 2016	December 31, 2015
Finished goods at plants/warehouses
Brazil	266,235	155,286
Abroad	870,902	731,498
Work in progress	20,578	12,935
Raw materials	462,198	520,445
Supplies	164,949	150,838
Imports in transit	2,788	144

	1,787,650	1,571,146

12 Recoverable taxes

	September 30, 2016	December 31, 2015
Withholding tax and prepaid Income Tax (IRPJ) and Social Contribution (CSLL)	1,022,289	762,743
Value-added Tax on Sales and Services (ICMS) on purchases of property, plant and equipment	24,964	26,235
Value-added Tax on Sales and Services (ICMS and IPI) on purchases of raw materials and supplies	1,035,677	978,399
Federal tax credits		356,058
Credit related to Reintegra Program	85,744	91,145
Social Integration Program (PIS) and Social Contribution on Revenue (COFINS) Recoverable	706,672	727,210
Provision for the impairment of ICMS credits	(1,040,865)	(967,332)

	1,834,481	1,974,458

Current	224,069	462,487

Non-current	1,610,412	1,511,971

        During the nine-month period ended September 30, 2016, there were no relevant changes to our expectations regarding the recoverability of the tax credits presented in this note and the Note 14 to the most recent annual financial statements.

13 Income taxes

        The Company and the subsidiaries located in Brazil are taxed based on their taxable income. The subsidiaries located outside of Brazil use methods established by the respective local jurisdictions. Income taxes have been calculated and recorded considering the applicable statutory tax rates enacted at the balance sheet date.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

13 Income taxes (Continued)

        The Company still believes in the previsions of the International Double Taxation Treaties signed by Brazil. However, as the decision regarding its applicability is still pending on the Supreme Court (Supremo Tribunal Federal—STF), nowadays the Company taxes the foreign profits according to the Law 12,973/14.

        The Law 12,973/14 revoked the article 74 of Provisional Measure 2,158/01. The law determines that the adjustment in the value of the investment, in the direct or indirect controlled company, domiciled abroad, equivalent to its profits before tax, except for the foreign exchange, must be computed in the taxation basis of the corporate income tax and social contribution over profits of the controller company domiciled in Brazil, at the end of the fiscal year. The repatriation of these profits in subsequent years will not be subject to taxation in Brazil. The Company has provisions regarding the Corporate Income Tax of the subsidiaries on an accrual basis.

(a)
Deferred taxes

	September 30, 2016	December 31, 2015
Tax loss carryforwards(i)	421,686	54,888
Provision for legal proceeds	133,693	119,924
Sundry provisions (impairment, operational and other)	537,457	637,176
Results of derivative contracts—payable on a cash basis for tax purposes	1,386	281,507
Exchange losses (net)—payable on a cash basis for tax purposes	1,425,504	2,396,243
Tax amortization of the assets acquired in the business combination—Aracruz	97,872	99,196
Actuarial gains on medical assistance plan (SEPACO)	3,743	3,743
Income tax and social contribution from foreign-domiciled subsidiaries under IFRS	(609,881)	(338,315)
Tax accelerated depreciation	(14,111)	(7,324)
Reforestation costs already deducted for tax purposes	(449,425)	(387,568)
Fair values of biological assets	(121,733)	(174,450)
Tax benefit of goodwill—goodwill not amortized for accounting purposes	(603,846)	(536,752)
Transaction costs and capitalized financing costs	(63,438)	(5,347)
Other provisions	(7,534)	(14,704)

Total deferred taxes asset, net	751,373	2,128,217

Deferred taxes—asset (net by entity)	1,122,895	2,399,213
Deferred taxes—liability (net by entity)	371,522	270,996

(i)
The balance as at September 30, 2016 is presented net of R$ 304,227 (R$ 346,291 as at December 31, 2015) related to the provision for impairment for foreign tax losses.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

13 Income taxes (Continued)

        Changes in the net balance of deferred income tax are as follows:

	September 30, 2016	December 31, 2015
At the beginning of the period	2,128,217	924,308
Tax loss carryforwards	366,798	(137,759)
Temporary differences from provisions	(85,950)	198,028
Provision for tax on investments in foreign-domiciled subsidiaries	(271,566)	(312,338)
Derivative financial instruments taxed on a cash basis	(280,121)	139,569
Amortization of goodwill	(68,418)	(92,598)
Reforestation costs	(68,644)	(36,605)
Exchange losses (net) taxed on a cash basis	(970,739)	1,483,024
Fair value of biological assets	52,717	(21,430)
Actuarial losses on medical assistance plan (SEPACO)(*)		(2,866)
Transaction costs and capitalized financing costs	(58,091)	(5,347)
Other	7,170	(7,769)

At the end of the period	751,373	2,128,217

(*)
Deferred taxes related to the other comprehensive income.

(b)
Reconciliation of taxes on income

	September 30, 2016	September 30, 2015
Income (loss) before tax	3,154,318	(1,522,491)
Income tax and social contribution benefit (expense) at statutory nominal rate—34%	(1,072,468)	517,647

Reconciliation to effective expense:
Equity in results of joint-venture	(258)	253
Credit from Reintegra Program	1,372	18,604
Benefits to directors	(10,538)	(6,292)
Foreign exchange effects on foreign subsidiaries(i)	(294,983)	452,174
Other, mainly non-deductible provisions	(22,309)	(12,894)

Income tax and social contribution benefit (expense) for the period	(1,399,184)	969,492

Effective rate—%	44.4	63.7

(i)
Relates to net foreign exchange gains recognized by our foreign subsidiaries that use the Real as the functional currency. As the Real is not used for tax purposes in the foreign country this net foreign exchange gain is not recognized for tax purposes in the foreign country nor will it ever be subject to tax in Brazil.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

14 Significant transactions and balances with related parties

(a)
Related parties

        The Company is governed by a Shareholders Agreement entered into between Votorantim S.A., which holds 29.42% of our shares, and BNDES Participações S.A. ("BNDESPAR"), which holds 29.08% of our shares (together the "Controlling Shareholders"). The Company's commercial and financial transactions with its subsidiaries, Votorantim Group's entities and other related parties are carried out at normal market prices and conditions, based on usual terms and rates applicable to third parties.

        In the nine-month period ended September 30, 2016, there were no significant changes in the terms of the contracts, agreements and transactions, and there were no new contracts, agreements or transactions with distinct nature between the Company and its related parties when compared to the transactions disclosed in Note 16 to the most recent financial statements as at December 31, 2015.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

14 Significant transactions and balances with related parties (Continued)

(i) Balances recognized in assets and liabilities

	Balances receivable (payable)
	Nature	September 30, 2016	December 31, 2015
Transactions with controlling shareholders
Votorantim S.A.	Rendering of services	(418)	(9)
Votorantim S.A.	Land leases		(851)
BNDES	Financing	(1,573,654)	(1,851,408)

		(1,574,072)	(1,852,268)

Transactions with Votorantim Group' entities
Votorantim S.A.	Financing	9,739	11,714
Votener—Votorantim Comercializadora e Energia	Energy supplier	1,171	6,937
Banco Votorantim S.A.	Investments	187,273	32,806
Banco Votorantim S.A.	Financial instruments	2,751	(1,066)
Votorantim Cimentos S.A.	Energy supplier		517
Votorantim Cimentos S.A.	Input supplier	(51)	(50)
Polimix Concreto Ltda.	Input supplier		(143)
Votorantim Siderurgia	Standing wood supplier	(2,176)	(4,164)
Sitrel Siderurgia Três Lagoas	Land leases	(10)
Pedreira Pedra Negra	Input supplier		(21)
Votorantim Metais Ltda.	Chemical products supplier	(491)	(277)
Companhia Brasileira de Alumínio—CBA	Land leases	(699)	(695)

		197,507	45,558

Net		(1,376,565)	(1,806,710)

Presented in the following lines
In assets
Marketable securities (Note 8)		187,273	32,806
Derivative financial instruments (Note 9)		2,751
Related parties—non-current		9,739	11,714
Other assets—current		1,171	7,454
In liabilities
Loans and financing (Note 19)		(1,573,654)	(1,851,408)
Derivative financial instruments (Note 9)			(1,066)
Suppliers		(3,845)	(6,210)

		(1,376,565)	(1,806,710)

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

14 Significant transactions and balances with related parties (Continued)

(ii)
Amounts transacted in the period

	Nature	September 30, 2016	September 30, 2015
Transactions with controlling shareholders
Votorantim S.A.	Rendering of services	(8,357)	(7,592)
BNDES	Financing	15,575	(352,205)

		7,218	(359,797)

Transactions with Votorantim Group's entities
Votorantim S.A.	Financing	(1,975)	3,950
Votener—Votorantim Comercializadora de Energia	Energy supplier	(13,588)	67,125
Banco Votorantim S.A.	Investments	3,908	1,758
Banco Votorantim S.A.	Financial instruments	2,703	(1,016)
Banco Votorantim S.A.	Rendering of services	(1,500)
Votorantim CTVM Ltda.	Rendering of services	(119)
Votorantim Cimentos S.A.	Energy supplier	7,892	4,907
Votorantim Cimentos S.A.	Input supplier	(224)	(79)
Votorantim Cimentos S.A.	Selling of wood		126
Votorantim Siderurgia S.A.	Standing wood supplier	(9,734)	3,361
Sitrel Siderurgia Três Lagoas	Energy supplier	5,332
Sitrel Siderurgia Três Lagoas	Land leases	(10)
Pedreira Pedra Negra	Input supplier	(78)	(219)
Votorantim Metais Ltda.	Chemical products supplier	(7,566)	(3,155)
Votorantim Metais Ltda.	Land leases		(2,318)
Companhia Brasileira de Alumínio—CBA	Land leases	(399)	(2,541)

		(15,358)	71,899

(b)
Key management compensation

        The remuneration expenses of the Fibria's officers and directors, including all benefits, are summarized as follows:

	September 30, 2016	September 30, 2015
Benefits to officers and directors(i)	12,091	37,347
Benefit program—Phantom Stock Options and Stock Options plans	(8,974)	12,950

	3,117	50,297

(i)
Benefits to officers and directors include fixed compensation, social charges, profit sharing program and the variable compensation program.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

14 Significant transactions and balances with related parties (Continued)

        The amount of R$ 3,117 recognized as provision or reversal of provision in the nine-month period ended September 30, 2016, was impacted by the change in the Company's stock price, which is considered for the valuation of the variable compensation program and benefit program (Phantom Stock Options and Stock Options plans) existing.

        Benefits to key management do not include the compensation for the Statutory Audit Committee, Finance, Compensation and Sustainability Committees' members of R$ 954 for the nine-month period ended September 30, 2016 (R$ 713 for the nine-month period ended September 30, 2015).

        The Company does not have any other post-employment plans and does not offer any other benefits, such as additional paid leave for time of service.

        The balances to be paid to the Company's officers and directors are recorded as follows:

	September 30, 2016	December 31, 2015
Current liability
Payroll, profit sharing and related charges	13,444	37,563
Non-current liability
Other payables	2,100	9,401
Shareholders' equity
Capital reserve	4,637	9,329

	20,181	56,293

15 Investments

	September 30, 2016	December 31, 2015
Investment in joint-venture—equity method	3,260	751
Other investments—at fair value(i)	113,910	137,020

	117,170	137,771

(i)
Fair value change in our interest in Ensyn was not significant in the nine-month period ended September 30, 2016. The decrease in the balance refers to the foreign currency effect on the investment.

        None of the subsidiaries and jointly-operated entities has publicly traded shares.

        The provisions and contingent liabilities related to the entities of the Company are described in Note 21.

        Additionally, the Company does not have any significant restriction or commitments with regards to its joint-venture.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

16 Biological assets

	September 30, 2016	December 31, 2015
At the beginning of the period	4,114,998	3,707,845
Additions	1,115,127	1,344,355
Harvests in the year (depletion)	(796,600)	(1,102,725)
Change in fair value—step up	(108,014)	184,583
Disposals / provision for disposals	(1,770)	(19,063)
Transfer(i)		3

At the end of the period	4,323,741	4,114,998

(i)
Includes transfers between biological assets and property, plant and equipment.

17 Property, plant and equipment

	Land	Buildings	Machinery, equipment and facilities	Property, plant and equipment in progress(i)	Other(ii)	Total
At December 31, 2014	1,200,512	1,358,716	6,457,787	217,627	18,091	9,252,733
Additions	453,775	335	3,640	553,291	1,903	1,012,944
Disposals	(17,367)	(6,056)	(16,005)		(887)	(40,315)
Depreciation		(112,005)	(653,595)		(14,368)	(779,968)
Acquisition of assets—Fibria Innovations			4,212			4,212
Transfers and others(iii)		50,294	184,508	(303,900)	52,878	(16,220)

At December 31, 2015	1,636,920	1,291,284	5,980,547	467,018	57,617	9,433,386
Additions		575	6,704	3,140,594	1,176	3,149,049
Disposals	(413)	(4,964)	(17,916)		(423)	(23,716)
Depreciation		(88,567)	(489,999)		(13,151)	(591,717)
Transfers and others(iii)	6,147	82,844	194,041	(336,165)	76,665	23,532

At September 30, 2016	1,642,654	1,281,172	5,673,377	3,271,447	121,884	11,990,534

(i)
Includes the amount of R$ 3,066,300 regarding the Horizonte 2 Project.

(ii)
Includes vehicles, furniture, IT equipment and others.

(iii)
Includes transfers between property, plant and equipment, intangible assets and inventory.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

18 Intangible assets

	September 30, 2016	December 31, 2015
At the beginning of the period	4,505,634	4,552,103
Additions	116,134	8
Amortization	(50,704)	(76,021)
Disposals	(98)	(67)
Transfers and others(*)	13,139	29,611

At the end of the period	4,584,105	4,505,634

Composed by
Goodwill—Aracruz	4,230,450	4,230,450
Systems development and deployment	32,156	28,677
Concession right—Macuco Terminal (Note 1(a))	115,047
Acquired from business combination
Databases	102,600	136,800
Relationships with suppliers-chemical products	85,078	92,812
Other	18,774	16,895

	4,584,105	4,505,634

(*)
Includes transfers between property, plant and equipment and intangible assets.

Fibria Celulose S.A.
Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)
In thousands of Reais, unless otherwise indicated

19 Loans and financing

(a)
Breakdown of the balance by type of loan

			Current		Non-current		Total
		Average annual interest rate—%
Type/purpose	Interest rate		September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015
In foreign currency
BNDES—currency basket	UMBNDES	6.5	72,141	78,632	493,370	652,610	565,511	731,242
Bonds—US$	Fixed	5.6	44,764	15,801	2,235,918	2,686,105	2,280,682	2,701,906
Finnvera	LIBOR	2.5	4,389		831,497		835,886
Export credits (prepayment)	LIBOR	2.5	313,583	595,795	4,849,769	6,141,049	5,163,352	6,736,844
Export credits (ACC/ACE)	Fixed	1.6	454,769	45,123			454,769	45,123

			889,646	735,351	8,410,554	9,479,764	9,300,200	10,215,115

In Reais
BNDES	TJLP	6.5	170,651	186,937	679,324	776,421	849,975	963,358
BNDES	Fixed	5.75	33,069	29,745	89,213	100,460	122,282	130,205
BNDES	Selic	6.9	753	18	35,133	26,585	35,886	26,603
FINAME	TJLP/Fixed	3.1	2,226	3,236	668	2,226	2,894	5,462
CRA	CDI	11.46	96,941	16,687	2,676,798	659,275	2,773,739	675,962
NCE	CDI	12.39	304,498	88,855	365,596	613,177	670,094	702,032
FCO, FDCO and FINEP	Fixed	8.0	11,988	12,048	425,281	13,047	437,269	25,095

			620,126	337,526	4,272,013	2,191,191	4,892,139	2,528,717

			1,509,772	1,072,877	12,682,567	11,670,955	14,192,339	12,743,832

Interest			257,301	94,172	76,586	109,658	333,887	203,830
Short-term borrowing			454,468	44,905			454,468	44,905
Long-term borrowing			798,003	933,800	12,605,981	11,561,297	13,403,984	12,495,097

			1,509,772	1,072,877	12,682,567	11,670,955	14,192,339	12,743,832

        The average rates were calculated based on the forward yield curve of benchmark rates to which the loans are indexed, weighted through the maturity date for each installment, including the issuing/contracting costs, when applicable.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

19 Loans and financing (Continued)

(b)
Breakdown by maturity

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	Total
In foreign currency
BNDES—currency basket	22,635	66,478	53,987	148,392	156,660	38,509	6,709					493,370
Bonds—US$				310,543	—			1,925,375				2,235,918
Finnvera		103,937	103,937	103,937	103,937	103,937	103,937	103,937	103,938			831,497
Export credits (prepayment)	154,703	1,153,532	2,450,621	360,859	730,054							4,849,769

	177,338	1,323,947	2,608,545	923,731	990,651	142,446	110,646	2,029,312	103,938			8,410,554

In Reais
BNDES—TJLP	44,351	121,486	91,517	157,551	168,857	56,428	26,666	12,468				679,324
BNDES—Fixed rate	8,533	33,197	27,093	15,200	4,791	399						89,213
BNDES—Selic	355	1,419	1,419	1,419	554	1,409	14,900	13,658				35,133
FINAME	501	167										668
CRA				1,187,050	661,292		828,456					2,676,798
NCE	21,252	257,894	43,225	43,225								365,596
FCO, FDCO and FINEP	2,974	659	47,448	46,775	46,775	46,775	46,775	46,775	46,775	46,775	46,775	425,281

	77,966	414,822	210,702	1,451,220	882,269	105,011	916,797	72,901	46,775	46,775	46,775	4,272,013

	255,304	1,738,769	2,819,247	2,374,951	1,872,920	247,457	1,027,443	2,102,213	150,713	46,775	46,775	12,682,567

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

19 Loans and financing (Continued)

(c)
Breakdown by currency

	September 30, 2016	December 31, 2015
Real	4,856,253	2,502,114
U.S. Dollar	8,734,689	9,483,873
Selic	35,886	26,603
Currency basket	565,511	731,242

	14,192,339	12,743,832

(d)
Roll forward

	September 30, 2016	December 31, 2015
At the beginning of period	12,743,832	8,326,519
Borrowings	5,330,223	3,118,475
Interest expense	497,106	479,287
Foreign exchange losses (gains)	(1,750,028)	3,037,653
Repayments—principal amount	(2,175,817)	(1,800,670)
Interest paid	(359,539)	(405,546)
Additional transaction costs	(105,126)	(30,486)
Other(*)	11,688	18,600

At the end of the period	14,192,339	12,743,832

(*)
It includes amortization of transactions costs.
(e)
Relevant operations settled in the period

  Export credits—ACC

        During the nine-month period ended September 30, 2016, the Company paid some export contracts (ACC) in the amount of US$ 404 million (equivalent then to R$ 1,387,578), which interest rate were between 1.24% and 1.99% p.a.

(f)
Relevant operations contracted in the period

  Export credits—ACC and ACE

        During the nine-month period ended September 30, 2016, the Company, through its subsidiary Fibria-MS, entered into export contracts (ACC and ACE) in the amount of US$ 140 million (equivalent then to R$ 462,252), which matures through October 2016 with a fixed interest rate between 1.55% and 1.60% p.a.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

19 Loans and financing (Continued)

  Agribusiness Credit Receivable Certificates—CRA

        During the nine-month period ended September 30, 2016, the Company concluded three public distributions with restrict efforts of Agribusiness Credit Receivable Certificates issued by Eco Securitizadora de Direitos Creditórios do Agronegócio S.A. In the first distribution, the total amount released was R$ 1,350 million, in two tranches, being the first tranche in the amount of R$ 880 million, with maturity for the principal in 2020, payments of interest semi-annually and an interest rate of 97% of CDI and the second tranche in the amount of R$ 470 million, with maturity for the principal in 2023, payments of interest annually and an interest rate of IPCA plus 5.9844% p.a. The funds were received by the Company on June 23, 2016. In the second distribution, the total amount released was R$ 374 million, with maturity for the principal in 2023, payments of interest annually and an interest rate of IPCA plus 5.9844% p.a. The funds were received by the Company on August 15, 2016. In the third distribution, the total amount released was R$ 326 million, with maturity for the principal in 2020, payments of interest semi-annually and an interest rate of 97% of CDI. The funds were received by the Company on August 31, 2016. The events of default of the contract are reflected in the item (g) below.

  Finnvera (Finnish Development Agency)

        In May 2016, the Company, through its subsidiary Fibria-MS, entered into a loan agreement for the financing of imported equipment for the second pulp production line in Três Lagoas (Horizonte 2 Project). The total amount raised was U.S. Dollar equivalent to € 383,873 thousand with the financial institutions BNP Paribas, Finnish Export Credit, HSBC Bank and Nordea, totally guaranteed by Finnvera (Export Credit Agency). During the nine-month period ended September 30, 2016, the amount of US$ 275 million (equivalents then R$ 919,628) was released in three tranches of US$ 194 million, US$ 67 million and US$ 14 million, maturing in December 2025 and interest rates at semi-annual LIBOR plus 1.03% p.a. for the first tranche and semi-annual LIBOR plus 1.08% p.a. for the second and third tranches. The remaining balance not released of U.S. Dollar equivalent to € 140,120 thousand, will be released according to the payments for the suppliers of the project. The events of default of the contract are reflected in the item (g) below.

  Middle West Development Fund (FDCO)

        In September 2016, the Company, through its subsidiary Fibria-MS, raised R$ 423,621 from the total of R$ 831,478 contracted with Banco do Brasil, with an interest rate of 8.0% p.a., monthly payments of principal and interest as from June 2019 and final maturity in December 2027. The remaining balance of R$ 407,857 might be released until the end of 2016.

(g)
Covenants

        Some of the financing agreements of the Company contain covenants establishing maximum indebtedness and leverage levels, as well as minimum coverage of outstanding amounts.

        The Company's debt financial covenants are measured based on consolidated information translated into U.S. Dollars. The covenants specify that indebtedness ratio (Net debt to Adjusted EBITDA, as defined (Note 4.2.2 to the most recent financial statements for the year ended December 31, 2015)) cannot exceed 4.5 times.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

19 Loans and financing (Continued)

        The Company is in full compliance with the covenants established in the financial contracts at September 30, 2016.

        The loan and financing agreements with debt financial covenants also present the following events of default:

  •
  Non-payment, within the stipulated period, of the principal or interest.

  •
  Inaccuracy of any declaration, guarantee or certification provided.

  •
  Cross-default and cross-judgment default, subject to an agreed.

  •
  Subject to certain periods for resolution, breach of any obligation under the contract.

  •
  Certain events of bankruptcy or insolvency of the Company, its main subsidiaries or Veracel.

  •
  Expropriation, confiscation or any other action affecting a significant portion of the Company's assets;

  •
  Addiction, invalidity, ineffectiveness or unenforceability of the contract;

  •
  Extinction or termination the contract for any reason or person;

  •
  Split of the Company without the prior consent of the creditor;

  •
  Any direct or indirect controlling which does not integrate the Votorantim Group, to perform any act aimed annul, revise, cancel or repudiate by judicial or extrajudicial means the contract;

  •
  Compliance with certain environmental and social conditions on the Horizon Project 2, for Finnvera's contract.

20 Trade payables

	September 30, 2016	December 31, 2015
Local currency
Related parties	4,885	5,738
Third parties(i)	1,105,814	585,975
Foreign currency
Third parties	232,010	76,304

	1,342,709	668,017

(i)
As mentioned in Note 1 (a), we have a long-term supply agreement of hardwood pulp with Klabin in different conditions in terms of volume, exclusivity, guarantees and payment terms up to 360 days, whose prices were practiced in market conditions, as established in the agreement.

        As at September 30, 2016, the amount of R$ 489,127 (zero as at December 31, 2015) refers to pulp purchases of the contract abovementioned.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

21 Provision for contingencies

	September30, 2016			December 31, 2015
	Judicial deposits	Provision	Net	Judicial deposits	Provision	Net
Nature of claims
Tax	105,327	111,359	6,032	96,997	106,571	9,574
Labor	70,746	229,159	158,413	64,429	201,561	137,132
Civil	21,021	42,329	21,308	18,918	37,537	18,619

	197,094	382,847	185,753	180,344	345,669	165,325

        The change in the provision for contingencies is as follows:

	September 30, 2016	December 31, 2015
At the beginning of the period	345,669	302,144
Settlement	(1,751)	(16,334)
Reversal	(12,767)	(38,196)
New litigation	14,503	37,089
Accrual of financial charges	37,193	60,966

At the end of the period	382,847	345,669

(i)
Significant changes in the period

  Tax assessment—IRPJ/CSLL—Swap of industrial and forestry assets

        On January 19, 2016, the Tax Federal Administrative Court (CARF—Conselho Administrativo de Recursos Fiscais) rejected as per the casting vote of CARF's President, the appeal filed by the Company in the administrative process regarding the tax assessment received on the swap of industrial and forestry assets with International Paper, as mentioned in Note 24(b)(iv) of our most recent annual financial statements as at December 31, 2015. The Company was notified of the decision on May 25, 2016 and due to the impossibility of new resources and the consequent closure of the case at the administrative level, decided to continue the discussion with the Judiciary and the presentation of challenge is pending by the Union. The Company presented judicial guarantee, which was accepted and maintains its position to not constitute provisions for contingencies, based on the Company's and its external legal advisors' opinion that the probability of loss on this case is possible. The updated amount as at September 30, 2016 was R$ 1,646,813.

  Tax assessment—IRPJ/CSLL—Fibria Trading International

        On February 25, 2016, the Company was notified of the decision that rejected the appeal filed by the tax authorities, in view of the favorable decision to the Company in the first administrative level. Since that there were no new appeal by the tax authorities, on March 6, 2016, the tax assessment was extinguished.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

21 Provision for contingencies (Continued)

  Tax assessment—IRPJ/CSLL—Fibria Overseas Holding

        On October 21, 2015, the Company was notified of the CARF's decision that judged favorably the appeal presented. Since that there were no new appeal by the tax authorities, on January 21, 2016, the tax assessment was extinguished.

  Tax assessment—IRPJ/CSLL—Newark

        On February 3, 2016, CARF judged favorably the appeal presented by the Company and rejected the appeal filled by the tax authorities. On March 21, 2016, the tax authorities filled petitions regarding the administrative proceedings informing they do not have interest in pursuing the discussion in the Superior Chamber of Tax Appeals, which leads the tax assessment to be extinguished.

22 Revenue

(a)
Reconciliation

	September 30, 2016	September 30, 2015
Gross amount	9,067,147	9,018,281
Sales taxes	(173,295)	(143,054)
Discounts and returns(*)	(1,812,842)	(1,779,175)

Net revenues	7,081,010	7,096,052

(*)
Related mainly to trade discounts.
(b)
Information about markets

	September 30, 2016	September 30, 2015
Revenue
Domestic market	703,044	564,612
Export market	6,312,661	6,461,801
Services	65,305	69,639

	7,081,010	7,096,052

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

23 Financial results

	September 30, 2016	September 30, 2015
Financial expenses
Interest on loans and financing(i)	(426,776)	(329,689)
Loans commissions	(16,329)	(7,344)
Others	(91,398)	(60,913)

	(534,503)	(397,946)

Financial income
Financial investment earnings	126,127	65,756
Others(ii)	63,430	66,426

	189,557	132,182

Gains (losses) on derivative financial instruments
Gains	1,063,671	480,198
Losses	(380,337)	(1,369,677)

	683,334	(889,479)

Foreign exchange losses and monetary adjustment, net
Loans and financing	1,750,028	(3,254,485)
Other assets and liabilities(iii)	(274,905)	627,441

	1,475,123	(2,627,044)

Net	1,813,511	(3,782,287)

(i)
Does not include the amount of R$ 70,330 as at September 30, 2016 (R$ 2,438 as at September 30, 2015), related to capitalized financing costs.

(ii)
Includes interest accrual of the tax credits.

(iii)
Includes the effect of exchange foreign on cash and cash equivalents, trade accounts receivable, trade payable and others.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

24 Expenses by nature

	September 30, 2016	September 30, 2015
Cost of sales
Depreciation, depletion and amortization	(1,385,378)	(1,390,903)
Freight	(656,553)	(656,709)
Labor expenses	(406,822)	(358,997)
Variable costs (raw materials, miscellaneous materials and inventories for resale)	(2,567,803)	(1,839,956)

	(5,016,556)	(4,246,565)

Selling expenses
Labor expenses	(24,492)	(21,526)
Selling expenses(i)	(293,224)	(266,897)
Operational leasing	(1,609)	(1,340)
Depreciation and amortization charges	(7,418)	(7,398)
Other expenses	(18,785)	(15,397)

	(345,528)	(312,558)

General and administrative
Labor expenses	(77,922)	(73,849)
Third-party services	(77,019)	(77,786)
Depreciation and amortization	(10,054)	(12,055)
Taxes and contributions	(4,805)	(4,837)
Operating leases and insurance	(8,309)	(6,552)
Other expenses	(23,398)	(19,728)

	(201,507)	(194,807)

Other operating (expenses) income
Programs of variable compensation(ii)	(42,215)	(95,531)
Loss on disposal of property, plant and equipment	(22,127)	(15,665)
Tax credits	12,282	2,195
Provision of contingencies	(14,129)	(7,928)
Changes in fair value of biological assets	(108,014)	29,831
Others	(1,651)	4,028

	(175,854)	(83,070)

(i)
Includes handling expenses, storage and transportation expenses and sales commissions and others.

(ii)
Includes the provisions/reversals of the variable compensation program and benefit programs (Phantom Stock Options and Stock Options plans), which consider the Company's stock price in its valuation.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

25 Earnings per share

(a)
Basic

	September 30, 2016	September 30, 2015
Numerator
Net income (loss) attributable to the shareholders of the Company	1,747,103	(563,286)
Denominator
Weighted average number of common shares outstanding	553,590,604	553,591,281

Basic earnings (loss) per share—in Reais	3.16	(1.02)

        The weighted average number of shares in the presented periods is represented by a total number of shares of 553,934,646 issued and outstanding for the nine-month period ended September 30, 2016 and 2015, without considering treasury shares, for total of 344,042 shares in the nine-month period ended September 30, 2016 and 2015. In the nine-month period ended September 30, 2016 and 2015 there were no changes in the number of shares of Company.

(b)
Diluted

	September 30, 2016	September 30, 2015
Numerator
Net income (loss) attributable to the shareholders of the Company	1,747,103	(563,286)
Denominator
Weighted average number of common shares outstanding	553,590,604	553,591,281
Dilution effect Stock options	894,976	687,840

Weighted average number of common shares outstanding adjusted according to dilution effect	554,485,580	554,279,121

Diluted earnings (loss) per share (in Reais)	3.15	(1.02)

26 Explanatory notes not presented

        We presented explanatory notes to the annual financial statements detailing the financial instruments by category (Note 7), credit quality of financial assets (Note 8), financial and operational lease agreements (Note 21), advances to suppliers (Note 22), the tax amnesty and refinancing program (Note 25), asset retirement obligations (Note 26), long term commitments (Note 27), benefits to employees (Note 29), compensation program based on shares (Note 30), insurance (Note 34), non-current assets held for sale (Note 36) and impairment testing (Note 37), that we omitted in the September 30, 2016 condensed consolidated interim financial information because the assumptions, operations and policies have not seen any relevant changes compared to the position presented in the financial statements as at December 31, 2015.

Fibria Celulose S.A.

Notes to the unaudited condensed consolidated interim
financial information at September 30, 2016 (Continued)

In thousands of Reais, unless otherwise indicated

27 Subsequent event

        On October 7, 2016, the Company approved the public distributions of Agribusiness Credit Receivable Certificates (CRA) to be issued by Eco Securitizadora de Direitos Creditórios do Agronegócio S.A., until the amount of R$ 1,700,000, in two tranches, being the first tranche with maturity for the principal in 2022 and an interest rate of 99% of CDI and the second tranche with maturity for the principal in 2023 and an interest rate indexed to NTN-B 24. The Agribusiness Credit Receivable Certificates will be backed in Export Credit Notes ("NCEs") to be issued by the Company.

*            *            *

PROSPECTUS

FIBRIA CELULOSE S.A.

Debt Securities and Guarantees

Fibria Overseas Finance Ltd.

Guaranteed Debt Securities

        Fibria Celulose S.A. may offer debt securities from time to time, and Fibria Overseas Finance Ltd. may offer debt securities guaranteed by Fibria Celulose S.A. from time to time, in each case, in amounts, at prices and on terms to be determined at or prior to the time of the offering. This prospectus describes the general manner in which these securities may be offered using this prospectus. We will provide specific terms and offering prices of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

        We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors, on a continuous or delayed basis or through any combination of these methods. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, you should refer to the section entitled "Plan of Distribution" in the applicable prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Investing in our securities involves risks. You should carefully review the "Risk Factors" section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, as well as in other reports we file from time to time and that we specify are incorporated by reference herein or in the applicable prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 1, 2014.

        We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of those documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using the "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time the debt securities described in this prospectus in one or more offerings. This prospectus provides you only with a general description of the debt securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The applicable prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The applicable prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the applicable prospectus supplement. We may also add, update or change other information contained in the prospectus by incorporating by reference information we file with the SEC. You should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before making an investment in our securities.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, any accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        In this prospectus, unless otherwise indicated, references to:

  •
  "Fibria Celulose" refers to Fibria Celulose S.A.;

  •
  "Fibria," "our company," "we," "our," "ours," "us" or similar terms refer to Fibria Celulose together with its consolidated subsidiaries and jointly controlled companies;

  •
  "Fibria Finance" refers to Fibria Overseas Finance Ltd.;

  •
  "Brazil" refers to the Federative Republic of Brazil;

  •
  references to the "real," "reais" or "R$" are to the Brazilian real, the official currency of Brazil; and

  •
  references to "U.S. dollars," "dollars" or "U.S.$" are to United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

        The registration statement, including exhibits and schedules thereto, and any other materials we may file with the SEC, including our annual and other reports filed and/or furnished to the SEC under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, may be inspected without charge, at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

        In addition, the SEC maintains an Internet web site at http://www.sec.gov, from which you can electronically access the registration statement and its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

        We incorporate by reference into this prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2013, which we filed with the SEC on February 28, 2014 (File No. 001-15018), which we refer to as our 2013 Annual Report;

  •
  any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

  •
  our current report on Form 6-K furnished to the SEC on April 24, 2014 (File No. 001-15018), containing our unaudited consolidated interim financial statements as of March 31, 2014 and for the three-month periods ended March 31, 2014 and 2013, which we refer to as our First Quarter Form 6-K;

  •
  our current report on Form 6-K furnished to the SEC on May 1, 2014 (File No. 001-15018), containing a statement regarding the computation of our ratio of earnings to fixed charges; and

  •
  any future reports on Form 6-K that we submit to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        You may request a copy of any and all of the information that has been incorporated by reference into this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning us at Alameda Santos, 1357—6th floor, 01419-908, São Paulo, SP, Brazil, telephone +55 11 2138-4565.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements related to our plans, expectations regarding future events, business strategies and prospects that are subject to risks and uncertainties. Some of the matters discussed concerning our business operations and financial performance include forward-looking statements within the meaning of the Securities Act and the Exchange Act.

        We have based these forward-looking statements largely on our current expectations and estimates about future events and financial trends, which affect or may affect our businesses and results of operations. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us. It is possible that our future performance may differ materially from our current assessments due to a number of factors, including the following:

  •
  our direction and future operation;

  •
  the implementation of our principal operating strategies, including our potential participation in acquisition or joint venture transactions or other investment opportunities;

  •
  general economic, political and business conditions, both in Brazil and in our principal export markets;

  •
  industry trends and the general level of demand for, and change in the market prices of, our products;

  •
  existing and future governmental regulation, including tax, labor, pension and environmental laws and regulations and import tariffs in Brazil and in other markets in which we operate or to which we export our products;

  •
  the competitive nature of the industry in which we operate;

  •
  our level of capitalization, including the levels of our indebtedness and overall leverage;

  •
  the cost and availability of financing;

  •
  compliance with the covenants contained in the instruments governing our indebtedness;

  •
  the implementation of our financing strategy and capital expenditure plans;

  •
  interest rate fluctuations, inflation and fluctuations in currency exchange rates, including the Brazilian real and the U.S. Dollar;

  •
  legal and administrative proceedings to which we are or may become a party;

  •
  the volatility of the prices of the raw materials we sell or purchase to use in our business;

  •
  other statements included or incorporated in this prospectus that are not historical; and

  •
  other risk factors discussed under "Item 3. Key Information—Risk Factors" of our most recent annual report on Form 20-F, which annual report is incorporated by reference herein.

        The words "believe," "may," "could," "will," "should," "would," "estimate," "continue," "plan," "anticipate," "intend," "expect" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. As a result of these risks and uncertainties, investors should not base their decisions to invest in this offering on these estimates or forward-looking statements.

FIBRIA CELULOSE

        We are the world's largest producer of market pulp, according to the independent consulting firm Hawkins Wright and the Pulp and Paper Products Council, or the PPPC, with an annual aggregate pulp production capacity of approximately 5.3 million tons. This represented 28% of the world demand for bleached eucalyptus kraft market pulp, or BEKP, in 2013, according to the PPPC.

        We believe that our BEKP production costs are among the lowest in the world. During the three-month period ended March 31, 2014, our pulp cash production cost per ton, including logistics, was 12% less than the average in Brazil, the most competitive market for BEKP, and in the year ended December 31, 2013, it was 5% less than the average in Brazil, according to Hawkins Wright. This important competitive advantage is principally due to: (1) our economies of scale, (2) advanced forestry techniques in managing the planting, maintenance and harvesting of our forests; (3) modern industrial plants using state-of-the-art technology; (4) the comparatively short harvest cycle of our trees; and (5) the relative low-cost of our raw materials, including electricity and chemicals.

        We produce BEKP in three pulp mills, which are located in the States of Espírito Santo, Mato Grosso do Sul and São Paulo. In addition, we have a 50% interest in Veracel Celulose S.A., or Veracel, a joint venture with the Swedish-Finnish company Stora Enso OYJ, which operates a pulp mill in the State of Bahia. In 2013, we produced 5,258 kilotons of pulp (including 50.0% of Veracel's pulp production) and recorded consolidated net revenues of R$6,917 million.

        Our forestry base is broad and diversified. We have certified quality, environmental, occupational health and safety and forest management systems, and all of our units have been certified by the Forest Stewardship Council® (FSC®) and Cerflor/PEFC. As of March 31, 2014, we had total forestry land of 961.7 thousand hectares (owned, leased or held in partnership) located in six Brazilian states, including (1) 556.8 thousand hectares planted with eucalyptus, which we expect will supply almost all of the wood we require for our cellulose production, and (2) 346.2 thousand hectares of conservation areas with native vegetation, or preserved areas.

        We are the controlling shareholder of Portocel Terminal Especializado de Barra do Riacho S.A., or Portocel, in which we hold a 51% interest. Portocel operates a specialized terminal of Barra do Riacho, located three kilometers from our Aracruz mill in the State of Espírito Santo, and it is a port from which we export a portion of our cellulose production.

        The export market is the principal destination for our production; our export sales volume accounted for 90.2% during the three-month period ended March 31, 2014 and 91.4% in the year ended December 31, 2013 of our total cellulose sale volumes. During the three-month period ended March 31, 2014, 46% of our total sales volume was exported to Europe, 26% to Asia, 19% to North America and the remaining 9% was sold in Latin America (including Brazil), as compared to 42%, 22%, 26% and 10%, respectively, in the corresponding period in 2013. In 2013, Europe was the principal region for our exports of cellulose, with 39% of our cellulose volume sold, followed by North America with 28%, Asia with 25% and Latin America (including Brazil) with 9%.

        Our strategy is to concentrate our sales in the markets for tissue paper and specialized papers, which generally present less volatility compared to the markets for printing and writing papers. In 2013, approximately 53% of the cellulose volume we sold was used by our customers to produce tissue paper, approximately 30% to produce printing and writing paper and approximately 17% to produce specialized papers.

        Our joint-controlling shareholders are Votorantim Industrial S.A., or VID, and BNDES Participações S.A., or BNDESPar, which are also our largest shareholders and together hold 59.8% of our total voting capital. VID is a holding company for industrial assets of the Votorantim Group, one of the largest private conglomerates in Brazil, and BNDESPar, an investment arm of the Brazilian

National Bank for Economic and Social Development (Banco Nacional do Desenvolvimento), invests in various segments of the Brazilian economy.

        Fibria Celulose is incorporated under the laws of Brazil under the name Fibria Celulose S.A., as a publicly-held stock corporation with unlimited duration, operating under the Brazilian corporate law. Our headquarters and principal executive offices are located at Alameda Santos, 1357, 6th floor, 01419-908, São Paulo, SP, Brazil, and our telephone number is +55 11 2138-4565. Our website address is www.fibria.com.br/ir. Information contained on our website is, however, not incorporated by reference in, and should not be considered as part of this prospectus, or any accompanying prospectus supplement.

FIBRIA FINANCE

        Fibria Finance is a 100%-owned finance subsidiary of Fibria Celulose. Fibria Finance is a finance company, and its business is to issue debt securities to fund the activities of Fibria Celulose and its subsidiaries and affiliates. Fibria Finance is an exempted company which was incorporated with limited liability under the laws of the Cayman Islands on October 9, 2009 with unlimited duration. The registered office of Fibria Finance is at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands and its principal executive office is located at Alameda Santos, 1357, 6th floor, 01419-908, São Paulo, SP, Brazil. Fibria Finance was registered with Company No. 231879 by the Registrar of Companies of the Cayman Islands on October 9, 2009.

USE OF PROCEEDS

Fibria Celulose

        Unless otherwise indicated in any accompanying prospectus supplement, Fibria Celulose intends to use the net proceeds from the sale of its debt securities for general corporate purposes, including to repay debt.

Fibria Finance

        Unless otherwise indicated in any accompanying prospectus supplement, Fibria Finance intends to on-lend the net proceeds from the sale of the debt securities to Fibria Celulose and its subsidiaries for their general corporate purposes, including to repay debt.

LEGAL OWNERSHIP OF DEBT SECURITIES

        In this prospectus and in any applicable prospectus supplement, when we refer to the "holders" of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make a payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to transfer the payment to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

        Holding debt securities in accounts with banks or brokers is known as holding in "street name." If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries transfer to you, as an indirect holder, principal, interest and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that debt security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in this prospectus and any applicable prospectus supplement.

        If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in our debt securities to find out, among other things:

  •
  how it handles payments and notices with respect to the debt securities;

  •
  whether it imposes fees or charges;

  •
  how it handles voting, if applicable;

  •
  how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

  •
  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

        A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary." Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

        As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

        You should be aware that if our debt securities are issued only in the form of global securities:

  •
  you cannot have the debt securities registered in your own name;

  •
  you cannot receive physical certificates for your interest in the debt securities;

  •
  you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

  •
  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

  •
  the depositary's policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We, the trustee and any registrar have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We, the trustee and any registrar also do not supervise the depositary in any way; and

  •
  the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

        In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

        Unless we specify otherwise in the applicable prospectus supplement, the special situations in which a global security representing our debt securities will terminate are:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Exchange Act, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days; or

  •
  any of the notes has become immediately due and payable in accordance with "Description of the Debt Securities—Events of Default.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any registrar) is responsible for deciding which institutions will be the initial direct holders.

DESCRIPTION OF THE DEBT SECURITIES

        The following briefly summarizes the material provisions of the debt securities and the indentures that will govern the debt securities, other than pricing and related terms and other terms that will be disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities. In this summary, references to "Fibria Celulose" mean Fibria Celulose S.A. only and do not include any of our subsidiaries.

Indentures

        Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between the issuer, the guarantor, if applicable, and a trustee, currently Deutsche Bank Trust Company Americas. The trustee under an indenture has two main roles:

  •
  first, the trustee can enforce your rights against us if we default on our obligations under the indenture or the debt securities, although there are some limitations on the extent to which the trustee acts on your behalf that are described under "—Events of Default"; and

  •
  second, the trustee performs administrative duties for us, such as sending payments and notices to you.

        Fibria Celulose will issue debt securities under an indenture we refer to as the Fibria Celulose indenture. Fibria Finance will issue debt securities guaranteed by Fibria Celulose under an indenture we refer to as the Fibria Finance indenture.

        Each of the Fibria Celulose and Fibria Finance indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed in each indenture that New York law governs the indenture and the debt securities. We have filed a copy of the Fibria Celulose and Fibria Finance indentures with the SEC as exhibits to our registration statement. We have consented in each indenture to the non-exclusive jurisdiction of any U.S. federal or New York state court sitting in the borough of Manhattan in the City of New York, New York, United States and any appellate court from any thereof.

Types of Debt Securities

        Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer's certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series of debt securities and to each of the Fibria Celulose and Fibria Finance indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series of debt securities.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures. For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures. Whenever we refer to defined terms of the indentures in this prospectus or in any prospectus supplement, those defined terms are incorporated by reference herein or in such prospectus supplement.

        We may issue the debt securities at par (or with a small discount), at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

        In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

        In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange or exchanges and, if so, which ones.

Form, Exchange and Transfer

        The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and any integral multiples of US$1,000 thereof.

        You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

        You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also register transfers of the registered debt securities.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.

        If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. Fibria Celulose may also approve a change in the office through which any transfer agent acts or choose to act as our transfer agent.

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

        If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the "regular record date" and will be stated in the applicable prospectus supplement.

        We will pay interest, principal (and premium, if any) and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York, New York. We may also choose to pay interest by mailing checks. Upon application by a holder to the specified office of the trustee or any paying agent not less than 10 business days before the due date for any payment in respect of a debt security, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. We may also arrange for additional payment offices, and we may cancel or change our use of these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents." We may appoint paying agents outside the United States for a specific issuance of securities. We may also choose to act as our own paying agent.

        Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to a direct holder will, subject to any unclaimed property laws, be repaid to us or (if then held in trust) discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

        Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the registrar's records. In addition, if the debt securities of a series are listed on a securities exchange, we will provide notice to the holders in accordance with the applicable rules of such exchange.

Modification and Waiver

        Each indenture provides several categories of changes that can be made to the indenture and the debt securities issued under that indenture. Such changes may or may not require the consent of the holders, as described below.

Changes Requiring Each Holder's Approval

        Each indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. Those types of changes include:

  •
  reduce the rate of interest on any debt security or extend the stated maturity of any payment of interest on any debt security;

  •
  reduce the principal amount of any debt security or extend the stated maturity of any payment of principal of (and premium, if any, on) any debt security;

  •
  reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may be redeemed;

  •
  a change in the currency of any payment on a debt security or its place of payment;

  •
  an impairment of the holder's right to sue for payment of any amount due on a debt security;

  •
  a waiver of specified defaults in payment of principal of (and premium, if any, on) and interest on a debt security;

  •
  in the case of the Fibria Finance indenture, amend any provisions of the payment obligations under guarantees in a manner that would materially and adversely affect the holders;

  •
  a reduction in the percentage in principal amount of the outstanding debt securities the consent of the holders of which is needed to modify or amend the indenture or a debt security or waive compliance with various provisions of the indenture; and

  •
  make any change in the amendment or waiver provisions which require each holder's consent.

Changes Not Requiring Approval

        Each indenture provides that there are changes to the indenture that do not require any approval by holders of outstanding debt securities under that indenture. Those types of changes include:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or the debt securities;

  •
  to comply with the covenant described under the caption "—Certain Covenants of Fibria Celulose—Mergers and Similar Transactions";

  •
  to evidence and provide for the acceptance of an appointment by a successor trustee;

  •
  to provide for any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the debt securities when such release, termination or discharge is permitted by the indenture;

  •
  to provide for or confirm the issuance of additional debt securities; or

  •
  to make any other change that does not materially, adversely affect the rights of any holder or to conform the indenture to this "Description of the Debt Securities" or the "Description of the Notes" in the applicable prospectus supplement.

Changes Requiring Majority Approval

        Each indenture provides that other changes to the indenture and the outstanding debt securities under the indenture requires the approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. This approval would also be required for us to obtain a waiver of all or part of any covenants described below under "—Certain Covenants of Fibria Celulose" or in the applicable prospectus supplement, for us to obtain a waiver of a past default, or to rescind or annul a declaration of acceleration with respect to debt securities of any series before a judgment or decree for payment of the money due has been obtained by the trustee if subject to the conditions described in "Events of Default—Remedies Upon an Event of Default." The required approval must be given by written consent. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities issued under that indenture described above under "—Changes Requiring Each Holder's Approval" unless we obtain the consent of all holders of the debt securities issued under that indentures to the waiver.

Further Details Concerning Voting

        Debt securities will not be considered outstanding, and therefore the holders of those debt securities will not be eligible to vote or take other action under the applicable indenture, if we have deposited or set aside in trust for the holders money for their payment or redemption. Debt securities will also not be eligible to vote or take other action under the applicable indenture if they have been defeased as described under "—Defeasance and Discharge." Debt securities held by Fibria Celulose, Fibria Finance or their affiliates are not considered outstanding.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In limited circumstances, the trustee, and not Fibria Celulose or Fibria Finance, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. This period may be shortened or lengthened (but not beyond 180 days).

        Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption

        Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in "—Optional Tax Redemption" below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its stated maturity.

        If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed at any time, (1) the particular debt securities to be redeemed will be chosen by the trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which debt securities of the applicable series are listed or if such securities exchange has no requirement governing redemption or the debt securities of the applicable series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of debt securities issued in global form, subject to the applicable procedures of the depositary), and (2) the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If debt securities of any series are redeemed in part, the remaining outstanding amount of any debt security of that series must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000.

        In the event that we exercise an option to redeem any debt securities, we will give to the trustee and the holders written notice of the principal amount of the debt securities to be redeemed, not less than five business days nor more than 60 business days before the applicable redemption date. We will give the notice in the manner described above under "—Notices."

Optional Tax Redemption

        Unless otherwise indicated in the applicable prospectus supplement, we will have the option to redeem, in whole but not in part, any series of debt securities if:

  •
  as a result of a change in, or amendment to, any laws or regulations:

  •
  in the case of a series of debt securities issued by Fibria Celulose under the Fibria Celulose indenture or guaranteed by Fibria Celulose under the Fibria Finance indenture, Fibria Celulose or any successor has or will become obligated to pay additional amounts, as described below under "—Payment of Additional Amounts," with respect to that series of debt securities or the related guarantee in excess of the additional amounts that Fibria Celulose or any successor would pay if payments in respect of that series of debt securities or the guarantee were subject to deduction or withholding for Brazilian Taxes (as defined under "—Payment of Additional Amounts") at a rate of (1) 15% generally in case of any taxes imposed by Brazil, or (2) 25% in case of taxes imposed by Brazil on amounts paid to residents of countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws of that country or location impose restrictions on the disclosure of (x) shareholding composition; (y) the ownership of the investment; or (z) the beneficial ownership of income paid to non-resident persons, pursuant to Law No. 9,779, dated January 19, 1999; or

  •
  in the case of a series of debt securities issued by Fibria Finance under the Fibria Finance indenture, Fibria Finance or any successor has or will become obligated to pay additional amounts with respect to that series of debt securities in respect of deduction or withholding for Cayman Islands Taxes (as defined under "—Payment of Additional Amounts");

    in any such case, as a result of such change in, or amendment to, such laws or regulations that occur on or after the date of the indenture for the applicable series of debt securities in the jurisdiction in which Fibria Celulose or Fibria Finance or their respective successors, as applicable, are incorporated or any political subdivision or governmental authority thereof or therein having power to tax; and

  •
  the obligation cannot be avoided by Fibria Celulose or Fibria Finance or their respective successors, as applicable, after taking reasonable measures to avoid it. For this purpose, "reasonable" measures do not include any change in the jurisdiction of incorporation or organization or location of the principal executive office or registered office of Fibria Celulose or Fibria Finance or their respective successors, as applicable.

        If the debt securities are redeemed, the redemption price for the debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement for such debt securities. Furthermore, we must give you between five business days and 60 business days' notice before redeeming the debt securities (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date).

Open Market Purchases

        Subject to any restrictions described in the applicable prospectus supplement, we or our affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Payment of Additional Amounts

        Unless otherwise indicated in the applicable prospectus supplement, all payments in respect of the debt securities issued thereunder and the related guarantee, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of (i) Brazil ("Brazilian Taxes"), (ii) the Cayman Islands (in the case of securities issued under the Fibria Finance indenture) ("Cayman Islands Taxes"), or (iii) any other jurisdiction or political subdivision thereof in which Fibria Finance (in the case of securities issued under the Fibria Finance indenture), Fibria Celulose or any successor thereto is organized or incorporated, as applicable, or is a resident for tax purposes having power to tax (a "Relevant Taxing Jurisdiction"), unless Fibria Celulose or Fibria Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Fibria Celulose or Fibria Finance, as applicable, will pay to each holder such additional amounts as may be necessary in order that every net payment made by Fibria Celulose or Fibria Finance, as applicable, on each debt security of that series or the related guarantee after deduction or withholding for or on account of any Brazilian Taxes or Cayman Islands Taxes, as the case may be, will not be less than the amount then due and payable on such debt security or the related guarantee. Notwithstanding the foregoing, neither Fibria Celulose nor Fibria Finance will have to pay additional amounts:

  i.
  to, or to a third party on behalf of, a holder or beneficial owner who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of its having some present or former connection with a Relevant Taxing Jurisdiction, other than the mere holding of the debt security and the receipt of payments with respect to the debt security or the related guarantee;

  ii.
  in respect of any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by a holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is made, whichever occurs later;

  iii.
  in respect of any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of a holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction, if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) Fibria Celulose or Fibria Finance, as applicable, has given the holders at least 30 days' notice that holders will be required to comply with such requirement;

  iv.
  in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

  v.
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

  vi.
  in respect of any tax, assessment or other governmental charge that would have been avoided by such holder presenting the relevant debt security (if presentation is required) or requesting that such payment be made to another paying agent, if applicable, in a member state of the European Union;

  vii.
  in respect of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments of principal of(and premium, if any, on) or interest on the debt security of the applicable series; or

  viii.
  in respect of any combination of the above.

        Notwithstanding anything to the contrary in the preceding paragraph, Fibria Celulose, Fibria Finance and any paying agent, the trustee, the principal paying agent or any other person will be entitled to make any deduction or withholding without any liability, and will not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any note pursuant to Section 1471 through Section 1474 of the Code ("FATCA"), any treaty, law, regulation or other official guidance enacted by any jurisdiction in which we are organized, or in which payments on the notes are made, or any successor jurisdiction or any political subdivision or authority therein or thereof having power to tax (each such jurisdiction, a "Taxing Jurisdiction"), implementing FATCA, or any agreement between us, the trustee, the principal paying agent or a paying agent and the United States, a Taxing Jurisdiction, or any authority of any of the foregoing implementing FATCA.

        The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

        The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither Fibria Celulose nor Fibria Finance will be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

        Fibria Celulose or Fibria Finance will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the debt securities and the guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil or the Cayman Islands, as the case may be, other than those resulting from, or required to be paid in connection with, the enforcement of the debt securities and the guarantee following the occurrence of any default or Event of Default.

        No additional amounts will be paid with respect to a payment on any debt security or the guarantee to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of the debt securities or the related guarantee.

        Any reference in this prospectus or the applicable prospectus supplement, the applicable indenture or the debt securities to principal of (and premium, if any, on) or interest on the debt securities or the guarantees by Fibria Celulose, or Fibria Finance, as applicable, will be deemed to include any additional amount, unless the context requires otherwise, that may be payable in respect of such principal (and premium, if any, on), or interest.

Certain Covenants of Fibria Celulose

Mergers and Similar Transactions

        Unless otherwise specified in the applicable prospectus supplement, Fibria Celulose will covenant that Fibria Celulose will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets (determined on a consolidated basis of Fibria Celulose and its subsidiaries) to, any person unless:

  •
  the person formed by such consolidation or into which Fibria Celulose is merged (if other than Fibria Celulose) or the person that acquires by conveyance, transfer or lease all or substantially all of the properties or assets of Fibria Celulose, which we refer to as the "successor person,"

    will expressly assume, by a supplemental indenture to the applicable indenture, all obligations of Fibria Celulose under the applicable indenture and the debt securities or guarantee, as applicable, issued under that indenture;

  •
  immediately after giving effect to such transaction, no Event of Default with respect to any debt security issued under the applicable indenture will have occurred and be continuing; and

  •
  Fibria Celulose has delivered to the trustee under the applicable indenture:

  •
  a certificate signed by an executive officer of Fibria Celulose stating that such consolidation, merger, conveyance, transfer or lease complies with this covenant and that all relevant conditions precedent provided in the applicable indenture have been complied with; and

  •
  an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this covenant and that all relevant conditions precedent provided in the applicable indenture have been complied with.

        Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor person will succeed to, and be substituted for, and may exercise every right and power of, Fibria Celulose under the debt securities or guarantee of Fibria Celulose, as applicable, with the same effect as if the successor person had been named as the issuer or guarantor, as applicable, of the debt securities issued under the applicable indenture.

        If the conditions described above are satisfied, Fibria Celulose will not need to obtain the consent of the holders in order to merge or consolidate or convey, transfer or lease all or substantially all of its properties or assets to any other person. Also, Fibria Celulose will not need to satisfy these conditions if Fibria Celulose enters into other types of transactions, including the following:

  •
  any transaction in which Fibria Celulose acquires the stock or assets of another person;

  •
  any transaction that involves a change of control of Fibria Celulose, but in which Fibria Celulose does not merge or consolidate; and

  •
  any transaction in which Fibria Celulose sells or otherwise disposes of less than substantially all of its assets.

Limitation on Liens

        Unless otherwise specified in the applicable prospectus supplement, Fibria Celulose will covenant that for so long as any debt securities remain outstanding under the applicable indenture, Fibria Celulose will not, and will not permit any Significant Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock of any Significant Subsidiary securing any Indebtedness of Fibria Celulose or any Significant Subsidiary, other than a Permitted Lien, without in any such case effectively providing that the outstanding debt securities (together with, if Fibria Celulose so determines, any other Indebtedness of Fibria Celulose) are secured equally and ratably with or prior to such secured Indebtedness for so long as such Indebtedness is so secured. For the definitions of capitalized terms used in this paragraph, see "—Certain Defined Terms."

        "Permitted Liens" means:

  (1)
  any Lien existing on the date of the applicable indenture, and any extension, renewal or replacement (and any subsequent extensions, renewals or replacements) thereof or of any Lien referred to in clauses (2), (3), (4) or (11) below; provided, however, that the aggregate principal amount of Indebtedness so secured is not increased, other than any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

  (2)
  any Lien on any property or assets (including Capital Stock of any person) securing Indebtedness incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets including related transaction fees and expenses after the date of the applicable indenture; provided that (a) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Fibria Celulose or any Significant Subsidiary;

  (3)
  any Lien securing Indebtedness for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that (a) the Lien in respect of such Indebtedness is limited to assets (including Capital Stock of the project entity), rights and/or revenues of such project, (b) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the project, and (c) the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Fibria Celulose or any Significant Subsidiary;

  (4)
  any Lien existing on any property or assets of any person before that person's acquisition by, merger into or consolidation with Fibria Celulose or any Subsidiary after the date of the applicable indenture; provided that (a) the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (b) the Indebtedness secured by the Liens may not exceed the Indebtedness secured on the date of such acquisition, merger or consolidation, in each case, taking into account any accrued interest or monetary variation, (c) the Lien will not apply to any other property or assets of Fibria Celulose or any of its Subsidiaries and (d) the Lien will secure only the Indebtedness that it secures on the date of such acquisition, merger or consolidation;

  (5)
  any Lien imposed by law that was incurred in the ordinary course of business, including carriers', warehousemen's and mechanics' liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

  (6)
  any pledge or deposit made in connection with workers' compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Fibria Celulose or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Fibria Celulose or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

  (7)
  any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Fibria Celulose or any Subsidiary in the ordinary course of business;

  (8)
  any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by GAAP;

  (9)
  minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Fibria Celulose or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

  (10)
  any rights of set-off of any person with respect to any deposit account of Fibria Celulose or any Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

  (11)
  any Lien granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES, Banco do Nordeste do Brasil S.A. or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or agency, or official export-import credit insurer;

  (12)
  any Liens securing obligations under hedging agreements not for speculative purposes;

  (13)
  any Lien on the inventory or receivables and related assets of Fibria Celulose or any Subsidiary securing the obligations of such person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of receivables securing Indebtedness will not exceed (a) with respect to transactions secured by receivables from export sales, 80% of Fibria Celulose's consolidated gross revenues from export sales for the most recently concluded period of four consecutive fiscal quarters; or (b) with respect to transactions secured by receivables from domestic sales, 80% of such Person's consolidated gross revenues from sales for the most recently concluded period of four consecutive fiscal quarters; provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation;

  (14)
  Liens securing obligations owed by any Subsidiary of Fibria Celulose to Fibria Celulose or one or more Subsidiaries of Fibria Celulose and/or by Fibria Celulose to one or more such Subsidiaries; and

  (15)
  in addition to the foregoing Liens set forth in clauses (1) through (14) above or otherwise permitted by this covenant, Liens securing Indebtedness of Fibria Celulose or any Subsidiary (including, without limitation, guarantees of Fibria Celulose or any Subsidiary) that does not in aggregate principal amount, at any time of determination, exceed 10.0% of Consolidated Total Assets.

        For the avoidance of doubt, a Permitted Lien need not be permitted solely by reference to a single clause permitting such Lien, but may be permitted in part by such clause and in part by one or more other clauses of the definition of Permitted Lien.

        You should consult the prospectus supplement relating to your debt securities for further information about these covenants and whether they are applicable to your debt securities.

Substitution of Issuer of the Debt Securities

        Without the consent of any holder of the applicable series of debt securities, (a) Fibria Finance may be substituted by (x) Fibria Celulose or (y) any Wholly-owned Subsidiary of Fibria Celulose and (b) Fibria Celulose may be substituted by any Wholly-owned Subsidiary of Fibria Celulose, as principal debtor in respect of such series of debt securities (in that capacity, the "Substituted Issuer"); provided that the following conditions are satisfied:

  (1)
  such documents will be executed, (a) in the case of the Fibria Finance indenture, by the Substituted Issuer, Fibria Finance, Fibria Celulose and the trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Substituted Issuer assumes all of the obligations of Fibria Finance under the indenture and the applicable series of debt securities and, unless Fibria Celulose is the Substituted Issuer or Fibria Celulose's then-existing guarantee remains in full force and effect, a substitute guarantee issued by Fibria Celulose in respect of the applicable series of debt securities or (b) in the case of the Fibria Celulose indenture, by the Substituted Issuer, Fibria Celulose and the trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which (i) the Substituted Issuer assumes all of the obligations of Fibria Celulose under the indenture and the applicable series of debt securities and (ii) the covenants and events of default under the indenture and the applicable series of debt will continue to apply to Fibria Celulose in respect of the applicable series of debt securities as if no such substitution had occurred and (iii) Fibria Celulose fully, unconditionally and irrevocably guarantees to each holder of the applicable series of debt securities the payment of all sums payable under the indenture and the applicable series of debt securities by the Substituted Issuer as such principal debtor (collectively, the "Substitution Documents");

  (2)
  if the Substituted Issuer is organized in a jurisdiction other than (x) the Cayman Islands (in the case of the Fibria Finance indenture), or (y) Brazil (in the case of the Fibria Celulose indenture), the Substitution Documents will contain covenants (i) to ensure that each holder of the applicable series of debt securities has the benefit of a covenant in terms corresponding to the obligations of Fibria Finance or Fibria Celulose, as applicable, in respect of the payment of additional amounts (but replacing references to the Cayman Islands or Brazil, as applicable, with references to such other jurisdiction) and (ii) to indemnify each holder and beneficial owner of the applicable series of debt securities against all taxes or duties that (a) arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution that are incurred or levied against such holder or beneficial owner of the applicable series of debt securities as a result of the substitution and that would not have been so incurred or levied had the substitution not been made, and (b) are imposed on such holder or beneficial owner of the applicable series of debt securities by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the debt securities resides or is subject to any such tax or duty and that would not have been so imposed had the substitution not been made;

  (3)
  Fibria Finance or Fibria Celulose, as applicable, will deliver, or cause the delivery, to the trustee opinions from internationally recognized counsel in the jurisdiction of organization of the Substituted Issuer and the State of New York as to the enforceability of the Substitution Documents, as well as an officer's certificate as to compliance with the provisions described under this section;

  (4)
  the Substituted Issuer will appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the applicable series of debt securities, the applicable indenture and the Substitution Documents;

  (5)
  no Event of Default under the applicable indenture has occurred or is continuing; and

  (6)
  the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Issuer, the Cayman Islands (in the case of the Fibria Finance indenture) and Brazil (in the case of the Fibria Celulose indenture).

        Upon the execution of the Substitution Documents, any substitute guarantees and compliance with the other conditions in the applicable indenture relating to the substitution, (i) the Substituted Issuer will be deemed to be named in the applicable series of debt securities as the principal debtor in place of Fibria Finance or Fibria Celulose (or any previous substitute), as applicable; (ii) in the case of the Fibria Finance indenture, Fibria Finance (or any previous substitute) will be released from all of its obligations under the applicable series of debt securities and the indenture; and (iii) in the case of the

Fibria Celulose Indenture, Fibria Celulose (or any previous substitute) will be released from its obligations under the applicable series of debt securities and the applicable indenture, but Fibria Celulose shall provide a guarantee in respect of the applicable series of debt securities and remain subject to the covenants and events of default under the applicable series of debt securities and applicable indenture as if no substitution had occurred.

        Not later than 10 business days after the execution of the Substitution Documents, the Substituted Issuer will give notice thereof to the holders of the applicable series of debt securities.

Defeasance and Discharge

        The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities.

Full Defeasance

        Fibria Celulose and Fibria Finance (in the case of securities issued under the Fibria Finance indenture) will be legally released from any payment and other obligations on the debt securities of the applicable series, except for various obligations described below (such release is referred to as "full defeasance"), provided that Fibria Celulose or Fibria Finance, as applicable, in addition to other actions, puts in place the following arrangements for you to be repaid:

  •
  Fibria Celulose or Fibria Finance, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the applicable series a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of an internationally recognized firm of independent public accountants or investment bank, will generate enough cash without consideration of any reinvestment to make interest, principal (and premium, if any) and any other payments on the debt securities of the applicable series on their various due dates.

  •
  Fibria Celulose or Fibria Finance, as applicable, must deliver to the trustee a legal opinion of counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then-current U.S. federal income tax law Fibria Celulose or Fibria Finance, as applicable, may make the above deposit without causing you to be taxed on the debt securities of the applicable series any differently than if Fibria Celulose or Fibria Finance, as applicable, did not make the deposit and instead repaid the debt securities itself of the applicable series.

        If Fibria Celulose or Fibria Finance ever accomplished full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities of the applicable series. You could not look to Fibria Celulose or Fibria Finance for repayment in the unlikely event of any shortfall. However, even if Fibria Celulose or Fibria Finance takes these actions, a number of our obligations relating to the debt securities of the applicable series will remain, including to register the transfer and exchange of debt securities and to replace mutilated, destroyed, lost or stolen debt securities.

Covenant Defeasance

        Fibria Celulose or Fibria Finance, as applicable, can make the same type of deposit described above and be released from all or some of the covenants and certain Events of Default that apply to the debt securities of that particular series. This is called "covenant defeasance." In that event, you would lose the protection of those covenants but would gain the protection of having money and debt securities set aside in trust to repay the debt securities of that series. In order to achieve covenant defeasance, Fibria Celulose or Fibria Finance, as applicable, would be required to take all of the steps described above under "—Full Defeasance," except that the opinion of counsel would not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service.

        If Fibria Celulose or Fibria Finance, as applicable, were to accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities of the applicable series would no longer apply:

  •
  certain covenants applicable to the series of debt securities described herein and in the applicable prospectus supplement; and

  •
  the second Event of Default described below under "—Events of Default—What Is an Event of Default?".

        If Fibria Celulose or Fibria Finance, as applicable, accomplishes covenant defeasance, you would still be able to look to it for repayment of the debt securities of the applicable series if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities of the applicable series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Ranking

        The applicable prospectus supplement will indicate whether the debt securities of a particular series are subordinated to any of our other debt obligations. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. Unsecured debt securities will effectively be subordinated to our secured indebtedness.

Events of Default

        Each indenture provides that you will have rights if you hold debt securities issued under that indenture and an event of default occurs under that indenture and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

        Each indenture provides that the term "Event of Default" with respect to any series of debt securities means any of the following, unless otherwise specified in the applicable prospectus supplement:

  (1)
  failure to pay any interest on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal of (including premium, if any, on) any of the debt securities of that series on the date when due upon its Stated Maturity, upon redemption, or otherwise.

  (2)
  Fibria Celulose or Fibria Finance (in the case of securities issued under the Fibria Finance indenture) fails to comply with any of its other covenants or agreements in respect of the debt securities of that series or the applicable indenture (other than those referred to in the foregoing clause (1)) and such failure continues for a period of 60 days after Fibria Celulose or Fibria Finance, as applicable, receives a notice of default from the trustee or holders of 25% of the principal amount of the outstanding debt securities of the affected series;

  (3)
  Fibria Celulose pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (2) applies for or consents to the entry of an order for relief against it in an involuntary case; (3) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (4) makes a general assignment for the benefit of its creditors; (5) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (6) files for a reorganization of its debts (judicial or extrajudicial recovery); or

  (4)
  A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Fibria Celulose in an involuntary case; (2) appoints a custodian of Fibria Celulose or for any substantial part of the property of Fibria Celulose; (3) orders the winding up or liquidation of Fibria Celulose; (4) adjudicates Fibria Celulose as bankrupt or insolvent; (5) ratifies an accord or composition in bankruptcy between Fibria Celulose and the respective creditors thereof; or (6) grants a judicial or extrajudicial recovery to Fibria Celulose, and in the case of any of (1) through (6), the order or decree remains unstayed and in effect for 60 days.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the applicable indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

        Fibria Celulose or Fibria Finance (in the case of securities issued under the Fibria Finance indenture) will furnish to the trustee within 120 days after the end of our fiscal year every year a written statement of certain of its officers or directors, as the case may be, that will either certify that, to their knowledge, it is in compliance with the applicable indenture and the debt securities of each series issued thereunder or specify any default.

Remedies upon an Event of Default

        Except as provided in the next sentence, if an event of default has occurred and has not been cured, the trustee may, or at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of the applicable series will, declare all unpaid principal of (and premium, if any, on) and accrued and unpaid interest on all debt securities of that series to be due and payable immediately, and upon any such declaration, such amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to Fibria Celulose, the unpaid principal of (and premium, if any, on) and accrued and unpaid interest on the debt securities under the applicable indenture will be automatically accelerated, without any declaration or action by the trustee or any holder.

        Each of the situations described above is called an acceleration of maturity. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities of that series, provided that (1) Fibria Celulose or Fibria Finance, as applicable, has paid or deposited with the trustee under the applicable indenture a sum sufficient to pay (a) all overdue interest on all of the debt securities of the applicable series, (b) the principal of (and premium, if any, on) any debt securities of the applicable series that has become due (other than amounts due solely because of the acceleration), (c) interest upon overdue interest on such overdue interest as provided in the applicable indenture and supplemental indenture (to the extent that payment of this interest is lawful), and (d) all sums paid or advanced by the trustee under the applicable indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (2) all other Events of Default with respect to the debt securities of the applicable series have been cured or waived, other than the nonpayment of principal that has become due solely because of acceleration.

        The trustee is not required under any of the indentures to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate security and/or indemnity against such risk or liability is not assured to it.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities of any series, the following must occur:

  •
  you must give the trustee under the applicable indenture written notice that an event of default has occurred and remains uncured;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee security and/or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the applicable series must not have given the trustee directions that are inconsistent with the written request of the holders that the trustee take action because of the default.

        However, under each indenture, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date if it has not been paid in full by Fibria Celulose or Fibria Finance, as applicable.

        Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel a declaration of acceleration.

Waiver of Past Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default for the debt securities of that series, except for payment defaults and other defaults that cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred.

        Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

        The following is a summary of certain defined terms used in each of the Fibria Celulose and Fibria Finance indentures. Reference is made to the relevant indenture for the full definition of all such terms as well as other capitalized terms used in this section of this prospectus for which no definition is provided.

        "Advance Transaction" means an advance from a financial institution involving either (1) a foreign exchange contract (ACC—Adiantamento sobre Contrato de Câmbio) or (2) an export contract (ACE—Adiantamento sobre Contrato de Exportação).

        "Capital Lease Obligations" means, with respect to any person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation will be the capitalized amount thereof, determined in accordance with GAAP; and the "Stated Maturity" thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" means, with respect to any person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person's equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

        "Consolidated Total Assets" means the total amount of assets of Fibria Celulose and its Subsidiaries as set forth in the most recent financial statements delivered by Fibria Celulose to the trustee in accordance with the terms of the applicable indenture, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by Fibria Celulose and its Subsidiaries subsequent to such date and on or prior to the date of determination.

        "CVM" means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

        "Event of Default" is has the meaning specified in "Description of the Debt Securities—Event of Default."

        "GAAP" means, as elected from time to time by Fibria Celulose, (1) collectively, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by the applicable regulators, including the CVM, as well as technical releases issued the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), (2) International Financial Reporting Standards, or (3) accounting practices generally accepted in the United States, in each case, as in effect from time to time.

        "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" at any date of determination means the net amount, exclusive of any commissions or administrative fees, that a Person would be obligated to pay upon the termination of any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option, forward or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

        "Indebtedness" means, with respect to any person (a "Debtor"), without duplication:

  (a)
  the principal of (and premium, if any, on) (1) indebtedness of such person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

  (b)
  all Capital Lease Obligations of such person;

  (c)
  all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

  (d)
  all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

  (e)
  all Hedging Obligations;

  (f)
  all obligations of the type referred to in clauses (a) through (d) above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other persons that are customers or suppliers of such person for which such person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such person does not, or is not required to, make payment in respect thereof); and

  (g)
  all obligations of the type referred to in clauses (a) through (e) above of other persons secured by any Lien on any property or asset of such Debtor other than the Capital Stock of such other person (whether or not such obligation is assumed by such Debtor), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP.

        "investment" means, with respect to any person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person.

        "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

        "Significant Subsidiary" means any Subsidiary of Fibria Celulose which at the time of determination either (1) had assets which, as of the date of Fibria Celulose's most recent quarterly consolidated balance sheet, constituted at least 10% of Fibria Celulose's total assets on a consolidated basis as of such date, or (2) had revenues for the 12-month period ending on the date of Fibria Celulose's most recent quarterly consolidated statement of operations which constituted at least 10% of Fibria Celulose's total revenues on a consolidated basis for such period.

        "Stated Maturity" when used with respect to any debt security or any installment of principal thereof or interest thereon, means the date specified in such debt security as the fixed date on which the principal of such debt security or such installment of principal or interest is due and payable.

        "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) Fibria Celulose, (b) Fibria Celulose and one or more Subsidiaries or (c) one or more Subsidiaries.

        "Wholly-owned Subsidiary" means a Subsidiary of which at least 95% of the Capital Stock (other than directors' qualifying shares) is owned by Fibria Celulose or another Wholly-owned Subsidiary.

DESCRIPTION OF THE GUARANTEE

        Fibria Celulose fully, unconditionally and irrevocably guarantees the debt securities issued by Fibria Finance, a 100%-owned finance subsidiary of Fibria Celulose, and all obligations due under the related indenture. The following description summarizes the general terms and provisions of the guarantee that is provided by Fibria Celulose in the Fibria Finance Indenture. You should read the more detailed provisions of the Fibria Finance indenture, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of the Fibria Finance indenture.

        Pursuant to the Fibria Finance Indenture, Fibria Celulose has fully, irrevocably and unconditionally agreed, from time to time upon the receipt of notice from the trustee that Fibria Finance has failed to make the required payments under a series of debt securities and the Fibria Finance indenture to make any required payment, whether of principal, interest or any other amounts. The amount to be paid by Fibria Celulose under the guarantee will be an amount equal to the amount of the payment Fibria Finance fails to make.

        The obligations of Fibria Celulose under the guarantee will rank:

  •
  equal in right of payment to all other existing and future senior unsecured debt of Fibria Celulose subject to certain statutory preferences under applicable law, including labor and tax claims;

  •
  senior in right of payment to Fibria Celulose's subordinated debt; and

  •
  effectively subordinated to the debt and other liabilities (including subordinated debt and trade payables) of Fibria Celulose's subsidiaries (other than Fibria Finance) and jointly controlled companies and to secured debt of Fibria Celulose to the extent of the value of the assets securing such secured debt.

PLAN OF DISTRIBUTION

        We will set forth in the applicable prospectus supplement a description of the plan of distribution of the debt securities that may be offered pursuant to this prospectus.

VALIDITY OF SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, White & Case LLP will provide an opinion regarding the validity of the debt securities and guarantees, if applicable, under New York law; Pinheiro Guimarães—Advogados will provide an opinion regarding the authorization of the debt securities and guarantees, if applicable, of Fibria Celulose under Brazilian law; and Walkers will provide an opinion regarding the authorization of the debt securities issued by Fibria Finance under Cayman Islands law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers Auditores Independentes is a member of the Regional Accounting Council (Conselho Regional de Contabilidade—CRC) of the State of São Paulo.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

        Fibria Celulose is incorporated under the laws of Brazil. All of our directors and officers reside outside the United States. Substantially all of our assets are located in Brazil. As a result, it may not be possible (or it may be difficult) for you to effect service of process upon us or these other persons within the United States or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

        We have been advised by Pinheiro Guimarães—Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Our Brazilian counsel has advised that a judgment against us, our directors and officers or certain advisors named herein obtained in the United States would be enforceable in Brazil upon confirmation of that judgment by the Superior Tribunal de Justiça (Superior Court of Justice, or STJ). That confirmation will only occur if the U.S. judgment:

  •
  fulfills all formalities required for its enforceability under the laws of the United States;

  •
  is issued by a court of competent jurisdiction after proper service of process on the parties, which services must comply with Brazilian law if made in Brazil, or after sufficient evidence of the parties' absence has been given, as established pursuant to applicable law;

  •
  is not subject to appeal;

  •
  is for payment of a determined sum of money;

  •
  is authenticated by a Brazilian consulate in the United States and is accompanied by a sworn translation into Portuguese; and

  •
  does not violate Brazilian public policy, good morals or national sovereignty (as set forth in Brazilian law).

        We have also been advised by our Brazilian counsel that original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers and certain advisors named herein (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty).

        In addition, we have been further advised that a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee the payment of the court expenses and the defendant's legal fees , if the plaintiff does not own real property in Brazil that could secure the payment. This bond of guarantee must have a value sufficient to satisfy the payment of court fees and defendant attorney's fees, as determined by the Brazilian judge.

        The confirmation process may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation of any judgment would be obtained or that the confirmation process would be conducted in a timely manner.

Cayman Islands

        Fibria Finance is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Fibria Finance is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. All of Fibria Finance's assets are located outside the United States and all of Fibria Finance's directors and such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Fibria Finance, or such persons, or to enforce against them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

        In the terms and conditions of the securities, Fibria Finance has (1) agreed that the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, The City of New York, will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the securities and, for such purposes, will irrevocably submit to the non-exclusive jurisdiction of such courts and (2) named an agent for service of process in the Borough of Manhattan, The City of New York. See "Description of the Debt Securities."

        There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of the courts of the United States or any state thereof obtained against Fibria Finance or (2) be competent to hear original actions brought in each respective jurisdiction, against the Fibria Finance or such persons predicated upon the securities laws of the United States or any state thereof. A final and conclusive judgment in federal or state courts of the United States (assuming such courts have jurisdiction over the defendant according to Cayman Islands conflict of law rules and such final and conclusive judgment was neither obtained in a manner that was contrary to natural justice or public policy of the Cayman Islands) under which a liquidated sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges (or in certain circumstances for in personam non-monetary relief), may be subject to enforcement proceedings (subject to such enforcement not being contrary to natural justice or public policy of the Cayman Islands) by way of an action commenced on the judgment debt in the courts of the Cayman Islands.

U.S.$700,000,000

Fibria Overseas Finance Ltd.
(incorporated with limited liability in the Cayman Islands)

5.500% Notes due 2027

fully, unconditionally and irrevocably guaranteed by

Fibria Celulose S.A.
(incorporated in the Federative Republic of Brazil)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BNP PARIBAS	BofA Merrill Lynch	Citigroup	HSBC	J.P. Morgan

Co-Managers

Mizuho Securities	MUFG	Natixis	Scotiabank

January 11, 2017